     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000
                                                     REGISTRATION NO. 333--35880

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                Amendment No. 1
                                       to

                                    FORM S-1
                           ---------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                      GOLDEN BOOKS PUBLISHING COMPANY, INC.
           (Exact names of registrants as specified in their charters)

          Delaware                                              2731
          DELAWARE                                              2731
(State or other jurisdiction of                     (Primary Standard Industrial
incorporation or organization)                       Classification Code Number)

                                   06-1104930
                                   39-0975399
                                (I.R.S. Employer
                              Identification No.)

                         888 SEVENTH AVENUE, 40TH FLOOR
                            NEW YORK, NEW YORK 10106
                                 (212) 547-6700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           ---------------------------

                                 PHILIP GALANES
                          CHIEF ADMINISTRATIVE OFFICER
                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                                (212) - 547-6700
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                           ---------------------------


                        SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAMES OF SUBSIDIARY GUARANTORS                            PRIMARY STANDARD INDUSTRIAL
 AS SPECIFIED IN THEIR CHARTERS       STATE OF INCORPORATION    CLASSIFICATION CODE NUMBER     I.R.S. EMPLOYER IDENTIFICATION NUMBER
 ------------------------------       ----------------------    --------------------------     -------------------------------------
Golden Books Home Video, Inc.            Delaware                     7822                     13-3993979
Shari Lewis Enterprises, Inc.           California                    7812                     95-3772598
SLE Productions, Inc.                   California                    7812                     13-3994176
LRM Acquisition Corp.                    Delaware                     2741                     13-3928922

                          Copies of Communications to:
                            LAWRENCE H. BUDISH, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                          NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE


                                                                                      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE   AMOUNT TO BE       PROPOSED MAXIMUM            AGGREGATE            AMOUNT OF
              REGISTERED                   REGISTERED     OFFERING PRICE PER UNIT      OFFERING PRICE      REGISTRATION FEE
---------------------------------------   ------------    -----------------------     ----------------     ----------------
Common Stock, par value $.01 per share.     3,477,832            $1.28(1)                $4,451,625           $1,175.23
10.75% Senior Secured Notes due 2004...    $34,011,200             100%                 $34,011,200           $8,978.96

1. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

    THE CO-REGISTRANTS WILL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                        3,477,832 SHARES OF COMMON STOCK
                                       AND
      $34,011,200 PRINCIPAL AMOUNT OF 10.75% SENIOR SECURED NOTES DUE 2004

                          -----------------------------


    The selling security holders identified in this prospectus are offering 3,477,832 shares of common stock of Golden Books Family Entertainment, Inc. and $34,011,200 principal amount of 10.75% Senior Secured Notes due 2004 of its direct wholly-owned subsidiary, Golden Books Publishing Company, Inc. The shares of common stock and the notes are being offered on a continuous basis until the sale of the shares of common stock and notes.

    Golden Books Family Entertainment, Inc. and two of its direct wholly-owned subsidiaries, Golden Books Publishing Company, Inc. and Golden Books Home Video, Inc., emerged from Chapter 11 bankruptcy proceedings on January 27, 2000, and the selling security holders acquired their shares and notes in connection with the consummation of our amended joint plan of reorganization. We have agreed to register the shares and notes issued to those holders who are otherwise unable to sell their shares and/or notes under an exemption from registration under the Securities Act.

    The selling security holders will receive all of the net proceeds from the sale of the shares and notes. These security holders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares or notes. We are not offering any shares of common stock or notes for sale under this prospectus and we will not receive any of the proceeds from the sale of these securities by the selling security holders.

    The selling security holders and participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in which event any profit on the sale of the shares by those selling security holders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

    Golden Books Family Entertainment, Inc. common stock is currently quoted on the OTC Bulletin Board under the symbol "GBKF." On May 4, 2000, the closing "bid" price of the common stock was $1.062 per share.

    The notes issued by Golden Books Publishing Company, Inc.:

    - accrue interest at an annual rate of 10.75% paid every six months on June 30 and December 31, provided that, at the option of the issuer, interest payments due on or prior to December 31, 2002 may be paid in the form of additional notes at an annual rate of 14.25% in lieu of cash;

    - are guaranteed by Golden Books Family Entertainment, Inc. and four other wholly-owned subsidiaries of Golden Books Family Entertainment, Inc.; and

    - are secured by a first priority lien and a second priority lien on all assets and property of Golden Books Publishing, Inc. and each guarantor.

                               ------------------

INVESTING IN THE COMMON STOCK OR NOTES THE INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF COMMON STOCK OR ANY NOTES.

                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   May 5, 2000

                               CERTAIN DEFINITIONS

       As used in this prospectus, the term "Golden Books" refers only to Golden Books Family Entertainment, Inc. and not to any of Golden Books' subsidiaries; the term "Golden Books Publishing" refers only to Golden Books Publishing Company, Inc. and not to any of Golden Books Publishing's subsidiaries; and the terms "we," "our," "ours" and "us" refer to Golden Books and all of its wholly-owned subsidiaries, including Golden Books Publishing.

                               PROSPECTUS SUMMARY

       This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that is important to you. We encourage you to read this prospectus in its entirety.

                               ABOUT GOLDEN BOOKS

       We are the largest publisher of children's books in the North American retail market and we have published our flagship product line, "Little Golden Books," for over 50 years. We have two business segments, which we operate primarily through our principal operating subsidiary, Golden Books Publishing:

       - Consumer Products, which operates as our Children's Publishing division, and

       - Entertainment, which operates as the Golden Books Entertainment Group division.


       Our Children's Publishing division produces:

       -        storybooks;

       -        coloring/activity books;

       -        puzzles;

       -        educational workbooks;

       -        reference books;

       -        novelty books; and

       -        chapter books.

       The products of the Children's Publishing division use both partially and wholly owned characters, including Pat the Bunny, The Poky Little Puppy and Lassie, and characters licensed by us from third parties, including:

       -        Pokemon, from Nintendo;

       -        Scooby-Doo and Powerpuff Girls, from Warner Brothers;

       - Between the Lions, from Sirius Thinking, Ltd. and WGBH Education Foundation;

       -        Barbie, from Mattel;

       -        Little Critters, from Mercer Mayer; and

       -        Tarzan and Toy Story 2, from Disney.

       We also publish under the Road to Reading trademark, a level reading series, education and reference books, which consist of workbooks, flashcards and other reference books.

       We first began publishing our Road to Reading series in 1998 using our existing characters and titles, as well as licensed characters -- Barbie, for example.

       Our Children's Publishing division's products have traditionally been designed primarily for children up to age eight and have been distributed primarily through mass-market channels, which include national discount store chains, including Wal-Mart, K-Mart, Target and Toys "R" Us. We also sell children's products through bookstores, children's educational specialty retailers, toy stores, supermarkets, drugstores and warehouse clubs and special markets, including school book clubs, school book fairs, paperback jobbers, catalogues and educational institutions. In addition, we sell through international channels.

       Our Entertainment division sells our video products, licenses properties from our film library to third parties, both domestically and internationally, for use on television, home video and other media, and licenses properties from our library to third parties for character-based merchandise. Our film library is made up of:

       -        copyrights;

       -        distribution rights;

       -        trademarks and licenses relating to characters;

       -        television programs; and

       -        animated and live action motion pictures.

       Among the film library characters are:

       -        Rudolph the Red-Nosed Reindeer;

       -        Frosty the Snowman;

       -        Santa Claus;

       -        Lassie;

       -        Underdog;

       -        The Lone Ranger;

       -        Tennessee Tuxedo;

       -        Shari Lewis' Lambchop; and

       -        Hush Puppy.

The film library has, among other properties, over 3,000 half-hour individual and multiple episode television programs, including 26 episodes of Felix the Cat and 52 episodes of Abbott and Costello.

       We are continuing to pursue a strategy that we began in 1998. We are changing our mix of products to emphasize our most profitable products, while phasing out unprofitable products. Our strategy has enabled us to pursue the broader strategy of building a leading family entertainment company that creates, publishes and licenses children's books and family related entertainment products. We intend to build on our position as a leader in the children's publishing market, using the strength of our brand to provide family-oriented content through many media. While we are confident that our strategy will be successful, we cannot assure you that it will be.

       Our corporate offices, publishing and principal sales offices are located at 888 Seventh Avenue, New York, New York 10106 and our telephone number is
(212) 547-6700. Our principal administrative offices are located in Sturtevant, Wisconsin and our principal warehousing and distribution facilities are located in Crawfordsville, Indiana.

                    THE AMENDED JOINT PLAN OF REORGANIZATION

       In February 1999, we reached an agreement with our major creditors under which our then existing long-term debt would be significantly reduced and our existing trade obligations would be paid in full. Under that agreement, Golden Books, Golden Books Publishing and Golden Books Home Video, Inc. filed a petition for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on February 26, 1999. Under an order dated September 24, 1999, the Bankruptcy Court confirmed our amended joint plan of reorganization. Significant components of the amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999. On January 27, 2000, we completed the amended joint plan of reorganization and emerged from bankruptcy.

       The following is a summary of the amended joint plan of reorganization:

       - The senior notes of $150.0 million existing prior to our bankruptcy were converted into:

                (1) new senior secured notes in the principal amount of $87.0 million due 2004, with interest at the rate of 10.75%, if paid in cash, or, at our option for the first two years, 14.25% payable in additional senior secured notes, and

                (2)      4,250,000 shares of Golden Books' new common stock.

                The senior secured notes are secured by the collateral which had already been granted to the holders of the senior notes existing prior to bankruptcy and additional collateral.

       - The Trust Originated Preferred Securities indebtedness of $109.8 million was converted into 5,000,000 shares of Golden Books' new common stock.

       - The Golden Press Holdings, L.L.C. loan facility in the amount of $10.0 million was converted into 500,000 shares of Golden Books' new common stock.

       - The old employment agreement with Richard E. Snyder, Golden Books' Chairman of the Board and Chief Executive Officer before and after the reorganization, was terminated and Mr. Snyder received for his executing a new employment agreement and surrendering claims and rights under his old employment agreement, 250,000 shares of Golden Books' new common stock in the form of restricted stock, among other things.

       - Shares of preferred and common stock of Golden Books existing prior to our bankruptcy proceeding and outstanding at January 27, 2000 were cancelled. Holders of those preferred and common stock received warrants to purchase 525,000 shares of the Golden Books' new common stock at an exercise price of $23.03 per share, allocated two-thirds to the preferred and one-third to the common shareholders.

       Upon the completion of our amended joint plan of reorganization, we entered into a revolving credit and term loan agreement consisting of a $50.0 million revolving credit facility and a $10.0 million term loan facility. We used part of the proceeds from the revolving credit and term loan agreement to repay all of the outstanding amounts under a debtor-in-possession loan. The remaining proceeds are available for our working capital and general corporate purposes.

       We are in the process of paying all our pre-petition trade creditors with undisputed claims the amounts due to them with accrued interest at 4.25%. We also are working to resolve all disputed claims of pre-petition trade creditors in the Bankruptcy Court.

       As significant components of the amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999 and in accordance with the Statement of Position 90-7, "Financial Reporting by

Entities in Reorganization under the Bankruptcy Law" ("SOP 90-7"), we have applied reorganization and fresh-start accounting adjustments to our consolidated balance sheet as of December 25, 1999. Under fresh-start accounting, a new reporting entity is considered to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values at the date fresh-start accounting is applied. To avoid confusion, we may refer in this prospectus to Golden Books and its subsidiaries after applying the fresh-start accounting as the Successor Company and we may refer to Golden Books and its subsidiaries prior to applying the fresh-start accounting as the Predecessor Company.

                             -----------------------

                             SUMMARY OF THE OFFERING

       The selling security holders are offering to sell up to $34,011,200 principal amount of the notes and 3,477,832 shares of common stock. We will not receive any proceeds from the sale of the notes or the common stock. You should read the discussions under the headings "Description of the Notes" and "Description of the Capital Stock" for further information regarding the notes and the common stock.

Summary of the Notes

Securities offered .......................................    10.75% Senior Secured Notes due 2004

Issuer ...................................................    Golden Books Publishing

Maturity Date.............................................    December 31, 2004

Interest Rate and Payment Dates...........................    Annual rate: 10.75%.
                                                              Payment frequency: every six months on
                                                              June 30 and December 31.
                                                              Interest payments in lieu of cash: at the
                                                              option of Golden Books Publishing,
                                                              semiannual interest payments due on or prior
                                                              to December 31, 2002 may be paid in the
                                                              form of additional notes at the annual rate of
                                                              14.25%.

Guarantees................................................    Payment on each note is guaranteed on a
                                                              senior secured basis, jointly and severally, by
                                                              Golden Books and certain subsidiaries of
                                                              Golden Books.

Ranking...................................................    The notes and the guarantees constitute
                                                              senior debts. They rank equally with
                                                              all of Golden Books Publishing's
                                                              and each guarantor's current and future
                                                              indebtedness.

Collateral................................................    The notes are secured by a first priority lien
                                                              or a second priority lien on all assets and
                                                              property owned by Golden Books Publishing and
                                                              each guarantor.

Optional Redemption.......................................    Golden Books Publishing may redeem some
                                                              or all of the notes at any time at the
                                                              redemption prices listed in the section
                                                              "Description of the Notes" under the heading
                                                              "Redemption."

Mandatory Redemption......................................    Golden Books Publishing must redeem the
                                                              notes, in part in a principal amount equal to
                                                              $8,333,000, on each of June 30, 2003,
                                                              December 31, 2003 and June 30, 2004, at a
                                                              redemption price equal to 100% of the
                                                              principal amount plus accrued interest.

Mandatory Offer to Repurchase.............................    If Golden Books Publishing sells certain
                                                              assets or experiences specific kinds of
                                                              changes of control, Golden Books Publishing
                                                              must offer to repurchase the notes, subject to
                                                              certain limitations in the case of assets sales,
                                                              at the price listed in the section "Description
                                                              of the Notes."

Basic Covenants of the Indenture..........................    Golden Books Publishing issued the notes
                                                              under an indenture with HSBC Bank USA.
                                                              The indenture, among other things, requires
                                                              Golden Books to comply with certain
                                                              financial covenants, restricts Golden Books
                                                              Publishing's ability and the ability of Golden
                                                              Books and Golden Books Publishing's and
                                                              Golden Books' subsidiaries to:

                                                              -  borrow money;
                                                              -  pay dividends on stock or purchase stock;
                                                              -  sell assets or merge with or into other
                                                                 companies; -
                                                              -  make investments;
                                                              -  transact business with affiliates;
                                                              -  sell stock in subsidiaries;
                                                              -  engage in any new line of business; and
                                                              -  use assets as security in other transactions.

                                                              For more details, see the "Description of the
                                                              Notes" section under the heading "Certain
                                                              Covenants."

The Common Stock

       Golden Books is authorized to issue a total of 30,000,000 shares of common stock, par value $.01 per share. As of May 4, 2000, there were 10,233,889 shares of Golden Books common stock outstanding.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         We are providing the following information to aid in your analysis of the financial aspects of our company. We derived the financial information presented below from the audited consolidated financial statements of the Predecessor Company, except for the December 25, 1999 consolidated balance sheet information which represents the Successor Company. This information is only a summary and should be read in conjunction with the Selected Financial Data, our Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. In 1996, we changed our fiscal year end so as to end on the last Saturday of December in each year. As a result, the fiscal 1996 results from operations are not necessarily comparable to other periods as presented.

                                                                                      PREDECESSOR COMPANY
                                                      ------------------------------------------------------------------------------
                                                                                                        11 Months
                                                                        Year Ended                        Ended          Year Ended
                                                      ---------------------------------------------     ----------------------------
                                                       Dec. 25,          Dec. 26,          Dec. 27,      Dec. 28,          Feb. 3,
                                                        1999              1998              1997          1996              1996
                                                      ---------         ---------         ---------     ---------         ----------
INCOME STATEMENT DATA:                                                    (In thousands, except per share data)
Revenue
   Net sales ......................................   $ 165,259         $ 193,573         $ 242,481     $ 254,046         $ 369,572
   Royalties and other income .....................         512               653             1,080           959             1,722
                                                      ---------         ---------         ---------     ---------         ----------
      Total revenue ...............................     165,771           194,226           243,561       255,005           371,294
                                                      ---------         ---------         ---------     ---------         ----------
Costs and expenses:
   Cost of sales ..................................     111,421           181,141           176,238       231,792           281,392
   Selling, general and administrative ............      79,041            98,293           111,307       142,721           129,020
   Restructuring, (gains) losses on sales of
       assets, write-off of assets and gain on
       streamlining plan ..........................      (7,300)           17,071           (10,786)       65,741             6,701
                                                      ---------         ---------         ---------     ---------         ----------
      Total costs and expenses ....................     183,162           296,505           276,759       440,254           417,113
                                                      ---------         ---------         ---------     ---------         ----------
Loss before reorganization items, fresh-start
     valuation, distributions on Guaranteed
Preferred
     Beneficial Interests in Golden Books' and
     Golden Books Publishing's
     Convertible Debentures, interest expense,
     net, (benefit)
     provision for income taxes and extraordinary
     item .........................................     (17,391)         (102,279)          (33,198)     (185,249)          (45,819)
Reorganization items ..............................     (21,329)               --                --            --                --
Fresh-start valuation .............................      77,007                --                --            --                --
Distributions on Guaranteed Preferred Beneficial
     Interests in Golden Books' and Golden Books
     Publishing's Convertible Debentures
     (Contractual distributions of  $9,667 for the
     year ended December 25, 1999) ................       1,628            10,282            10,282         3,597                --
Interest expense, net of interest income
     (Contractual interest expense of
     $14,646 for the year ended December
     25, 1999) ....................................       3,366            16,704             6,163         6,764             9,896
                                                      ---------         ---------         ---------     ---------         ----------
Income (loss) before (benefit) provision for
     income taxes and extraordinary item ..........      33,293          (129,265)          (49,643)     (195,610)          (55,715)
(Benefit) provision for income taxes ..............        (590)             (666)               37         1,893            11,332
                                                      ---------         ---------         ---------     ---------         ----------
Income (loss) before extraordinary item ...........      33,883          (128,599)          (49,680)     (197,503)        $ (67,047)
Extraordinary item-early extinguishment of debt ...     151,956                --                --            --                --
                                                      ---------         ---------         ---------     ---------         ----------
Net income (loss) .................................   $ 185,839         $(128,599)        $ (49,680)    $(197,503)        $ (67,047)
                                                      =========         =========         =========     =========         ==========
Net income (loss) per basic and diluted common
      share before extraordinary item .............   $    1.15         $   (4.89)        $   (2.18)    $   (8.73)        $   (3.23)
Net income per basic and diluted common share-
      extraordinary item ..........................        5.38                --                --            --                 --
                                                      ---------         ---------         ---------     ---------         ----------
Net income (loss) per basic and diluted common
      share .......................................   $    6.53         $   (4.89)        $   (2.18)    $   (8.73)        $   (3.23)
                                                      =========         =========         =========     =========         ==========
Weighted average basic and diluted common
      shares outstanding ..........................      28,266            27,433            26,357        23,317            21,047
                                                      =========         =========         =========     =========         ==========

                                                                                      PREDECESSOR COMPANY
                                                      ------------------------------------------------------------------------------
                                                                        Year Ended                      11 Months
                                                      ---------------------------------------------       Ended          Year Ended
                                                       Dec. 25,          Dec. 26,          Dec. 27,      Dec. 28,          Feb. 3,
                                                        1999              1998              1997          1996              1996
                                                      ---------         ---------         ---------     ---------         ----------
OTHER OPERATING DATA:
EBITDA (1) ........................................   $  (3,491)        $ (77,479)        $ (10,598)    $(171,249)        $ (29,824)
Cash flow provided by (used in):
      Operating activities ........................   $ (23,177)        $ (64,217)        $ (79,218)    $ (19,420)        $     855
      Investing activities ........................      13,734           (10,612)           (7,519)      (73,564)           (8,753)
      Financing activities ........................         497            32,365             4,556       187,354           (32,251)

Ratio of earnings to combined fixed charges and
  preferred stock dividends (deficiency in the
  coverage of combined fixed charges and preferred
  stock dividends to earnings before combined fixed
  charges and preferred stock dividends) (2) ......        4.81x         (134,756)          (57,492)     (201,746)          (56,563)

         The consolidated balance sheet information at December 25, 1999 reflects our amended joint plan of reorganization and the application of the principles of fresh-start accounting. Accordingly, the financial information at December 25, 1999 is not comparable to our historical financial information prior to December 25, 1999.


                                                Successor   |                   Predecessor Company
                                                 Company    |     ---------------------------------------------------------------
                                                 Dec. 25,   |      Dec. 26,          Dec. 27,          Dec. 28,          Feb. 3,
                                                  1999      |       1998              1997              1996              1996
                                                ---------   |     ---------         ---------         ---------         ---------
                                                            |
BALANCE SHEET DATA (at period end):                         |
Working capital (deficiency) ...............    $  (4,641)  |     $(267,997)        $  95,780         $ 168,210         $ 165,309
Total assets ...............................      289,998   |       254,951           323,164           367,235           321,965
Long-term debt (including amount shown as                   |
      current for Predecessor Company) .....       93,750   |       150,000           149,897           149,862           149,845
Guaranteed preferred beneficial interests in                |
      Golden Books' and Golden Books                        |
      Publishing's Convertible Debentures ..           --   |       115,000           110,707           110,488                --
Convertible Preferred Stock - Series A .....           --   |            --                --                --             9,985
Common stockholders' equity (deficit) ......       49,750   |      (189,081)          (61,309)          (19,637)           74,368


-----------------------

(1) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization, transition costs, reorganization items, fresh-start valuation and extraordinary item. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, we believe that the industry accepts EBITDA as a generally recognized measure of performance and that analysts who report publicly use EBITDA as a measure of performance. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income (loss), net income (loss), net cash provided by (used in) operating activities or any other measure for determining the operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. EBITDA, as we calculate it, may not be comparable to calculations of similarly titled measures presented by other companies.

(2) For purposes of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income before extraordinary item, interest expense, the portion of rnts representative of an interest factor and distributions on guaranteed preferred beneficial interests in Golden Books' and Golden Books Publishing's Convertible Debentures. Combined fixed charges and preferred stock dividends consist of interest expense, the portion of rents representative of an interest factor, distributions on guaranteed preferred beneficial interests in Golden Books' and Golden Books Publishing's Convertible Debentures and preferred stock dividend requirements of Golden Books and its subsidiaries. For the period in which earnings were insufficient to cover combined fixed charges and preferred stock dividends, the dollar amount of the coverage deficiency, instead of the ratio, is disclosed.

                           FORWARD-LOOKING STATEMENTS

         This document includes forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We intend for the words "believes," "anticipates," "expects," "intends," "interested in," "plans," "continues," "projects" and similar expressions to identify forward-looking statements. The forward-looking statements contained in this prospectus are generally discussed under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon our management's reasonable estimates of future results or trends. Consequently, actual results could differ materially from these forward-looking statements. The factors that may affect our expectations of our operations include, among others, the following:

         -        our success at maintaining lower operating costs;

         - our success in returning to profitability and generating sufficient cash flow to meet our operational and financing requirements including servicing our reduced indebtedness;

         -        loss of key licenses;

         -        adverse changes in relationships with key customers;

         -        demographics and general economic and business conditions;

         -        the degree of acceptance of new product introduction;

         - changes in consumer preferences, such as the growth of computer-based products and consumer spending habits, competition from existing and potential competitors; pricing pressures, costs of labor and other costs and expenses; and

         -        level of product returns.

                                  RISK FACTORS

         You should consider carefully the following risks in addition to the other information in this prospectus before making an investment in the common stock and the notes offered by the selling security holders.

Our leverage limits our flexibility and increases our risk of default.

         Our high degree of leverage could have important consequences to you, such as:

         - making it more difficult for us to satisfy our obligations with respect to our debt;

         - limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete and increasing our vulnerability to general adverse economic and industry conditions;

         - limiting our ability to obtain in the future additional financing we may need to fund future working capital, capital expenditures, product development, acquisitions or other corporate requirements;

         - requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of and interest on our debts. This will reduce the availability of cash flow to fund working capital, capital expenditures, product development, acquisitions or other corporate requirements; and

         - placing us at a competitive disadvantage compared to competitors who are less leveraged and have greater financial and other resources.

         In addition, the financing documents to which we are a party contain financial and other restrictive covenants. Our failure to comply with these covenants may result in an event of default. If we do not cure or have waived the event of default, we may suffer adverse effects on our operations, business or financial conditions.

         As of March 25, 2000 we had total indebtedness of $106.6 million, of which $16.8 million consisted of indebtedness under our revolving credit and term loan agreement and $89.9 million consisted of our notes, and stockholders' equity of approximately $45.5 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity."

         Our ability to meet our debt obligations and to reduce our indebtedness, including the notes and our revolving credit and term loan agreement, will depend on our future performance. Our performance, to a certain extent, is subject to general economic conditions and financial, business and other factors that are beyond our control. Based upon the current level of operations and related assets currently owned by us and the reduction in our indebtedness as a result of the consummation of the amended joint plan of reorganization, we believe that our current cash reserves and cash flow from operations will be adequate to meet our anticipated requirements for working capital, cash interest payments, scheduled principal payments and general corporate or other purposes through fiscal year 2000. We cannot assure you, however, that we will continue to generate cash flow from operations at or above current levels, that we will be able to meet our cash interest payments on all of our debt or that the related assets currently owned by us can be sustained in the future.

         If we are unable to generate cash flow from operations in the future to service the notes, the revolving credit and term loan agreement or other future debt, we may try to refinance all or a portion of our debt. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future borrowings will be available to pay or refinance our debt. Our ability to refinance all or a portion of our debt or to obtain additional financing will be substantially limited under the terms of the notes indenture and the revolving credit and term loan agreement.

We cannot assure you that we will not continue to experience net losses or that our net losses will not increase.

         We had net losses before fresh-start valuation and extraordinary item of approximately $43.1 million in fiscal year 1999, $128.6 million in fiscal year 1998 and $49.7 million in fiscal year 1997. Our management is continuing to pursue a strategy that it began in 1998. We are changing our mix of products to emphasize our most profitable products, while phasing out unprofitable products. Our strategy has enabled our company to pursue the broader strategy of building a leading family entertainment company that creates, publishes and licenses children's entertainment products. We intend to build on our position as a leader in the children's publishing market, using the strength of our brand to provide family-oriented content through many media. Our return to profitability is dependent in part on the successful implementation of management's strategy. We cannot assure you that our strategy will be successful, that we will not continue to experience net losses or that our net losses will not increase.

Our recent bankruptcy has had a negative impact on our business in the past and may negatively affect our ability to obtain new business in the future.

         We emerged from bankruptcy on January 27, 2000, the effective date of our amended joint plan of reorganization. Our experience in and recent emergence from bankruptcy may adversely affect our ability to negotiate favorable terms with manufacturers and other vendors. Our experience in bankruptcy may also adversely affect our ability to obtain new purchase orders from current and prospective customers. The failure to obtain favorable terms from suppliers or new business from current or prospective customers may have adverse effects on our operations, business or financial conditions.

Our business may be significantly affected by the loss of our key personnel.

         We believe that our future success will depend on the abilities and continued service of our executive officers and other key employees. In particular, this means Richard E. Snyder, who serves as Chairman of the Board and Chief Executive Officer of Golden Books, Philip Galanes, who serves as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Golden Books, Colin Finkelstein, who serves as Executive Vice President and Chief Financial Officer of Golden Books, and Richard Collins, who serves as Executive Vice President and Chief Operating Officer of Golden Books. We may be unable to retain the services of our executive officers and other key employees. We believe the loss of any executive officers or employees may have a material adverse effect on our business. See "Executive Compensation --Employment Agreements and Change of Control Arrangements."

Our business may be significantly affected by the loss of any of our key customers and licensors.

         The loss of the sales to any of our largest customers would cause a substantial decrease in business and would adversely affect our business. Additionally, we believe that the variety and popularity of characters (whether licensed or owned) are among the most important factors that differentiate our products from those of our competitors. The loss of any principal license can adversely affect our business. In addition, our loss of a significant license will impair our distribution capabilities which, in turn, may adversely affect our ability to obtain new licenses and to renew existing licenses on favorable terms, if at all.

         Our current amended license agreement with Buena Vista Books, Inc. d/b/a Disney Licensed Publishing ("Disney") will not be renewed and will expire on December 31, 2000. Under the terms of that agreement, commencing on the expiration date, we will have a 13 month period, expiring January 31, 2002, in which we can continue to sell Disney licensed products manufactured by us. In fiscal year 1999, the sales of Disney licensed product accounted for slightly less than 20% of our net sales. We do not believe that the expiration of the amended license agreement with Disney will have a negative impact in fiscal year 2000. However, we cannot assure you that there will not be any long term negative impact on our business due to the expiration of this agreement. See "Business -- Consumer Products."

         Our relationships with a number of our significant customers and licensors have been contentious from time to time because of disputes, in the case of our customers, relating to prior pricing, return and merchandising policies and, in the case of our licensors, alleged non-compliance by us with certain license terms. While our management has taken steps to repair these relationships, we cannot assure you that these relationships, or other relationships with customers and/or licensors, will not again become contentious in the future, which may adversely affect our business.

We operate in a highly competitive industry which may adversely affect our operations.

         We operate in the children's publishing market which is highly competitive. We believe competition is based primarily on price, quality, distribution, marketing and licenses. In mass market sales, we face competition primarily from smaller competitors. In the trade and specialty trade categories, our principal competitors are large publishing companies. We also compete for a share of consumer spending on children's entertainment and education products against companies that market a broad range of products utilizing a broad range of technologies that are unrelated to those marketed by us.

         The market for licenses also is highly competitive and we compete against many other licensees for significant licenses. We believe that in recent years, licensors have fragmented licenses, which has reduced the cost of purchasing a license. As a result, smaller bidders have been able to enter the market for licenses, which has resulted in increased competition in this market. Many of our significant competitors have financial resources and, in selected markets, experience substantially greater than us.

We are subject to consumer taste.

         We believe the value of the materials in our library, both to us as a licensor and as an end user, is subject to consumer taste. We cannot assure you that these properties will be attractive to third-party licensees or that they will be suitable for inclusion in our products. If properties that are being exploited cease to be attractive to third-party licensees, our licensing revenue from these licenses will decrease.

Intellectual property claims against us can be costly and result in the loss of significant rights.

         Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of these intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future media or in perpetuity and may not include the right to create derivative works, such as merchandising and character rights, remakes or sequels. We cannot assure you that we will prevail in any of these claim. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these properties may adversely affect our ability to generate revenue from or use of these properties.

We can not assure you that an active market will develop for the common stock or the notes.

         The common stock and notes have recently been issued and we cannot assure you that an active market will develop, or, if such a market develops, that this market will be liquid.

         The common stock is currently quoted on the OTC Bulletin Board. While there are currently nine market makers in Golden Books common stock, none of these market makers are obligated to continue to make a market in Golden Books common stock. In this event, the liquidity of Golden Books common stock could be adversely impacted and a stockholder could have difficulty obtaining accurate stock quotes.

         The notes are not currently listed on any national securities exchange. Accordingly, we cannot assure you that a holder of the notes will be able to sell these notes in the future or as to the price at which this sale may occur. The liquidity of the market for the notes and the prices at which these notes trade will depend upon the amount outstanding, the number of holders of the notes, the interest of securities dealers in maintaining a market in these notes and other factors beyond our control.

         The liquidity of, and trading market for, the notes also may be adversely affected by general declines in the market for high yield securities. These declines may adversely affect the liquidity and trading markets for the notes.

We have not paid dividends on the Golden Books common stock.

         Golden Books has never paid a cash dividend on its common stock and the terms of the notes indenture and the revolving credit and term loan agreement restrict the ability of Golden Books to pay dividends on its common stock.

We may not be able to finance a change of control offer.

         Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all of the outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of these notes.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock or the notes by the selling security holders under this prospectus.


                    PRICE RANGE OF GOLDEN BOOKS COMMON STOCK

         The Golden Books common stock issued under the amended joint plan of reorganization is currently quoted on the OTC Bulletin Board under the symbol "GBKF." The Golden Books common stock existing prior to the reorganization was formerly quoted on the NASDAQ National Market System under the symbol "GBFE;" however, effective February 17, 1999, Golden Books common stock was delisted from quotation on the NASDAQ National Market System for failure to satisfy NASDAQ's listing and maintenance standards. Additionally, on January 27, 2000, all shares of Golden Books common stock existing prior to the reorganization were cancelled and new shares of Golden Books common stock were issued under the amended joint plan of reorganization. As of May 4, 2000, Golden Books had 10,233,889 shares of common stock outstanding and had approximately 850 stockholders of record.

         The following table sets forth certain information as to the high and low bid quotations, by quarters, quoted on the NASDAQ National Market System for the fiscal years ended December 26, 1998 and December 25, 1999 (through February 16, 1999) and on the OTC Bulletin Board for the remainder of the fiscal year ended December 25, 1999 and through May 4, 2000. Information with respect to over-the-counter bid quotations represents prices between dealers, does not include retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Also, quotations on the OTC Bulletin Board are sporadic and currently there is no active market for Golden Books' common stock.

         FISCAL YEAR ENDED DECEMBER 30, 2000 (Successor Company)

                                                         HIGH            LOW
                                                         ----            ---
First Quarter..........................................  2 7/8           1
Second Quarter (through May 4, 2000)...................  1 3/4           1 1/16

         FISCAL YEAR ENDED DECEMBER 25, 1999  (Predecessor Company)

                                                         HIGH            LOW
                                                         ----            ---
First Quarter..........................................  3 5/16          9/32
Second Quarter.........................................    5/8           7/32
Third Quarter..........................................    1/2          11/64
Fourth Quarter.........................................    1/4           3/32

         FISCAL YEAR ENDED DECEMBER 26, 1998   (Predecessor Company)

                                                         HIGH            LOW
                                                         ----            ---
First Quarter..........................................  11 13/16         10 5/16
Second Quarter.........................................  11 3/4            3 3/4
Third Quarter..........................................   6 1/8              5/16
Fourth Quarter.........................................     7/8              1/8

                                 DIVIDEND POLICY

         We currently intend to retain all of our earnings, if any, to satisfy existing commitments, to service debt, for working capital and to fund capital expenditures and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of the notes indenture and the revolving credit and term loan agreement prohibit us from paying dividends on our capital stock.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 25, 1999 which reflects the consummation of our amended joint plan of reorganization and the application of the principles of fresh-start accounting. You should read this table in conjunction with our Consolidated Financial Statements and related notes and the other financial information included elsewhere in this prospectus (in thousands, except share amounts).

Cash and cash equivalents ................................        $   6,544
                                                                  =========
Debt:
   Revolving credit and term loan agreement ..............           22,134
   Senior secured notes ..................................           87,000
                                                                  ---------

      Total debt .........................................          109,134
Stockholders' equity:
   Common stock, $0.01 par value; 30,000,000 shares
      authorized; 10,233,889 shares issued and outstanding              102
Additional paid-in capital ...............................           50,131
                                                                  ---------
                                                                     50,233
Less: Unearned compensation on restricted stock ..........             (483)
                                                                  ---------
        Total stockholders' equity .......................           49,750
                                                                  ---------
          Total capitalization ...........................        $ 158,884
                                                                  =========

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         We are providing the following information to aid in your analysis of the financial aspects of our company. We derived the financial information presented below from the audited consolidated financial statements of the Predecessor Company, except for the December 25, 1999 consolidated balance sheet information which represents the Successor Company. This information should be read in conjunction with our Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. In 1996, we changed our fiscal year end so as to end on the last Saturday of December in each year. As a result, the fiscal 1996 results from operations are not necessarily comparable to other periods as presented.

                                                                                 PREDECESSOR COMPANY
                                                    -------------------------------------------------------------------------------

                                                                     Year Ended                         11 Months
                                                    --------------------------------------------          Ended          Year Ended
                                                     Dec. 25,          Dec. 26,         Dec. 27,         Dec. 28,         Feb. 3,
                                                       1999              1998             1997             1996             1996
                                                    ---------         ---------        ---------        ---------        ----------
INCOME STATEMENT DATA:                                                   (In thousands, except per share data)
Revenue
   Net sales .....................................  $ 165,259         $ 193,573        $ 242,481        $ 254,046        $ 369,572
   Royalties and other income ....................        512               653            1,080              959            1,722
                                                    ---------         ---------        ---------        ---------        ----------
      Total revenue ..............................    165,771           194,226          243,561          255,005          371,294
                                                    ---------         ---------        ---------        ---------        ----------
Costs and expenses:
   Cost of sales .................................    111,421           181,141          176,238          231,792          281,392
   Selling, general and administrative ...........     79,041            98,293          111,307          142,721          129,020
   Restructuring, (gains) losses on sales of
       assets, write-off of assets and gain on
       streamlining plan .........................     (7,300)           17,071          (10,786)          65,741            6,701
                                                    ---------         ---------        ---------        ---------        ----------
      Total costs and expenses ...................    183,162           296,505          276,759          440,254          417,113
                                                    ---------         ---------        ---------        ---------        ----------
Loss before reorganization items, fresh-start
     valuation, distributions on Guaranteed
Preferred Beneficial Interests in Golden Books'
     and Golden Books Publishing's Convertible
     Debentures, interest expense, net, (benefit)
     provision for income taxes and extraordinary
     item ........................................    (17,391)         (102,279)         (33,198)        (185,249)         (45,819)
Reorganization items .............................    (21,329)               --               --               --               --
Fresh-start valuation ............................     77,007                --               --               --               --
Distributions on Guaranteed Preferred Beneficial
     Interests in Golden Books' and Golden Books
     Publishing's Convertible Debentures
     (Contractual distributions of  $9,667 for the
     year ended December 25, 1999) ...............      1,628            10,282           10,282            3,597               --
Interest expense, net of interest income
     (Contractual interest expense of
     $14,646 for the year ended December
     25, 1999) ...................................      3,366            16,704            6,163            6,764            9,896
                                                    ---------         ---------        ---------        ---------        ----------
Income (loss) before (benefit) provision for
     income taxes and extraordinary item .........     33,293          (129,265)         (49,643)        (195,610)         (55,715)
(Benefit) provision for income taxes .............       (590)             (666)              37            1,893           11,332
                                                    ---------         ---------        ---------        ---------        ----------
Income (loss) before extraordinary item ..........     33,883          (128,599)         (49,680)        (197,503)       $ (67,047)
Extraordinary item-early extinguishment of debt ..    151,956                --               --               --               --
                                                    ---------         ---------        ---------        ---------        ----------
Net income (loss) ................................  $ 185,839         $(128,599)       $ (49,680)       $(197,503)       $ (67,047)
                                                    =========         =========        =========        =========        =========
Net income (loss) per basic and diluted common
      share before extraordinary item ............  $    1.15         $   (4.89)       $   (2.18)       $   (8.73)       $   (3.23)
Net income per basic and diluted common share-
      extraordinary item .........................       5.38                --               --               --                --
                                                    ---------         ---------        ---------        ---------        ----------
Net income (loss) per basic and diluted common
      share ......................................  $    6.53         $   (4.89)       $   (2.18)       $   (8.73)       $    (3.23)
                                                    =========         =========        =========        =========        ==========
Weighted average basic and diluted common
      shares outstanding .........................     28,266            27,433           26,357           23,317            21,047
                                                    =========         =========        =========        =========        ==========

                                                                                 PREDECESSOR COMPANY
                                                    -------------------------------------------------------------------------------

                                                                     Year Ended                         11 Months
                                                    --------------------------------------------          Ended          Year Ended
                                                     Dec. 25,          Dec. 26,         Dec. 27,         Dec. 28,         Feb. 3,
                                                       1999              1998             1997             1996             1996
                                                    ---------         ---------        ---------        ---------        ----------
OTHER OPERATING DATA:
EBITDA (1) .......................................  $  (3,491)        $ (77,479)       $ (10,598)       $(171,249)       $ (29,824)
Cash flow provided by (used in):
      Operating activities .......................  $ (23,177)        $ (64,217)       $ (79,218)       $ (19,420)       $     855
      Investing activities .......................     13,734           (10,612)          (7,519)         (73,564)          (8,753)
      Financing activities .......................        497            32,365            4,556          187,354          (32,251)
Ratio of earnings to combined fixed charges and
      preferred stock dividends (deficiency in
      the coverage of combined fixed charges and
      preferred stock dividends to earnings before
      combined fixed charges and preferred stock
      dividends) (2) .............................       4.81x          (134,756)         (57,492)        (201,746)        (56,563)

         The consolidated balance sheet information at December 25, 1999 reflects our amended joint plan of reorganization and the application of the principles of fresh-start accounting. Accordingly, the financial information at December 25, 1999 is not comparable to our historical financial information prior to December 25, 1999.


                                                 Successor    |                          Predecessor Company
                                                  Company     |    ---------------------------------------------------------------
                                                  Dec. 25,    |     Dec. 26,          Dec. 27,          Dec. 28,          Feb. 3,
                                                   1999       |      1998              1997              1996              1996
                                                 ---------    |    ---------         ---------         ---------         ---------
                                                              |
BALANCE SHEET DATA (at period end):                           |
Working capital (deficiency) ...............     $  (4,641)   |    $(267,997)        $  95,780         $ 168,210         $ 165,309
Total assets ...............................       289,998    |      254,951           323,164           367,235           321,965
Long-term debt (including amount shown as                     |
      current for Predecessor Company) .....        93,750    |      150,000           149,897           149,862           149,845
Guaranteed preferred beneficial interests in                  |
      Golden Books' and Golden Books                          |
      Publishing's Convertible Debentures ..            --    |      115,000           110,707           110,488                --
Convertible Preferred Stock - Series A .....            --    |           --                --                --             9,985
Common stockholders' equity (deficit) ......        49,750    |     (189,081)          (61,309)          (19,637)           74,368

-----------------------

(1) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization, transition costs, reorganization items, fresh-start valuation and extraordinary item. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, we believe that the industry accepts EBITDA as a generally recognized measure of performance and that analysts who report publicly use EBITDA as a measure of performance. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income (loss), net income (loss), net cash provided by (used in) operating activities or any other measure for determining the operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. EBITDA, as we calculate it, may not be comparable to calculations of similarly titled measures presented by other companies.

(2) For purposes of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income before extraordinary item, interest expense, the portion of rents representative of an interest factor and distributions on guaranteed preferred beneficial interests in Golden Books' and Golden Books Publishing's Convertible Debentures. Combined fixed charges and preferred stock dividends consist of interest expense, the portion of rents representative of an interest factor, distributions on guaranteed preferred beneficial interests in Golden Books' and Golden Books Publishing's Convertible Debentures and preferred stock dividend requirements of Golden Books and its subsidiaries. For the period in which earnings were insufficient to cover combined fixed charges and preferred stock dividends, the dollar amount of the coverage deficiency, instead of the ratio, is disclosed.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion should be read in conjunction with our Consolidated Financial Statements and related notes thereto which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. See "Prospectus Summary." Our actual results could differ materially from those discussed in the forward-looking statements.


OVERVIEW

         On January 27, 2000, we formally emerged from proceedings under Chapter 11 of the Bankruptcy Code. Our future success depends on our ability to maintain lower operating costs, return to profitability and generate sufficient cash flow to meet our operational and financing requirements including servicing our indebtedness and revolving credit and term loan agreement. Other factors that may cause actual results of operations and future financial condition to differ from those expressed or implied in any forward-looking statements contained in this prospectus include loss of key licenses, adverse changes in relationships with key customers, the degree of acceptance of new product introductions, the level of product returns, changes in consumer preferences, such as the growth of computer-based products, and consumer spending habits, competition from existing and potential competitors, pricing pressures, costs of labor and other costs and expenses, demographics and general economic conditions. We caution that the foregoing list of important factors is not exclusive.

         Our financial results in Fiscal 1999 were impacted as a result of our filing for reorganization under Chapter 11 of the Bankruptcy Code on February 26, 1999, from which we did not formally emerge until January 27, 2000. Because significant components of the amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999, under guidance provided by SOP 90-7, we adopted fresh-start accounting as of December 25, 1999.

         Under fresh-start accounting, a new reporting entity is considered to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values at the effective date. Our company before and our company after adopting fresh-start accounting are different reporting entities and these consolidated balance sheets have not been prepared on the same basis.

         We currently have two business segments, which we operate primarily through our principal operating subsidiary, Golden Books Publishing:

         - Consumer Products, which includes our Children's Publishing division and, until its sale in April 1999, the Adult Publishing division, and

         - Entertainment, which operates as the Golden Books Entertainment Group ("GBEG") division.

We previously maintained a third business segment, Commercial Products, until the sale of our manufacturing facility in November 1999, which provided printing, graphic, creative and distribution services to third parties. For certain financial information with respect to our business segments see Note 19 to our Consolidated Financial Statements contained in this prospectus.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 25, 1999 COMPARED TO FISCAL YEAR ENDED DECEMBER 26, 1998

Revenues

         Total revenues for Fiscal 1999 decreased $28.4 million (14.6%) to $165.8 million compared to $194.2 million for Fiscal 1998. Revenues decreased in the Consumer Products, Entertainment and Commercial Products segments due to the factors described below. We believe that the revenue decline is partially attributable to the after effects of the February 26, 1999 Bankruptcy filing.

         Consumer Product revenues decreased $14.8 million (9.8%) to $135.9 million for Fiscal 1999 compared to $150.7 million for Fiscal 1998. Children's Publishing revenues decreased $9.9 million to $132.6 million for Fiscal 1999 compared to $142.5 million for Fiscal 1998. The decline in Children's Publishing revenue is mainly attributable to our strategic focus on changing the product mix towards more profitable products. Additionally, we experienced decreases in sales related to key license products, reduced purchases by certain mass retailers (including Wal-Mart), an overall decrease in the bookclub business and reduced international sales. These decreases were partially offset by increased revenues generated from product initially introduced in September 1999 associated with the Pokemon license, a price increase on certain product lines in January 1999 and the launch of a new novelty product line in 1999. Revenues from the Adult Publishing division decreased $4.9 million to $3.3 million for Fiscal 1999 compared to $8.2 million for Fiscal 1998. We sold the Adult Publishing division in April 1999. Accordingly, Fiscal 1999 does not include any revenue generated from the Adult Publishing division after the sale.

         Entertainment revenues decreased $4.3 million (14.8%) to $24.7 million for Fiscal 1999 compared to $29.0 million for Fiscal 1998. The decrease is primarily attributable to fewer new home video releases in 1999 as compared to 1998, which saw greater revenue generated from the sale of new "Madeline" videos. The decrease is partially offset by an increase in television revenue relating to a multi-year contract for the US broadcasting rights for Frosty the Snowman and Rudolph the Red Nosed Reindeer.

         Commercial Products revenues decreased $9.3 million (64%) to $5.2 million for Fiscal 1999 compared to $14.5 million for Fiscal 1998. The Commercial Products division terminated when we sold our manufacturing facility in November 1999.

Gross Profit

         Total gross profit increased $41.2 million (315%) to $54.3 million for Fiscal 1999, from $13.1 million for Fiscal 1998. As a percentage of revenues, total gross profit margin increased to 32.7% for Fiscal 1999 from 6.8% for Fiscal 1998. The increase was attributable to improved gross profit margins in the Consumer Products Segment.

         Consumer Products gross profit increased $41.2 million to $42.4 million for Fiscal 1999, compared to $1.2 million for Fiscal 1998. As a percentage of revenues, Consumer Products gross profit margin increased to 31% for Fiscal 1999 from 1% for Fiscal 1998. The improvement in gross profit margin was primarily attributable to a change in the product mix toward more profitable formats, a price increase in January 1999, our ability to enter into licensing agreements with more favorable terms and reduced manufacturing, distribution and pre-production costs. This improvement was partially offset by unfavorable capacity utilization in the manufacturing facility until its sale in November 1999.

         Entertainment gross profit increased $0.3 million (3%) to $11.9 million for Fiscal 1999 compared to $11.6 million for Fiscal 1998. As a percentage of revenues, the gross profit margin increased to 48% for Fiscal 1999 compared to 40% for Fiscal 1998. The increase is primarily related to decreased expenses related to television licensing.

         Until the sale of the manufacturing facility as noted above, the Commercial Products Segment used our manufacturing facility and third party manufacturers to provide printing, graphic and distribution services to both our company and third parties. Commercial cost of sales approximated revenues.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses decreased $19.3 million to $79.0 million for Fiscal 1999 compared to $98.3 million (including one-time transition costs of $7.8 million) for Fiscal 1998. This decrease is primarily a result of various management initiatives that have streamlined operations and reduced overhead costs.

 (Gains) Losses on Sales of Assets

         Gains on sale of assets of $7.3 million in Fiscal 1999 was comprised of:

         (1) the sale of our Coffeyville Distribution Center for approximately $2.2 million, which resulted in a gain of approximately $1.5 million;

         (2) the sale of our operating facility in Canada for approximately $1.9 million, which resulted in a gain of approximately $1.9 million;

         (3) the sale of our Adult Publishing business for approximately $10.8 million, which resulted in a gain of approximately $1.7 million; and

         (4) the sale of our music publishing business for approximately $2.7 million, which resulted in a gain of $2.2 million.

Losses on sales of assets of $1.8 million in Fiscal 1998 resulted from a loss associated with the sale of the Fayetteville facility.

Write-off of Assets

         Write-off of assets of $15.3 million in Fiscal 1998 was comprised of:

         (1) $9.2 million associated with the write-down of our manufacturing facility due to recurring losses by our Children's Publishing business primarily due to reduced level of sales, high operating costs (including an unfavorable lease agreement and disadvantageous union contracts) and the underutilization of the facility's capacity;

         (2) $1.4 million related to the acceleration of the amortization period of one of our entertainment productions; and

         (3) $4.7 million principally consisting of a write-off of leasehold improvements associated with our reduction of office space in connection with our New York lease agreement.

Reorganization Items

         Reorganization items related to the Chapter 11 proceedings in Fiscal 1999 of $21.3 million were comprised of:

         (1)      $8.8 million loss on the sale of our manufacturing facility;

         (2)      $8.8 million in professional fees;

         (3) $1.3 million related to the settlement of a class-action lawsuit; and

         (4) $2.7 million in other costs, partially offset by $0.3 million in interest income.

Fresh-Start Valuation

         We recorded $77.0 million in fresh-start income in relation to our emergence from Chapter 11 reorganization at December 25, 1999, primarily attributable to the valuation of identifiable intangible assets and the establishment of excess reorganizational value.


Interest Income

         Interest income for Fiscal 1999 decreased approximately $1.5 million to $0.2 million from $1.7 million for Fiscal 1998. The decrease in interest income was attributable to lower cash and cash equivalent balances throughout the period.

Interest Expense

         Interest expense for Fiscal 1999 decreased by $23.5 million to $5.2 million, as compared to $28.7 million (including the distributions on the guaranteed preferred beneficial interest in the Golden Books's and Golden Books Publishing's Convertible Debentures) for Fiscal 1998. We stopped recording interest expense relating to our debt facilities effective February 26, 1999 in accordance with the requirements of SOP 90-7.

Income Taxes

         The income tax benefit recorded in Fiscal 1999 results primarily from the favorable settlement and conclusion of the Internal Revenue Service's examination of our tax returns through the year ended January 28, 1995. Our reorganization and the associated implementation of fresh-start accounting gave rise to significant items of income for financial reporting purposes that will not be treated as income for tax purposes. The income tax benefit recorded in Fiscal 1998 primarily relates to current year losses of our wholly owned Canadian subsidiary which files separately in that jurisdiction. These losses offset income previously recognized by that subsidiary.

         As of the December 25, 1999, we generated approximately $354.0 million of Net Operating Loss ("NOL") carryforwards with expiration dates of between 2011 and 2019. However, these NOLs were reduced substantially, to approximately $203.0 million as a result of the discharge and cancellation of various prepetition liabilities under our amended joint plan of reorganization. In addition, the NOLs remaining after the application of the cancellation of indebtedness rules are subject to certain limitation-on-utilization rules. The federal income tax code imposes limitations on the utilization of these loss carryforwards after certain changes of ownership of a loss company, as defined in Internal Revenue Code Section 382, and we are considered to be a loss company for tax purposes.

         Management has concluded based on available data that no change of ownership has occurred prior to December 25, 1999. However, as a result of the plan of reorganization a change of ownership did occur on December 25, 1999 and use of our remaining NOL carryforwards became limited. The tax rules governing utilization of these NOLs are complex and depend on certain factors, some of which are presently unknown.

         Ordinarily, an ownership change would result in a significant limitation on our ability to utilize our net operating loss carryforwards following the ownership change. However, under the so-called "Section 382(l)(5) bankruptcy exception," provided that our reorganization resulted in the ownership of 50% or more of our stock by "qualifying creditors" and pre-change stockholders, the general limitations imposed by Section 382 will not apply, but our net operating loss carryforwards will be reduced by certain interest paid or accrued on indebtedness converted into stock under the amended joint plan of reorganization. We have calculated the reduction needed under this provision to be $28.0 million, thus reducing the available NOLs as of December 25, 1999 to approximately $175.0 million.

         If the Section 382(l)(5) bankruptcy exception applies and we undergo another ownership change within two years after the ownership change resulting from our Chapter 11 reorganization, we would not be entitled to use any net operating loss carryforwards that accrued prior to this subsequent ownership change to offset taxable income earned following this ownership change.

         Our management believes that qualifying creditors have received ownership of more than 50% of our stock under the reorganization. However, this determination is not yet finalized. If we determine that we cannot qualify under the Section 382(l)(5) bankruptcy exception, or if there is a significant possibility that we will undergo another ownership change within the two-year period following the ownership change resulting from our Chapter 11 reorganization, we may elect to be subject to the annual limitation rules under
Section 382(l)(6) of the Internal Revenue Code (the "Section 382(l)(6) election"). Under this provision, our ability to utilize net operating loss carryforwards in the future will generally be subject to an annual limitation (the "Section 382(1)(6) limitation") determined by multiplying the applicable federal long term tax-exempt rate of 6.45% as of January, 2000 by the fair market value of our equity immediately after the ownership change. Thus, based on the value of our equity as of the effective date of the amended joint plan of reorganization of $49.75 million, we could use approximately $3.2 million of our NOLs each year until they expire. If the Section 382(l)(6) election is made, our net operating loss carryforwards will not be subject to the reductions mandated by the Section 382(l)(5) bankruptcy exception, nor will there be a complete prohibition on the use of net operating loss if we undergo another ownership change within the two-year period described above.

         While we anticipate that the Section 382(l)(5) bankruptcy exception would be most advantageous, we have until September 17, 2001 to decide on whether or not to make the Section 382(l)(6) election.

         We cannot assure you that we will be able to utilize these NOLs due to the complex nature of the applicable tax code and the differences that may exist between management's interpretation of the code and that of the Internal Revenue Service. As a result of the risks associated with NOLs, management has established a 100% valuation allowance to offset the associated deferred tax asset.

         Under SOP 90-7, the income tax benefit, if any, of any future realization of the remaining NOL carryforwards existing as of December 25, 1999 will be applied first as a reduction to Excess Reorganization Value, then to Other Intangible Assets until exhausted and thereafter be reported as a direct addition to paid in capital.

Extraordinary Item-Gain on Early Retirement of Debt

         We recognized a gain of $152.0 million related to debt discharged in our emergence from Chapter 11 reorganization.

Net Income (Loss)

         The net income for Fiscal 1999 was $185.8 million, or $6.53 per basic and diluted common share, compared to a net loss of $(128.6) million, or $(4.89) per basic and diluted common share, for Fiscal 1998. The changes were due to the factors described above.

FISCAL YEAR ENDED DECEMBER 26, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 27, 1997

Revenues

         Total revenues for Fiscal 1998 decreased $49.3 million (20.2%) to $194.2 million compared to $243.5 million for Fiscal 1997. Excluding the $20.9 million in revenues from the Cambridge printing facility which was sold during Fiscal 1997, revenues decreased $28.4 million (12.8%) to $194.2 million for the Fiscal 1998 compared to $222.7 million for Fiscal 1997 due to the factors described below.

         Consumer revenues decreased $21.0 million (12.2%) to $150.7 million for Fiscal 1998 compared to $171.7 million for Fiscal 1997. The decline for Fiscal 1998 is primarily due to:

         -        lower electronic and education categories sales,

         -        higher returns in Fiscal 1998, and

         - a temporary reduction in buying by certain major retailers, including K-Mart and Zellers during the first half of Fiscal 1998.

This decline was partially offset by revenue increases in our strategically priced Merrigold line, improvements in the trade and novelty category, and increased sales with certain major retailers including Target and other key distributors.

         Entertainment revenues decreased $0.3 million (1%) to $29.0 million for Fiscal 1998 compared to $29.3 million for Fiscal 1997. The decrease for Fiscal 1998 was primarily due to a decline in video sales of approximately $3.6 million offset by increases in television distribution of $2.5 million and merchandising revenues of $0.7 million.

         Commercial Products revenues for Fiscal 1998 (excluding the $20.9 million in revenues from the Cambridge printing facility which was sold during Fiscal 1997) decreased $7.1 million (32.9%) to $14.5 million compared to $21.6 million for Fiscal 1997. The overall decline for Fiscal 1998 was primarily due to the new manufacturing facility in Sturtevant, Wisconsin, which did not become fully operational until the second quarter of 1998.

Gross Profit

         Total gross profit (excluding gross profit of $3.5 million in Fiscal 1997 from the sale of the Cambridge Printing Facility that was sold as described above and one-time transition costs of $4.4 million in Fiscal 1998 related to outsourcing premiums) decreased $46.3 million to $17.5 million (72.6)% for Fiscal 1998, from $63.8 million for Fiscal 1997 due to the factors described below. As a percentage of revenues, total gross profit margin (excluding the items noted above) decreased to 9.0% for Fiscal 1998 from 28.9% in Fiscal 1997.

         Consumer gross profit decreased $42.3 million (87.8%) to $5.9 million for Fiscal 1998, compared to $48.2 million for Fiscal 1997. As a percentage of revenues, the Consumer gross profit margin decreased to 3.9% for Fiscal 1998 from 28.1% for Fiscal 1997. The decrease in gross profit for Fiscal 1998 was primarily due to:

         -        higher manufacturing costs,

         - higher royalty rates associated with the Disney and Mattel license arrangements,

         -        an increased provision for royalty guarantees,

         - higher inventory obsolescence reserves for inventory relating to expired license agreements,

         -        unprofitable product, and

         -        increased warehousing and shipping costs.

         Entertainment gross profit decreased $4.0 million (25.6%) to $11.6 million for Fiscal 1998 compared to $15.6 million for Fiscal 1997. As a percentage of revenues, the gross profit margin decreased to 40.0% for Fiscal 1998 compared to 53.1% for Fiscal 1997. The decrease is mainly attributable to lower margins related to Home Video sales due to lower overall sales and an increased provision for returns. This decrease was partially offset by favorable gross profit related to television distribution and merchandising sales.

         The Commercial Products segment utilizes our manufacturing facility and third-party manufacturers to provide printing, graphic and distribution services to both our company and third parties. During Fiscal 1997, we sold our primary third party printing operation (Cambridge) which had contributed a gross profit of $3.5 million for Fiscal 1997. During Fiscal 1998, our manufacturing facility was utilized primarily for internal production. These internal production costs were allocated to the Consumer Products segment.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses (before consideration of one-time transition costs described below) decreased $9.4 million to $90.5 million for Fiscal 1998 compared to $99.9 million for Fiscal 1997. The decrease was primarily attributable to lower advertising, editorial and design costs, and a general reduction of overhead costs which were partially offset by an increase in our general bad debt reserve.

         One-time transition costs of $7.8 million in Fiscal 1998 was comprised primarily of costs related to the move to the new manufacturing facility in Sturtevant, Wisconsin. One-time transition costs of $11.4 million in Fiscal 1997 was comprised of $3.1 million of moving costs associated with the new facilities, $3.5 million for outsourcing the information technology department, $4.5 million in consulting services associated with implementing our Strategic Plan and $0.3 million in other costs.

(Gains) Losses on Sales of Assets

         Losses on sales of assets of $1.8 million in Fiscal 1998 was due to a loss associated with the sale of the Fayetteville facility. Gains on sales of assets of $10.8 million in Fiscal 1997 was comprised primarily of a gain on the sale of our Cambridge commercial printing operations.

Write-off of Assets

         Write-off of assets of $15.3 million in Fiscal 1998 was comprised of:

         (1) $9.2 million associated with the write-down of our manufacturing facility due to recurring losses by our Children's Publishing division primarily due to reduced level of sales, high operating costs (including an unfavorable lease agreement and disadvantageous union contracts) and the underutilization of the manufacturing facility's capacity;

         (2) $1.4 million related to the acceleration of the amortization period of one of our entertainment productions; and

         (3) $4.7 million principally consisting of a write-off of leasehold improvements associated with our reduction of office space in connection with our New York lease agreement.

Interest Income

         Interest income for Fiscal 1998 decreased $3.9 million to $1.7 million from $5.6 million for Fiscal 1997. The decrease in interest income was attributable to decreased investment income as a result of lower cash and cash equivalent balances throughout the year.

Interest Expense

         Interest expense, including the distributions on the Trust Originated Preferred Securities, for Fiscal 1998 increased by $6.7 million to $28.7 million, as compared to $22.0 million for Fiscal 1997 due to increased debt levels primarily associated with the NationsCredit Revolving Credit Facility which was entered into in June 1998. Total average outstanding debt, including the Trust Originated Preferred Securities, was $281.3 million for Fiscal 1998 and $265.0 million for Fiscal 1997.

Income Taxes

         The income tax benefit recorded in Fiscal 1998 primarily relates to current year losses of our Canadian subsidiary, which files separately in that jurisdiction. These losses are expected to offset income already recognized by that subsidiary. In Fiscal 1997, the tax provision was primarily related to various state and local income taxes imposed on our company.

         At December 26, 1998, we had net operating loss carryforwards of approximately $301.0 million with expiration dates between 2011 and 2018. Utilization of these losses in the future could be significantly limited should there have been an ownership change (as defined in Internal Revenue Code Section
382). Further, there are specific modifications which may be required to be made to the net operating loss carryforwards of our company as a result of the Chapter 11 bankruptcy proceedings. At such time as we emerge from bankruptcy, it is likely there will be an ownership change for tax purposes which would result in a Section 382 limitation on future utilization of net operating losses. Since there are a number of variables which could affect our company, it was not possible to determine whether our net operating loss carryforwards will produce tax benefits in the future. Benefit was not provided for these loss carryforwards at December 26, 1998.

Net Loss

         The net loss for Fiscal 1998 was $(128.6) million, or $(4.89) per basic common share, compared to a net loss of $(49.7) million , or $(2.18) per basic common share, for the year ended December 27, 1997. The changes were due to the factors described above.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

         In February 1999, we reached an agreement with our major creditors under which our then existing long-term debt would be significantly reduced and our existing trade obligations would be paid in full. Under that agreement, Golden Books, as well as Golden Books Publishing and Golden Books Home Video, Inc. filed petitions for reorganization under Chapter 11 of the Bankruptcy Code on February 26, 1999. Under an order dated September 24, 1999, the Bankruptcy Court confirmed our amended joint plan of reorganization. Significant components of our amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999. On January 27, 2000, we completed our amended joint plan of reorganization and emerged from protection under the Bankruptcy Code. We have applied the reorganization and fresh-start accounting adjustments as required by SOP 90-7 to the consolidated balance sheet as of December 25, 1999. See "Summary Prospectus -- The Amended Joint Plan of Reorganization."

         Upon the consummation of our amended joint plan of reorganization, we entered into a revolving credit and term loan agreement consisting of a $50.0 million revolving credit facility and a $10.0 million term loan facility. We used part of the proceeds from the revolving credit and term loan agreement to repay all of the outstanding amounts under a debtor-in-possession loan. The remaining proceeds are available for our working capital and general corporate purposes.

         The revolving portion of the revolving credit and term loan agreement in the amount of $50.0 million matures on December 31, 2002 together with all accrued and unpaid interest thereon. This due date may be extended for one year periods until terminated:

         (1) by Golden Books Publishing or the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement as of the next renewal year upon 60 days prior written notice; or

         (2) by the agent, if required to do so by the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement, immediately upon the occurrence of an event of default.

         Interest on the revolving credit portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         We are required to pay an unused line of credit fee in the amount of 1/2 of 1% per annum monthly in arrears on the last day of each month commencing January 31, 2000. We are also required to pay a termination fee of:

         (1)      3% through December 31, 2000,

         (2)      2% through December 31, 2001 and

         (3)      1% through December 31, 2002,
multiplied by $60.0 million less any amortization of the term loan portion of the revolving credit and term loan agreement if the revolving credit portion of the revolving credit and term loan agreement is paid in full prior to December 31, 2002. These termination fee percentages would be reduced to:

         (1)      1% through December 31, 2000,

         (2)      .5% through December 31, 2001 and

         (3)      .25% through December 31, 2002,

if the termination is a result of the sale of our company or the offering of debt or equity realizing gross proceeds of not less than $200.0 million.

         The term loan portion of the revolving credit and term loan agreement in the amount of $10.0 million is payable in installments by us over its three year term with all remaining principal together with all accrued and unpaid interest thereon due in full on December 31, 2002. Interest on the term loan portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         The revolving credit and term loan agreement requires us to comply with certain financial and non-financial covenants, including the achievement of minimum earnings before interest, taxes, depreciation and amortization and limitations on: (1) dividends, distributions and prepayments, (2) incurrences of additional indebtedness and (3) capital expenditures (all as defined in the revolving credit and term loan agreement), among others. The minimum earnings before interest, taxes, depreciation and amortization covenant requires the achievement of approximately $1.0 million in earnings before interest, taxes, depreciation and amortization for Fiscal 2000. While our budget projects earnings before interest, taxes, depreciation and amortization in excess of this amount, we have not achieved this level of earnings before interest, taxes, depreciation and amortization in recent years. We had approximately $15.4 million outstanding under the revolving portion and $6.8 million outstanding under the term loan portion of the revolving credit and term loan agreement as of December 25, 1999. At April 29, 2000, we had available borrowings of $11.1 million under the revolving credit portion of the revolving credit and term loan agreement. See "Description of Certain Indebtedness."

         Upon consummation of our amended joint plan of reorganization, we entered into an indenture agreement governing the terms of the notes in the principal amount of $87.0 million due in full on December 31, 2004 together with all accrued and unpaid interest thereon. Interest at the rate of 10.75% per annum commencing January 1, 2000 is payable semi-annually on June 30th and December 31st of each year of the term of the notes. Interest may be paid in the form of additional notes at a rate of 14.25% per annum in lieu of cash at our option for all interest payments due on or prior to December 31, 2002. The notes are secured by the existing collateral which had been granted to the holders of the senior notes existing prior to bankruptcy as well as certain additional collateral. The indenture requires us to comply with certain financial and non-financial covenants, including, among others, the achievement of minimum earnings before interest, taxes, depreciation and amortization and limitations on: (1) restricted payments, (2) incurrences of additional indebtedness and (3) capital expenditures. See "Description of the Notes."

         In accordance with our amended joint plan of reorganization, we are in the process of paying all our pre-petition trade creditors with undisputed claims the amounts due to them with accrued interest at 4.25%. We also are working to resolve all disputed claims of pre-petition trade creditors in the Bankruptcy Court.

         Cash flow for Fiscal 1999 utilized cash of approximately $8.8 million compared to cash utilized of approximately $42.1 million for Fiscal 1998. The improvement in cash flow is primarily attributable to our reduction in operating loss and the cash proceeds from the sale of assets of approximately $14.9 million during Fiscal 1999. Additionally, the acquisition of property, plant and equipment decreased to approximately $2.3 million during Fiscal 1999, as compared to approximately $13.4 million in Fiscal 1998 and additions to our film library decreased to approximately $0.8 million during Fiscal 1999 as compared to approximately $4.7 million during Fiscal 1998. The improvement in cash flow during Fiscal 1999 was partially offset by reorganization costs of approximately $21.3 million.

         Our working capital deficiency after adopting fresh-start accounting at December 25, 1999 was approximately $(4.6) million as compared to working capital deficiency of approximately $(268.0) million at December 26, 1998. The improvement resulted primarily from the discharge of liabilities subject to compromise as a result of our emergence from Chapter 11 proceedings which had been classified as current liabilities at December 26, 1998.

         On December 12, 1998, we signed an amended license agreement with Disney. The amended Disney license agreement superseded a prior agreement signed on September 26, 1997 that ran through December 31, 2001. The amended Disney license agreement commenced on December 12, 1998 and ends December 31, 2000. Royalty rates under the amended Disney license agreement vary by product. The amended Disney license agreement contains minimum royalty guarantees.

         On March 21, 2000, we announced that the amended Disney license agreement would not be renewed and will thus expire on December 31, 2000. In accordance with our rights and obligations under the amended Disney license agreement, commencing on December 31, 2000, we will have a 13 month period, expiring on January 31, 2002 (the "Sell-off Period") in which we can continue to sell Disney licensed product manufactured by us until December 31, 2000. Until the amended Disney license agreement expires, all our rights and obligations will remain in effect and we will continue to honor all terms of the amended Disney license agreement through the Sell-off Period. In Fiscal 1999, the sales of Disney licensed product accounted for slightly less than 20% of our net sales. We believe the termination of the amended Disney license agreement will enable us to continue our change toward more profitable product. We do not believe that the expiration of the amended Disney license agreement will have a negative impact in Fiscal 2000. While we are currently evaluating the long-term impact of the expiration of the amended Disney license agreement, we believe that anticipated lost revenues due to the expiration of this agreement can be mitigated over time from increased revenues generated from other licensed products as well as increased sales of proprietary product.

         In connection with the sale of the manufacturing facility, we entered into a printing services agreement, which commenced in November 1999 and will terminate at the end of December 2004. Under the printing services agreement, we are obligated to purchase a substantial portion of our existing product from the buyer and maintain certain minimum purchase levels.

         We are required to meet minimum contractual payments in effect at December 25, 1999 of approximately $40.0 million in Fiscal 2000 and $28.8 million in Fiscal 2001. Of the payments due in Fiscal 2000 and Fiscal 2001, a significant portion is comprised of two obligations (1) the minimum purchase levels under the printing services agreement and (2) the minimum royalty guarantees under the amended Disney license agreement. We believe that our cash on hand, cash flows from operations and borrowing availability under the revolving portion of our revolving and term loan agreement will be sufficient to satisfy existing commitments and plans, including those described above. However, we cannot assure you that we will be able to make planned borrowings, that our business will generate sufficient cash from operations, or that future borrowings will be available in an amount to enable us to service our debt and to make necessary capital or other expenditures.

LEGAL PROCEEDINGS

         We are currently involved in various litigation as described under "Business--Legal Proceedings." While it is not feasible to predict or determine the outcome of the proceedings, it is the opinion of our management that their outcomes have been adequately reserved for.

YEAR 2000 COMPLIANCE

         In prior years, we discussed the nature and progress of our plans to become Year 2000 ready. In late 1999, we completed our remediation and testing of systems. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and we believe those systems successfully responded to the Year 2000 date change. We expensed or capitalized, as appropriate, approximately $2.1 million during 1999 in connection with remediating our systems. We are not aware of any material problems resulting from Year 2000 issues, either with our products, our internal systems, or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

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SEASONALITY

         We have historically experienced significant fluctuations in quarterly operating results. The children's publishing business in general is seasonal and depends on a significant extent on the Christmas selling season, generally resulting in a disproportionately higher percentage of revenues in our third fiscal quarter. Our quarterly operating results also will fluctuate based on the timing of the introduction of products that utilize licensed characters, which, in the case of characters appearing in movies, will be dependent upon the period in which costs and expenses attributable to the development and introduction of these products are incurred.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standard's Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities which was amended by Statement of Financial Accounting Standards No. 137 ("SFAS No. 137"), which is effective for all quarters of fiscal years beginning after June 15, 2000. SFAS No. 137 requires that we recognize any derivatives as either assets or liabilities and measure those instruments at fair value. Unless we can treat the derivative as a hedge according to certain criteria, we may be required to deduct any changes in the derivative's fair value from its operating income. We do not expect SFAS 137 to have a material effect on our Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We have operations in Canada and the United Kingdom. In the normal course of business, these operations are exposed to fluctuations in currency values. Our management does not consider the impact of currency fluctuations to represent a significant risk. We do not generally enter into derivative financial instruments in the normal course of business, nor are these instruments used for speculative purposes.

         Market risks relating to our operations result primarily from changes in interest rates. Our notes bear interest at a fixed rate. However, the fair market value of the fixed rate debt is sensitive to changes in interest rates. We are subject to the risk that market interest rates will decline and the interest rates under the fixed rate debt will exceed the then prevailing market rates. Under our current policies, we do not utilize any interest rate derivative instruments to manage our exposure to interest rate changes.

         Our revolving credit and term loan agreement of $7.9 million at April 15, 2000 bears interest at a variable rate. A 15% increase or decrease in the average cost of our variable rate debt under the facility would not have significant impact on our results of operations.

                                    BUSINESS

         We publish, produce, license and market an extensive range of children's books and family related entertainment products. We currently have two business segments, which we operate primarily through our principal operating subsidiary, Golden Books Publishing:

         - Consumer Products, which includes our Children's Publishing division and, until its sale in April 1999, the Adult Publishing division, and

         - Entertainment, which operates as the Golden Books Entertainment Group division.

We previously maintained a third business segment, Commercial Products, until the sale of our manufacturing facility in November 1999 (see "Business-Recent Events" below), which provided printing, graphic, creative and distribution services to third parties. For certain financial information with respect to our business segments see Note 19 to our Consolidated Financial Statements contained herein.

CONSUMER PRODUCTS

Children's Publishing. We are the largest publisher of children's books in the North American retail market and have published our flagship product line, "Little Golden Books", for over 50 years. The Children's Publishing division produces storybooks, coloring/activity books, puzzles, educational workbooks, reference books, novelty books and chapter books. The products of the Children's Publishing division use both partially and wholly owned characters, including Pat the Bunny, The Poky Little Puppy and Lassie, and characters licensed by us from third parties, including:

         -        Pokemon, from Nintendo;

         -        Scooby-Doo and Powerpuff Girls, from Warner Brothers;

         - Between the Lions, from Sirius Thinking, Ltd. and WGBH Education Foundation;

         -        Barbie, from Mattel;

         -        Little Critters, from Mercer Mayer; and

         -        Tarzan and Toy Story 2, from Disney.

         We also publish under the Road to Reading trademark, a level reading series, education and reference books, which consist of workbooks, flashcards and other reference books.

         We first began publishing our Road to Reading series in 1998 using our existing characters and titles, as well as licensed characters -- Barbie, for example.

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
         The Children's Publishing division's products have traditionally been designed primarily for children up to age seven and have been distributed mainly through mass market channels, which include national discount store chains, including Wal-Mart, K-Mart, Target and Toys "R" Us. We also sell children's products through bookstores, children's educational specialty retailers, toy stores, supermarkets, drugstores and warehouse clubs and special markets, including school book clubs, school book fairs, paperback jobbers, catalogues and educational institutions. In addition we sell through international channels.

         The Children's Publishing products fall into three broad categories:
(1) "Classic," (2) education and reference and (3) trade and novelty products.

(1)  Classic

         Our Classic category of products consists of storybooks and coloring/activity books and products, as described below. This category of products accounts for the largest share of our Children's Publishing revenues and unit sales. Most products in the Classic category are high volume products that carry a retail price under $5.00. During 1999 and the beginning of 2000, we continued to introduce new Classic products with higher price points, which were sold through mass market channels, bookstores and specialty retail stores. We instituted price increases January 1, 1999 and again on January 3, 2000 on selected products, principally in the Classic Category and have continued to change our product mix and move toward more profitable product.

         Storybooks are published principally under the Golden Books, Little Golden Books and Golden Look Look trademarks. In addition to storybooks in the foregoing formats, we also publish paperback books and touch and feel books for babies, including Pat the Bunny.

         Coloring/activity books and products include coloring books, paint books, sticker books, paper doll books, crayons and boxed activity products. We market these products under the Golden Books and Merrigold Press trademarks.

         Our coloring/activity books and products generally are designed to be appropriate for children ages three to five and are designed to encourage age-appropriate activities, particularly the development of artistic and motor skills. They contain less thematic material than our storybooks and focus primarily on images and scenes utilizing licensed or owned characters.

(2)  Education and Reference

         Our education and reference products consist of Road to Reading (a level reading series), workbooks, flashcards and reference books. Our workbook and flashcard products have retail price points between $2.00 and $3.50 and our Road to Reading books have retail price points between $4.00 and $5.00. All of these products are sold primarily through mass market outlets, although we continue to take advantage of sales opportunities for these products through bookstores, specialty retail and special markets distribution channels as well. We first began publishing our Road to Reading level reading series in 1998 using our existing characters and

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
titles, as well as licensed characters -- Barbie, for example. In early 2000, we introduced a new line of Pokemon workbooks.

(3)  Trade and Novelty Products

         Our current product offerings in this category consist of flap books, pop-up books, book plus products, multiple format books and treasuries. Most products in this category are in the $5.00 to $15.00 retail price range and are primarily distributed through bookstores, specialty retail stores and special markets.

         We continue to expand our product offerings in the trade and novelty category, with an emphasis on products featuring our proprietary characters. We believe that significant sales opportunities for our higher priced trade and novelty products exist through bookstores, mass market, special market and international distribution channels.

Adult Publishing. Until its sale in April 1999, our Adult Publishing division published trade books targeted at adults focusing on hobbies, parenting and the family.

Licensing and Publishing Agreement Developments. In December 1998, we signed a license agreement with Disney, amending the then existing terms of the license agreement we had entered into with Disney in 1997. The Disney agreement allows us to use, in selected product categories and until December 31, 2000, all of Disney's animated characters, including Mickey Mouse, Winnie the Pooh and Pinocchio and characters from Disney feature films including The Little Mermaid, The Lion King, Aladdin, The Hunchback of Notre Dame and Toy Story, and characters from recent releases including Tarzan, Toy Story 2 and A Bug's Life.

         On March 21, 2000, we announced that the amended Disney license agreement would not be renewed and will thus expire on December 31, 2000. In accordance with our rights and obligations under the amended Disney license agreement, commencing on the expiration date, we will have a 13 month period, expiring on January 31, 2002 (the "Sell-off Period") in which we can continue to sell Disney licensed product manufactured by us until the expiration date. Until the amended Disney license agreement expires, all our rights and obligations will remain in effect and we will continue to honor all terms of the amended Disney license agreement through the Sell-off Period. In Fiscal 1999, the sales of Disney licensed product accounted for slightly less than 20% of our net sales. We believe the termination of the amended Disney license agreement will enable us to continue our change toward more profitable product. We do not believe that the expiration of the amended Disney license agreement will have a negative impact in Fiscal 2000. While we are currently evaluating the long-term impact of the expiration of the amended Disney license agreement, we believe that anticipated lost revenues due to the expiration of this agreement can be mitigated over time from increased revenues generated from other licensed products as well as increased sales of proprietary product.

         In September 1999, we entered into a licensing agreement with Nintendo North America, Inc. under which we are permitted to use, in selected product categories, all of Nintendo's animated Pokemon characters. In addition, we are currently discussing with Nintendo an expansion of the use of Pokemon product lines currently under license. We also have a licensing agreement to use characters from the educational television series Between the Lions, anticipated to debut on PBS in Fall 2000.

         We have an agreement with Mattel that allows us to use, in selected product categories, the Barbie character.

         We have an agreement with Warner Brothers that allows us to use, in selected product categories, the Scoobie-Doo and Powerpuff Girls characters.

         A majority of our revenues are generated from the licensing of characters from third parties. Typically, the licenses granted by third parties to us are for varying terms and may be terminated by the licensor only upon a breach by us of our obligations under the license.

ENTERTAINMENT

         We generate entertainment revenues from the Golden Books Entertainment Group ("GBEG") division by:

         (1)      selling our video products,

         (2) licensing properties from our film library to third parties, both domestically and internationally, for use on television, on home video and in ancillary media and

         (3) licensing properties from our library for merchandise and the exploitation of certain music publishing rights.

We sold our McSpadden Smith music publishing business in December 1999, but still maintain certain music publishing rights. GBEG's film library is made up of:

         -        copyrights;

         -        distribution rights;

         -        trademarks and licenses relating to characters;

         -        television programs; and

         -        animated and live action motion pictures.

         Among the film library characters are:

         -        Rudolph the Red-Nosed Reindeer;

         -        Frosty the Snowman;

         -        Santa Claus;

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
         -        Lassie;

         -        Underdog;

         -        The Lone Ranger;

         -        Tennessee Tuxedo;

         -        Shari Lewis' Lambchop; and

         -        Hush Puppy.

The film library has, among other properties, over 3,000 half-hour individual and multiple episode television programs, including 26 episodes of Felix the Cat and 52 episodes of Abbott and Costello.

         The existing licenses granted to third parties in respect of our GBEG division's properties generally cover a limited time period, typically two to three years in duration. GBEG's licenses are typically narrow, allowing the same property to be simultaneously licensed to multiple parties for different purposes thus allowing GBEG to maximize license revenue from the properties in its film library. During 1999, we entered into a licensing agreement with a major broadcast network, granting the network a multi-year license for the US broadcast rights to Frosty the Snowman and Rudolph the Rednosed Reindeer.

COMMERCIAL PRODUCTS

         Until the sale of our manufacturing facility, as discussed below, in November 1999, we, through the Commercial Products division of our wholly owned subsidiary, Golden Books Publishing, provided creative, printing and publishing services to third parties.

DISTRIBUTION AND SALES

         Our Children's Publishing products are distributed through:

         (1) mass market, both directly and through independent distributors,

         (2)      bookstores and specialty retail stores,

         (3) special markets, such as book clubs and internet distributors, and

         (4)      international distribution channels.

Historically, mass market distribution has accounted for, and continues to account for, the largest portion of children's publishing product sales. Among our largest customers in 1999 were Wal-Mart, K-Mart, Target and Toys "R" Us. To a lesser extent, we have distributed our Children's Publishing products through other domestic distribution channels.

         Internationally, we distribute our Children's Publishing products mainly through third parties and through a wholly-owned subsidiary in Canada. Our sales in Canada account for the majority of our international sales revenues.

         Our GBEG division exploits its film library assets through all media and territories worldwide directly or through sub-distributors. GBEG's series, specials, and features are licensed directly to domestic and international broadcasters (terrestrial, cable and satellite) and home video distributors through an internal program distribution staff. Sub-agents have been appointed in specific territories on a case-by-case basis. Similarly, product licensing and merchandising is conducted by an internal department with occasional use of outside agents. Our GBEG division maintains a long-term distribution agreement with Sony Wonder, a division of Sony Music, under which Sony Wonder produces and distributes our GBEG division's children's home video and audio products, with our company receiving the gross proceeds, less Sony's manufacturing cost and a distribution fee.

COMPETITION

         The children's publishing market is highly competitive. Competition is based primarily on price, quality, distribution, marketing and licenses. In mass market sales, we face competition primarily from smaller competitors, including, but not limited to (1) Landoll, Inc., in the coloring/activity category and (2) School Zone Publishing Co. and Publications International, Ltd, in the educational workbook category. In the trade and specialty trade categories, our principal competitors are Random House, Inc., Simon & Schuster, Inc., Scholastic Corp. and HarperCollins Publishers, Inc. We also compete for a share of consumer spending on children's entertainment and educational products against companies that market a broad range of products utilizing a broad range of technologies that are unrelated to those marketed by us, such as computer-based products. The market for licenses from third parties is also highly competitive and we compete against many other licensees for significant licenses. Many of our current competitors have greater financial resources than us and, in selected markets, greater experience than us. Many of the markets in which we operate contain a number of competing entities, many of which may have greater financial resources and experience with respect to these markets than us.

         Our GBEG division faces strong competition from other independent licensing agencies and from the in-house licensing divisions of motion picture and television studios. Additionally, our GBEG division faces intense competition for available creative personnel, distribution channels and financing from certain competitors including motion picture studios, television networks and independent production companies, many of which have greater financial resources than us.

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
MANUFACTURING

         We manufactured the majority of our Children's Publishing products at our manufacturing facility in Sturtevant, WI, with additional components and services obtained from third party vendors in the United States and abroad. As a result of the decline in the revenues of the Children's Publishing division, the manufacturing facility exceeded our existing needs. Because of our inability to utilize the full capacity of the manufacturing facility, among other reasons, the manufacturing facility was burdened by high operating costs. As a result, in November 1999, we sold our manufacturing facility to a third party printer. See "Business -- Properties". Simultaneously with the sale of the manufacturing facility, we and the buyer entered into a printing services agreement. Under the terms of the printing services agreement, we are obligated to purchase a substantial portion of our existing product from the buyer. We continue to maintain relationships with other printers and suppliers of additional components and services in the United States and abroad.

EMPLOYEES

         We currently have approximately 540 employees, calculated on a full-time equivalent basis, none of whom are represented by labor unions.

         In connection with the production of storybooks and coloring/activity books, we typically hire writers, illustrators and other creative talent on a freelance, work-for-hire basis to complete our projects.

RECENT EVENTS

Amended Joint Plan of Reorganization

         In February 1999, we reached an agreement with our major creditors under which our then existing long-term debt would be significantly reduced and our existing trade obligations would be paid in full. Under that agreement, Golden Books, as well as Golden Books Publishing and Golden Books Home Video, Inc. filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code on February 26, 1999. Under an order dated September 24, 1999, the Bankruptcy Court confirmed our amended joint plan of reorganization. Significant components of our amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999. On January 27, 2000, we completed our amended joint plan of reorganization and emerged from protection under the Bankruptcy Code. As significant components of the amended joint plan of reorganization were approved by the Bankruptcy Court on December 22, 1999, in accordance with SOP 90-7, we applied the reorganization and fresh-start accounting adjustments to the consolidated balance sheet as of December 25, 1999.

         The following is a summary of the amended joint plan of reorganization:

         - The senior notes of $150.0 million existing prior to our bankruptcy were converted into:

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
                  (1) new senior secured notes in the principal amount of $87.0 million due 2004, with interest at the rate of 10.75%, if paid in cash, or, at our option for the first two years, 14.25% payable in additional senior secured notes, and

                  (2)      4,250,000 shares of Golden Books' new common stock.

                  The senior secured notes are secured by the collateral which had already been granted to the holders of the senior notes existing prior to bankruptcy and additional collateral.

         - The Trust Originated Preferred Securities indebtedness of $109.8 million was converted into 5,000,000 shares of Golden Books' new common stock.

         - The Golden Press Holdings, L.L.C. loan facility in the amount of $10.0 million was converted into 500,000 shares of Golden Books' new common stock.

         - The old employment agreement with Richard E. Snyder, Golden Books' Chairman of the Board and Chief Executive Officer before and after the reorganization, was terminated and Mr. Snyder received for his executing a new employment agreement and surrendering claims and rights under his old employment agreement, 250,000 shares of Golden Books' new common stock in the form of restricted stock, among other things.

         - Shares of preferred and common stock of Golden Books existing prior to our bankruptcy proceeding and outstanding at January 27, 2000 were cancelled. Holders of those preferred and common stock received warrants to purchase 525,000 shares of the Golden Books' new common stock at an exercise price of $23.03 per share, allocated two-thirds to the preferred and one-third to the common shareholders.

         In accordance with our amended joint plan of reorganization, we issued, under our 1999 Equity Award Plan, 233,889 restricted shares of Golden Books' new common stock to Richard E. Snyder and 703,193 options to purchase an equal number of shares of Golden Books' new common stock to senior management and non-employee directors. 232,361 options to purchase an equal number of shares of Golden Books' new common stock are subject to further grants.
See "Executive Compensation."

         Until November 1999, we had manufactured the majority of our Children's Publishing products at our manufacturing facility, with additional components and services obtained from third party vendors in the United States and abroad. As a result of the decline in the revenues of the Children's Publishing division, the manufacturing facility exceeded our existing needs. Additionally, we were burdened by high operating costs due to our inability to utilize the full capacity of the manufacturing facility. Accordingly and in anticipation of our emergence from Bankruptcy, in November 1999 we sold the manufacturing facility, including the Commercial Products division, to a third party resulting in a loss of approximately $8.8 million. Simultaneous with the sale of the manufacturing facility, we and the buyer entered into a printing services agreement. Under the terms of the printing services agreement, we are obligated to purchase a substantial portion of our existing product from the buyer.

         Upon the consummation of our amended joint plan of reorganization, we entered into a revolving credit and term loan agreement consisting of a $50.0 million revolving credit facility and a $10.0 million term loan facility. We used part of the proceeds from the revolving credit and term loan agreement to repay all of the outstanding amounts under a debtor-in-possession loan. The remaining proceeds are available for our working capital and general corporate purposes.

         The revolving portion of the revolving credit and term loan agreement in the amount of $50.0 million matures on December 31, 2002 together with all accrued and unpaid interest. This due date may be extended for one year periods until terminated:

         (1) by Golden Books Publishing or the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement as of the next renewal year upon 60 days prior written notice; or

         (2) by the agent, if required to do so by the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement, immediately upon the occurrence of an event of default.

         Interest on the revolving credit portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         We are required to pay an unused line of credit fee in the amount of 1/2 of 1% per annum monthly in arrears on the last day of each month commencing January 31, 2000. We are also required to pay a termination fee of:

         (1)      3% through December 31, 2000,

         (2)      2% through December 31, 2001 and

         (3)      1% through December 31, 2002,

multiplied by $60.0 million less any amortization of the term loan portion of the revolving credit and term loan agreement if the revolving credit portion of the revolving credit and term loan agreement is paid in full prior to December 31, 2002. These termination fee percentages would be reduced to:

         (1)      1% through December 31, 2000,

         (2)      .5% through December 31, 2001 and

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
         (3)      .25% through December 31, 2002,

if the termination is a result of the sale of our company or the offering of debt or equity realizing gross proceeds of not less than $200.0 million.

         The term loan portion of the revolving credit and term loan agreement in the amount of $10.0 million is payable in installments by us over its three year term with all remaining principal together with all accrued and unpaid interest thereon due in full on December 31, 2002. Interest on the term loan portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         The revolving credit and term loan agreement requires us to comply with certain financial and non-financial covenants, including the achievement of minimum earnings before interest, taxes, depreciation and amortization and limitations on: (1) dividends, distributions and prepayments, (2) incurrences of additional indebtedness and (3) capital expenditures (all as defined in the revolving credit and term loan agreement), among others. The minimum earnings before interest, taxes, depreciation and amortization covenant requires the achievement of approximately $1.0 million in earnings before interest, taxes, depreciation and amortization for Fiscal 2000. While our budget projects earnings before interest, taxes, depreciation and amortization in excess of this amount, we have not achieved this level of earnings before interest, taxes, depreciation and amortization in recent years. We had approximately $15.4 million outstanding under the revolving portion and $6.8 million outstanding under the term loan portion of the revolving credit and term loan agreement as of December 25, 1999. At April 29, 2000, we had available borrowings of $11.1 million under the revolving credit portion of the revolving credit and term loan agreement. See "Description of Certain Indebtedness."

         Upon consummation of our amended joint plan of reorganization, we entered into an indenture agreement governing the terms of the senior secured notes in the principal amount of $87.0 million due in full on December 31, 2004 together with all accrued and unpaid interest thereon. Interest at the rate of 10.75% per annum commencing January 1, 2000 is payable semi-annually on June 30th and December 31st of each year of the term of the notes. Interest may be paid in the form of additional notes at a rate of 14.25% per annum in lieu of cash at our option for all interest payments due on or prior to December 31, 2002. The notes are secured by the existing collateral which had been granted to the holders of the senior notes existing prior to bankruptcy as well as certain additional collateral. The indenture requires us to comply with certain financial and non-financial covenants, including, among others, the achievement of minimum earnings before interest, taxes, depreciation and amortization and limitations on: (1) restricted payments, (2) incurrences of additional indebtedness and (3) capital expenditures. See "Description of the Notes."

         In accordance with our amended joint plan of reorganization, we are in the process of paying all our pre-petition trade creditors with undisputed claims the amounts due to them with accrued interest at 4.25%. We also are working to resolve all disputed claims of pre-petition trade creditors in the Bankruptcy Court.

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
PROPERTIES

         Our corporate offices, publishing and principal sales offices are located in leased premises on three floors at 888 Seventh Avenue in New York City. In January 1999, we reduced the space covered by the lease from 112,000 square feet on six floors to 55,000 square feet. The amended lease covering the reduced space is for a term expiring July 31, 2013. We believe that the facilities covered by the amended lease are adequate for our needs.

         Our principal administrative offices are located in a 68,000 square foot leased facility in Sturtevant, Wisconsin. Adjacent to the principal administrative offices is a 430,200 square foot manufacturing facility that we began manufacturing at in February 1998. The manufacturing facility had a capacity which exceeded our needs. In November 1999, we sold the manufacturing facility to a third party printer and entered into an agreement whereby the buyer would continue to manufacture certain of our Children's Publishing products at the facility. We believe that the facilities covered by the lease are adequate for our needs.

         Our principal warehousing and distribution facilities are located in a 403,000 square foot building owned by us and located in Crawfordsville, Indiana. In 1998, we closed a distribution center in Coffeyville, Kansas and consolidated the distribution functions in Crawfordsville, Indiana. We sold the Coffeyville, Kansas property in January 1999.

         In addition, we own or rent several other smaller properties that are used for administration, sales offices and warehousing, or are held for sale.

LEGAL PROCEEDINGS

         On February 26, 1999, Golden Books and certain of its subsidiaries filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, and emerged therefrom on January 27, 2000. See "Business--Recent Events". In accordance with our amended joint plan of reorganization, we are in the process of paying all our pre-petition trade creditors with undisputed claims the amounts due to them with accrued interest at 4.25%. We also are working to resolve all disputed claims of pre-petition trade creditors in the Bankruptcy Court.

         The United States Environmental Protection Agency (the "EPA") and/or the state regulatory agencies informed our company and Penn Corporation ("Penn") that our company and Penn may be potentially responsible parties ("PRPs") and face liabilities under the Comprehensive Environmental Response, Compensation, and Liability Act (commonly known as "CERCLA" or "Superfund") and/or similar state laws. Although we divested Penn in December 1996, we have agreed to indemnify Peacock Papers, Inc. against certain of Penn's environmental liabilities, including the Cork Street Landfill and Fulford Street Property sites discussed herein. In all cases except those described below, we have resolved our liability or are in the process of resolving our liability for amounts that are not material.

         On October 2, 1996, we received notice from the City Attorney of Kalamazoo, Michigan that Beach Products, a division of Penn, will be asked to participate in the remediation of the Cork Street Landfill site located in Kalamazoo which was allegedly used by Beach Products.

Current cost estimates for the remediation required at the site are as high as $24,000,000. More than 70 entities will be requested to provided financial contribution to the remediation.

         On November 14, 1996, the Michigan Department of Environmental Quality requested that corrective actions be taken at our former Fulford Street Property site located in Kalamazoo, Michigan as a result of the discovery on November 8, 1996 of a leaking underground storage tank system. Recent sampling results taken under the corrective action plan for this site indicated the presence of groundwater contamination at levels exceeding the Michigan Department of Environmental Quality standards in one of six groundwater samples. Additional sampling will be undertaken to determine the source of the contamination. Current estimates indicate that future costs associated with this release are not expected to exceed $200,000. However, in the event that the contamination has migrated off the site, these costs could increase.

         At the Hunt's Landfill site in Racine County, Wisconsin, our liability under the terms of a consent decree is limited to approximately 4% of the total remedial costs. Although the last phase of remediation activities was completed in 1996, our company and the other PRPs are obligated to fund the operation and maintenance of the site for the next 20-30 years. The current estimate of the total costs of such operation and maintenance is approximately $5 million. In accordance with the consent decree, we have established a reserve for our share of the probable clean-up costs.

         In 1991 the EPA issued an unilateral administrative order to our company and four other PRPs, requiring our company and the other PRPs to perform a remedial design and remedial action at the Hertel Landfill Superfund Site in Plattekill, New York. We did not agree to comply with the order. The EPA subsequently sued our company and other PRPs seeking recovery of its costs at this site. Various PRPs in the litigation brought claims for contribution against each other and our company. We settled our liability to the United States for noncompliance with the order and agreed to comply with the order by implementing the remedy at the site, which is now estimated to cost up to $4.9 million, excluding potential groundwater remediation costs. On July 9, 1998, our company and other PRPs entered into a consent decree with the United States and the State of New York to resolve their alleged liability for past response costs and formalize their agreement to perform the remedy at the site. Under the consent decree, our company and the other settling parties are jointly and severally obligated to perform the remedy and reimburse certain governmental past and future costs. We have paid approximately $1.7 million toward remedial costs since 1996 and have completed construction of the landfill cap. Our share of future costs for operation and maintenance of the cap and landfill monitoring are expected to be less than $500,000. Our share of the government's future costs is expected to be $170,000.

         We also have been identified as a PRP at a site located in Poughkeepsie, New York. Our company and eight other PRPs received a notice letter in 1995 from the State of New York regarding this site. The State of New York sought recovery of its past oversight costs of more than $600,000 plus future oversight and maintenance costs associated with this site, estimated by the State of New York to be $830,000. We have received no further communications from the State of New York with respect to this site but believe that the construction phase of the remedy has been completed.

         In addition to these environmental matters, we are party to the following legal proceedings:

         - Live Entertainment, Inc. (Artisan Entertainment, Inc.) filed an action in December 1998 in the California Superior Court against us to recover damages in excess of $2.3 million as a result of our allegedly breaching certain of our obligations under a licensing agreement. We have filed an answer and cross complaint alleging breaches of the licensing agreement by Live Entertainment, Inc. and seeking recission of the agreement.

         - We filed an action in 1994 in the United States District Court, Eastern District of Wisconsin captioned as Western Publishing Company, Inc. v. MindGames, Inc. seeking a declaration of rights in regard to our alleged breach of various of our obligations under our licensing agreement with the defendant for distribution through 1994 of the adult board game known as "Clever Endeavor." The District Court has granted our motion for summary judgment with respect to MindGames, Inc.'s claims to recover approximately $2.4 million in lost profits and other losses. MindGames, Inc. has agreed to dismiss its remaining claim to recover approximately $120,000 of unpaid royalties in order to appeal the District Court's ruling. Although the parties have filed initial briefs with the 7th Circuit Court of Appeals, the appeal was stayed during the our bankruptcy proceeding.

         We are a party to certain other legal proceedings which are incidental to our ordinary business, none of which we believe are material to us taken as a whole.

         In consideration of these matters, we have recorded accruals in the "deferred compensation and other deferred liabilities" account of approximately $8.3 million in the consolidated balance sheet at December 25, 1999. While it is not feasible to predict or determine the outcomes of these proceedings, it is the opinion of management that we maintain adequate reserves in the consolidated balance sheet.

                                   MANAGEMENT

Directors and Executive Officers

         Set forth below are the names, ages, years of service and positions of our executive officers or directors and other key personnel.

Name                                  Age                                   Title
----                                  ---                                   -----
Richard E. Snyder                     66            Chairman of the Board, Chief Executive
                                                    Officer and Director of Golden Books

James D. Bennett                      45            Director of Golden Books

Thomas R. Cochill                     60            Director of Golden Books

Richard Intrator                      47            Director of Golden Books

Michael A. Kramer                     31            Director of Golden Books

Eugene Linden                         53            Director of Golden Books

Richard Nevins                        52            Director of Golden Books

Philip Galanes                        36            Executive Vice President, Chief
                                                    Administrative Officer, General Counsel
                                                    and Secretary of Golden Books

Richard K. Collins                    48            Executive Vice President of Golden
                                                    Books and Chief Operating Officer of
                                                    Golden Books and Golden Books
                                                    Publishing

Colin Finkelstein                     39            Executive Vice President and Chief
                                                    Financial Officer of Golden Books

         Richard E. Snyder has been Chairman of the Board of Directors and Chief Executive Officer of Golden Books since May 8, 1996. Mr. Snyder was President of Golden Books from January 31, 1996 to May 8, 1996. Prior to that time, Mr. Snyder had, since 1994, been an independent business consultant and investor. He was the Chairman and Chief Executive Officer of Simon & Schuster from 1975 to 1994. Mr. Snyder is a director of Reliance Group Holdings, Inc. and HSN, Inc.

         James D. Bennett has been a Director of Golden Books since January 27, 2000. Mr. Bennett also is the President of Bennett Management Corporation, a manager of private investment funds which invests primarily in the securities of companies in reorganization, bankruptcies, and special situations. Previously, Mr. Bennett was President of R.D. Smith & Company, Inc., a broker/dealer specializing in the securities of troubled companies. Prior to joining R.D. Smith, Mr. Bennett worked in the Corporate Finance Department of Kidder, Peabody & Co. and with Price Waterhouse. Mr. Bennett received a B.A. from Yale University in 1976 and an M.B.A. from Harvard Business School in 1980.

         Thomas R. Cochill has been a Director of Golden Books since January 27, 2000. Mr. Cochill is the founding partner and serves as Chief Executive Officer of Ingenium, LLC a crisis and transition management consulting firm. Mr. Cochill served as President, Chief Executive Officer and Chairman of the Board of Webcraft Technologies, Inc. from 1992 to 1998. Webcraft Technologies, Inc. specializes in the printing of direct mail products, fragrance samplers, specialized government forms and complex commercial printed products. He serves as Vice Chairman of the Board of American Rice, Inc., an international marketer and miller of branded rice products, and serves as a member of the Board of Directors of Grand Union Company, a grocery chain in the Northeast, Harvard Industries, Inc. an OEM manufacturer of products for the automotive and industrial markets, and Goss Graphic Systems, Inc., a manufacturer of newspaper, insert and commercial printing press systems. From 1981 to 1992, Mr. Cochill was employed by The Lehigh Press, Inc., a private printing company, where he was President, Commercial Products Group, a minority partner, member of the Board of Directors, and member of the Executive Committee.

         Richard Intrator has been a Director of Golden Books since January 27, 2000. Mr. Intrator also is Executive Vice President of Imax, Ltd. and President of Imax Enterprises. Mr. Intrator has worked in the media, entertainment and communications sector for over 20 years as an investment and merchant banker with PaineWebber, Kidder Peabody and The Lodestar Group, operating executive with ABC and Coca Cola Entertainment (Columbia Pictures), and management consultant with Booz Allen & Hamilton. Mr. Intrator is currently Vice Chairman of the Board of The Lighthouse International and a director of .Com Distribution, Inc. Mr. Intrator earned his MBA from Harvard Business School and BS in Economics from the Wharton School of the University of Pennsylvania.

         Michael A. Kramer has been a Director of Golden Books since January 27, 2000. Mr. Kramer has been employed by the investment banking firm of Houlihan Lokey Howard & Zukin, Inc. since 1990, where he currently holds the position of Managing Director. Mr. Kramer also serves as a Director for Ascent Assurance Corporation and MFN Financial Corporation.

         Eugene Linden has been a Director of Golden Books since January 27, 2000. Mr. Linden is an independent author and consultant focusing on business and the environment. He has written numerous books including The Future in Plain
Sight: Nine Clues to the Coming Instability and The Parrot's Lament: And Other True Tales of Animal Intrigue, Intelligence and Ingenuity. Mr. Linden has written for Time magazine, The Wall Street Journal and Fortune magazine among others. Mr. Linden is also a Director of RARE (Center for Tropical Conservation).

         Richard Nevins has been a Director of Golden Books since January 27, 2000. Mr. Nevins has served as Managing Director of Jefferies & Company, Inc., an investment banking firm since July 1998. From 1992 to July 1998, Mr. Nevins served as President of Richard Nevins & Associates, a financial advisory firm. Mr Nevins has served as a director of Kevco, Inc. since

November 1996. Mr. Nevins served as a director of Fruehauf Trailer Corporation from 1995 until October 1996. On October 7, 1996, Fruehauf filed for relief under Chapter 11. During 1996, Mr. Nevins served as acting Chief Operating Officer and Chief Restructuring Officer for Sun World International, a California agricultural firm. From 1995 to 1996, Mr. Nevins served as a director of Ampex Corporation and from 1993 to 1995 he served as a director of The Actava Group (now Metromedia International Group). Mr. Nevins received his B. A. in Economics from the University of California, Riverside and his MBA from Stanford Graduate School of Business.

         Philip Galanes has been the Executive Vice President, General Counsel and Secretary of Golden Books since December 1996. Mr. Galanes also has been the Chief Administrative Officer of Golden Books since November 1998. From January 1995 to November 1996, Mr. Galanes was an associate at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Previously, Mr. Galanes was an associate at the law firm of Debevoise & Plimpton.

         Richard K. Collins has been the Executive Vice President of Golden Books since January 1999. Mr. Collins also has been the Chief Operating Officer of Golden Books since January 1999. Mr. Collins has served as Golden Books Publishing's Chief Operating Officer since June 1998. From July 1997 until June 1998, he served as Golden Books' Executive Vice President, Director of Sales and Retail Marketing. From October 1991 to July 1997, Mr. Collins was employed at Unilever/Lipton, most recently as Vice President, Strategic Customer Management.

         Colin Finkelstein has been the Executive Vice President and Chief Financial Officer of Golden Books since January 1999. Prior to this, Mr. Finkelstein served as Senior Vice President, Finance and Planning of Golden Books and Executive Vice President, General Manager of our Children's Publishing division from October 1996 until January 1999. From November 1988 until September 1996, Mr. Finkelstein was employed by EMI Music, Inc., most recently as Vice President, Controller.


COMPENSATION OF DIRECTORS

         Each director who is not an employee of our company is paid $20,000 annually for his or her services as a director and is eligible to participate in our 1999 Equity Award Plan. On February 8, 2000, each non-employee director was granted immediately exercisable options to purchase 10,000 shares of the Golden Books' common stock at an exercise price of $1.92 per share. In addition, each non-employee director is entitled to be granted additional options to purchase 1,000 shares of Golden Books' common stock each year thereafter, provided that the non-employee director is a director on that date.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

         The following table sets forth a summary of compensation for the fiscal years ended December 27, 1997, December 26, 1998 and December 25, 1999 we paid to (1) our Chief Executive Officer, and (2) our executive officers, other than the Chief Executive Officer, who were serving as executive officers at December 25, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION                                              AWARDS
                            ----------------------------------------------------------      ---------------------------------------
                                                                                            RESTRICTED
                                                                          OTHER ANNUAL         STOCK    SECURITIES      ALL OTHER
        NAME AND            YEAR                                          COMPENSATION        AWARDS    UNDERLYING     COMPENSATION
   PRINCIPAL POSITION        (1)        SALARY ($)       BONUS ($)            ($)               ($)     OPTIONS (2)          ($)
Richard E. Snyder ..        FY99        $ 950,000        $ 950,000        $ 428,772(3)          --             --      $   1,722(4)
Chairman and Chief .        FY98          949,985               --          403,099             --        293,210          1,722(4)
   Executive Officer        FY97          937,885          500,000          422,147             --      1,271,089          1,722(4)

Philip Galanes .....        FY99        $ 366,346        $ 406,346               --             --             --      $   1,722(4)
Executive Vice .....        FY98          319,107               --               --             --        240,000             --
   President, Chief         FY97          236,925               --               --             --         62,243             --
   Administrative
   Officer, General
   Counsel and
   Secretary

Richard Collins ....        FY99        $ 300,000        $ 340,000        $  16,365(5)          --             --      $   1,722(4)
Executive Vice .....        FY98          317,852               --               --             --         65,000             --
   President, Chief         FY97           94,490               --               --             --         57,350             --
   Operating Officer

Colin Finkelstein ..        FY99        $ 250,000        $ 278,000               --             --             --      $   1,722(4)
Executive Vice
   President and Chief
   Financial Officer

----------------------

(1) The three years reported upon in the table are the fiscal years ended December 27, 1997 ("FY97"), December 28, 1998 ("FY98") and December 25, 1999 ("FY 99").

(2) Upon consummation of the amended joint plan of reorganization, all our outstanding options existing prior to the reorganization were cancelled under the amended joint plan of reorganization.

(3)      Includes $340,851 of imputed income with respect to the non-recourse note issued by Mr. Snyder to Golden Books in connection with his purchase of incentive stock in January 1996. Under the amended joint plan of reorganization, Mr. Snyder's obligations under the non-recourse note to Golden Books existing prior to the reorganization were satisfied.

(4) Represents payments made by Golden Books with respect to life insurance premiums.

(5) Includes payments made by Golden Books totaling $15,000 with respect to a car allowance.

GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS DURING THE FISCAL YEAR ENDED DECEMBER 25, 1999

         Under the Golden Books Family Entertainment, Inc. 1999 Equity Award Plan, we grant to our employees, consultants and our affiliates incentive stock options and non-qualified stock options. The 1999 Equity Award Plan is administered by a committee or subcommittee comprised of members of our board of directors appointed from time to time by our board of directors, which committee or subcommittee is to consist of two or more non-employee directors. However, if no committee or subcommittee exists which has the authority to administer the stock option plan, then the board of directors will administer the stock option plan.

         No stock options were granted to or exercised by the following executive officers during the fiscal year ended December 25, 1999:

                  Richard E. Synder
                  Philip Galanes
                  Richard K. Collins
                  Colin Finkelstein

         Under the amended joint plan of reorganization on January 27, 2000, the following executive officers received grants under our 1999 Equity Awards Plan:


Richard E. Snyder:    233,889 restricted shares of Golden Books' common stock

Philip Galanes:       options to acquire 116,944 shares of Golden Books'
                      common stock at an exercise price of $1.92 per share

Richard K. Collins:   options to acquire 116,944 shares of Golden Books'
                      common stock at an exercise price of $1.92 per share

Colin Finkelstein:    options to acquire 116,944 shares of Golden Books'
                      common stock at an exercise price of $1.92 per share


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         We have entered into employment agreements with Messrs. Snyder, Galanes, Collins and Finkelstein.

Richard E. Snyder

         Under and in accordance with the amended joint plan of reorganization on January 27, 2000, the then current employment agreement of Richard E. Snyder was canceled and terminated, and on that date, in accordance with the amended joint plan of reorganization, we entered into a new employment agreement with Mr. Snyder. Mr. Snyder's new employment commenced immediately on that date and will terminate on May 8, 2003. Under his employment agreement, Mr. Snyder is entitled to receive an annual base salary of $750,000 until the third anniversary of the commencement date and, thereafter an annual base salary of $850,000. In addition, Mr. Snyder is eligible to receive an annual bonus under our bonus plan of up to 200% of his annual base salary, subject to the attainment of certain goals, with a target bonus of 100% of his annual base salary.

         If we terminate Mr. Snyder's employment for any reason other than cause or Mr. Snyder terminates his employment for good reason, then we will be required to pay him, in addition to accrued obligations, an amount equal to the product of:

         (1) (a) three, if the termination is before May 8, 2000, or (b) two, if the termination is on or after May 8, 2001, times,

         (2) the sum of his annual base salary and that portion of his annual bonus earned but not yet paid.

         Under and in consideration for the execution of his employment agreement, we issued to Mr. Snyder 250,000 restricted shares of Golden Books' common stock under the amended joint plan of reorganization and we granted to Mr. Snyder 233,889 restricted shares of the Golden Books' common stock under our 1999 Equity Award Plan. At least two-thirds of those restricted shares will vest on the second anniversary of commencement date of the employment agreement and the remaining shares will vest on the third anniversary date, provided that Mr. Snyder has been continuously employed by us through each applicable vesting date. All shares of restricted stock, options and other stock-based compensation will become immediately exercisable or vested, as the case may be, if a change in control of our company occurs.

Richard Collins

         In accordance with the amended joint plan of reorganization on January 27, 2000 we entered into an amended employment agreement with Richard Collins, commencing on that date and continuing through December 31, 2002. Under his employment agreement as amended, Mr. Collins is entitled to receive an annual base salary of $350,000 for each year of the term. In addition, Mr. Collins is eligible to receive an annual bonus under our bonus plan of up to 200% of his annual base salary, subject to the attainment of certain goals, with a target bonus of 100% of his annual base salary.

         If we terminate Mr. Collins' employment for any reason other than cause or Mr. Collins terminates his employment for good reason, then we will be required to pay him, in addition to accrued obligations, his annual base salary for the longer of (a) two years or (b) the duration of the term of the agreement, to be offset by any new compensation earned over the balance of that period by Mr. Collins.

         Under his amended employment agreement, we granted to Mr. Collins options to acquire 116,944 shares of Golden Books' common stock at an exercise price of $1.92 under our 1999 Equity Award Plan. These options have a term of seven years from the date of grant and become exercisable in equal parts on each of the first three consecutive anniversaries of the date of grant, provided that Mr. Collins has been continuously employed by us through each applicable vesting date.

Philip Galanes

         On January 27, 2000 in accordance with the amended joint plan of reorganization we entered into an amended employment agreement with Philip Galanes, commencing on that date and continuing through May 6, 2002. Under the agreement, Mr. Galanes is entitled to receive an annual base salary of $350,000 for the first year of the term, $357,000 for the second year of the term, and $400,000 for the third and fourth years of the term. In addition, Mr. Galanes is eligible to receive an annual bonus under our bonus plan of up to 200% of his annual base salary, subject to the attainment of certain goals, with a target bonus of 100% of his annual base salary.

         If we terminate Mr. Galanes' employment for any reason other than cause or Mr. Galanes' terminates his employment for good reason, including upon a change of control, then we will be required to pay him, in addition to accrued obligations, his annual base salary and target bonus for two years.

         Under his employment agreement, we granted to Mr. Galanes options to acquire 116,944 shares of Golden Books' common stock at an exercise price of $1.92 under our 1999 Equity Award Plan. These options have a term of seven years from the date of grant and become exercisable in equal parts on each of the first four consecutive anniversaries of the date of grant, provided that Mr. Galanes has been continuously employed by us through each applicable vesting date.

Colin Finkelstein

         In accordance with the amended joint plan of reorganization on January 27, 2000 we entered into an amended employment agreement with Colin Finkelstein, commencing on that date and continuing through December 31, 2002. Under his employment agreement as amended, Mr. Finkelstein is entitled to receive an annual base salary of $300,000 for each year of the term. In addition, Mr. Finkelstein is eligible to receive an annual bonus under our bonus plan of up to 200% of his annual base salary, subject to the attainment of certain goals, with a target bonus of 100% of his annual base salary.

         If we terminate Mr. Finkelstein's employment for any reason other than cause or Mr. Finkelstein terminates his employment for good reason, including upon a change of control, then we will be required to pay him, in addition to accrued obligations, his annual base salary for one year other than in the case of a change of control, and for two years in the case of a change of control. Under his amended employment agreement, we granted to Mr. Finkelstein options to acquire 116,944 shares of Golden Books' common stock at an exercise price of $1.92 under our 1999 Equity Award Plan. These options have a term of seven years from the date of grant and become exercisable in equal parts on each of the first three consecutive anniversaries of the date of grant, provided that Mr. Finkelstein has been continuously employed by us through each applicable vesting date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         James D. Bennett, a Director of Golden Books, is the President of Bennett Management Corporation, a manager of private investment funds, including Bennett Offshore Restructuring Fund Inc. and Bennett Restructuring Fund, L.P., which invests primarily in the securities of companies in reorganization, bankruptcies, and special situations. Mr. Bennett through these funds was the beneficial owner of 554,455 shares of our Trust Originated Preferred Securities and $15,640,000 principal amount of our senior notes prior to the reorganization.

         Eugene Linden, a Director of Golden Books, was the beneficial owner of 200 shares of our Trust Originated Preferred Securities and $30,000 principal amount of our senior notes prior to the reorganization.

         Michael A. Kramer, a Director of Golden Books, is a Managing Director of the investment banking firm of Houlihan Lokey Howard & Zukin, Inc, which acted as the financial advisor to the members of the Informal Senior Note Committee with respect to our restructuring.

         Richard Nevins, a Director of Golden Books, is a Managing Director of the investment banking firm of Jefferies & Company, Inc., and acted as the financial advisor to the members of the Informal Trust Originated Preferred Securities Committee with respect to our restructuring.

                             PRINCIPAL STOCKHOLDERS

         The following table shows the beneficial ownership of our outstanding shares of common stock by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and those whom we know beneficially own more than 5% of our common stock as of March 20, 2000, except as set forth in notes 2 and 3 below. The current business address of each of our directors and named executive officers is 888 Seventh Avenue, New York, New York 10106.


                                                                Beneficial Ownership (1)
                                                    ----------------------------------------------
Name and Address of Beneficial Owner                Number of Shares                Percentage (1)
------------------------------------                ----------------                --------------
James D. Bennett                                    1,785,610 (3)                   17.4%
Thomas R. Cochill                                   10,000                          *
Richard Intrator                                    10,000                          *
Michael A. Kramer                                   10,000                          *
Eugene Linden                                       15,402 (4)                      *
Richard Nevins                                      10,000                          *
Richard E. Snyder                                   483,889 (5)                     4.7%
Philip Galanes                                      --                              --
Richard K. Collins                                  --                              --
Colin Finkelstein                                   --                              --
All Directors and Officers as a Group (10           2,324,901                       22.1%
persons)

5% Holders
Principal Life Insurance Company                    1,218,333 (2)                   11.9%
Principal Capital Management, LLC
711 High Street
Des Moines, IA 50392-0088

---------------------
*        Less than one percent.

(1) Except where otherwise indicated, we believe that all parties named in the table, based on information provided by these persons, have sole voting and dispositive power over the securities beneficially owned by them, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the table on a given date, any security that the person or persons has the right to acquire within 60 days of March 20, 2000 is deemed to be outstanding (including by way of exercise of options), but shares that any other person may acquire during that 60-day period are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares of Golden Books' common stock issued to the holder on January 27, 2000 under the amended joint plan of reorganization and assumed to be beneficially owned by the holder as a result of that issuance.

(3) Includes 1,775,610 shares of Golden Books' common stock, the beneficial ownership of which was reported in Amendment No. 1 to the holders' Schedule 13G filed on February 10, 2000, and non-qualified options to purchase 10,000 shares of Golden Books' common stock granted on February 8, 2000 under our 1999 Equity Award Plan, which are presently exercisable. Mr. Bennett is deemed to beneficially own 1,775,610 shares of Golden Books' common stock by virtue of his control of the investment manager of Bennett Offshore Restructuring Fund Inc. and the general partner of Bennett Restructuring Fund, L.P. Mr. Bennett is the holder of non-qualified options to purchase 10,000 shares of Golden Books' common stock granted on February 8, 2000.

(4) Includes non-qualified stock options to purchase 10,000 shares of Golden Books' common stock granted under Golden Books' 1999 Equity Award Plan and 5,402 shares of Golden Books' common stock issued to the holder on January 27, 2000 under the amended joint plan of reorganization.

(5) Consists of 250,000 restricted shares of Golden Books' common stock issued to Mr. Snyder on January 27, 2000 under the amended joint plan of reorganization and 233,889 restricted shares of Golden Books' common stock issued to Mr. Snyder under his new employment agreement entered into with Golden Books under the amended joint plan of reorganization. Mr. Snyder controls the Snyder 1996 Family Limited Partnership, an equity investor in Golden Press Holdings, L.L.C. ("GPH"). GPH, a stockholder of Golden Books prior to and after the reorganization, beneficially owned more than 5% of Golden Books' common stock existing prior to the reorganization and all of the outstanding shares of Golden Books' preferred stock existing prior to the reorganization. Mr. Snyder disclaims beneficial ownership of GPH's shares of Golden Books' common stock received under the amended joint plan of reorganization.

                            SELLING SECURITY HOLDERS

         The following table provides information with respect to the common stock and the principal amounts of notes held by each selling security holder. The table is based on information provided by or on behalf of the selling security holders. Because the selling security holders may sell all or some part of the common stock and/or notes which they hold under this prospectus, no estimate can be given as to the amount of common stock or notes that will be held by the selling security holders upon termination of this offering. See "Plan of Distribution." The selling security holders may from time to time offer and sell any or all of the common stock and/or the notes under this prospectus. The term "selling security holders" includes their transferees, pledgees or donees or their successors.

                                                  Common Stock Beneficially            Notes Beneficially
Name                                                   Owned and Offered               Owned and Offered
----                                            -----------------------------    -----------------------------
                                                  Number                         Principal
                                                of Shares        Percentage(1)     Amount        Percentage(2)
                                                ---------        -------------   ---------       -------------
Bennett Offshore Restructuring Fund Inc.
Bennett Restructuring Fund, L.P..............   1,775,610            17.4%        $9,071,200            10.4%


Principal Life Insurance Company
Principal Capital Management, LLC............   1,218,333            11.9%        $24,940,000           28.7%


Richard E. Snyder............................      483,889           4.7%                  --             --

---------------------
     (1) Based on 10,233,889 shares of Golden Books common stock outstanding.
     (2) Based on $87,000,000 principal amount of notes outstanding.


         James D. Bennett, a Director of Golden Books, is the President of Bennett Management Corporation, a manager of private investment funds, including Bennett Offshore Restructuring Fund Inc. and Bennett Restructuring Fund, L.P. See "Certain Relationships and Related Transactions."

         The common stock and notes offered under this prospectus were issued to the selling security holders under our amended joint plan of reorganization upon emergence from Chapter 11 bankruptcy proceedings. In connection with that issuance the selling security holders (other than Mr. Snyder) were granted registration rights covering the common stock and the notes under a registration rights agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. This registration statement is intended to satisfy that registration rights.

                              PLAN OF DISTRIBUTION

         This prospectus covers the sale of the shares of common stock and the notes by the selling security holders. As used in this prospectus, selling security holders includes donees and pledgees selling security received from a named selling security holder after the date of this prospectus. The selling security holders may sell their shares of common stock and notes under this prospectus:

         - through one or more broker-dealers acting as either principal or agent;
         -        through underwriters;
         -        directly to investors; or
         -        any combination of these methods.

The selling security holders will fix a price or prices, and they may change the price, of the shares of common stock and notes offered based upon:

         -        market prices prevailing at the time of sale;
         -        prices related to those market prices; or
         -        negotiated prices.

These sales may be effected in one or more of the following transactions (which may involve crosses and block transactions):

         - on any securities exchange or U.S. inter-dealer system of a registered national securities association on which the notes and common stock may be listed or quoted at the time of sale;
         -        in the over-the-counter market;
         -        in private transactions;
         - through the writing of options, whether the options are listed on an option exchange or otherwise; or
         -        through the settlement of short sales.

         Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers. These discounts, concessions or commissions may be more than those customary for the transaction involved. If any broker-dealer purchases the shares of common stock or notes as principal, it may effect sales of the shares through other broker-dealers, and other broker-dealers may receive compensation from the purchasers for whom they act as agents.

         To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling security holders, and any underwriters, broker-dealers or agents that participate in the sale of the securities may be "underwriters" within the meaning of the Securities

Act. Any discounts, commissions, concessions or profits they earn on any sale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         Any securities covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. A selling security holder may not sell any securities described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

         To the extent required, the specific securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         We may suspend the use of this prospectus in certain circumstances because of pending corporate developments or a need to file a post-effective amendment. In any such event, we will use our reasonable efforts to ensure that the use of the prospectus is resumed as soon as practicable.

         Under the registration rights agreement with the selling security holders (other than Mr. Snyder), we have agreed to indemnify the selling security holders and each underwriter, if any, against certain liabilities, including under the Securities Act of 1933, or will contribute to payments the selling security holders or underwriters may be required to make in respect of those liabilities.

         We have agreed to pay substantially all of the expenses in connection with the registration, offering and sale of the securities covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         We have agreed to keep the registration statement, of which this prospectus is a part, effective from the time this registration statement becomes effective until that time when all securities covered by this registration statement have been sold.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Golden Books consists of 30,000,000 shares of common stock, par value $.01 per share. Under the amended joint plan of reorganization, Golden Books issued 10,233,889 shares of common stock to the holders of allowed claims.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights for the election of directors. Matters submitted to a vote of stockholders, other than the election of directors, are decided by a majority of the votes cast. Holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Under the terms of the notes indenture, Golden Books may not pay dividends on shares of the common stock. Upon the liquidation, dissolution or winding up of Golden Books, the holders of common stock are entitled to receive ratably the net assets of Golden Books available after the payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All the outstanding shares of common stock are fully paid and non-assessable. CHARTER PROVISIONS INDEMNIFYING DIRECTORS AND OFFICERS

         Golden Books amended and restated certificate of incorporation contains provisions to indemnify Golden Books' directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including payment in advance of a final disposition of a director's or officer's expenses and attorneys' fees incurred in defending any action, suit or proceeding. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW -- COMBINATIONS WITH INTERESTED STOCKHOLDERS

         Golden Books is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Generally, Section 203 of the DGCL prohibits certain Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

         (1) prior to the time of the business combination, the transaction is approved by the board of directors of the corporation,

         (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or

         (3) at or after that time, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specific exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of the corporation's voting stock.

REGISTRATION RIGHTS

         Golden Books (the issuer of the common stocks) and Golden Books Publishing (the issuer of the notes) entered into a registration rights agreement, dated as of January 25, 2000, with certain of the selling security holders under which each issuer agreed to:

         - to file a "shelf" registration statement covering shares of common stock and notes owned by the selling security holders;

         - use its reasonable best efforts to cause the shelf registration to be declared effective; and

         - keep that shelf registration continuously effective until the disposition of all registrable securities (as defined in the registration rights agreement).

An issuer will be permitted to suspend the availability of its shelf registration upon the existence of certain disadvantageous conditions as determined by the board of directors for not more than one occasion or more than an aggregate of 90 days during any twelve-month period, provided that that issuer does not take such action until 120 days after the shelf registration has been declared effective and that issuer has simultaneously taken similar action with respect to any other registration statements of that issuer that are then effective. The filing and effectiveness of the registration statement of which this prospectus forms a part satisfies each issuer's obligations under the registration rights agreement with respect to the registration statement that contains this prospectus.

         Each issuer will also make up to three underwritten offerings upon the demand of the selling security holders holding at least 25% of the registrable securities covered by the shelf registration.

         Under the terms of the registration rights agreement, if an issuer proposes to register any class of securities under the Securities Act for its own account, except in certain circumstances, the selling security holders are entitled to unlimited piggyback registrations, subject to the right of the underwriters of any such offering to limit the number of shares included in that registration.

         Each of the selling security holders whose registrable securities are being covered by a registration statement filed under a demand underwritten offering or piggyback registration must agree not to effect a public sale or distribution of any such registrable securities for a period of not more than 120 days commencing on the effective date of that underwritten offering or piggyback registration as may be requested by the underwriter. In the case of an underwritten public offering, a shorter restriction period may apply if any other holder of securities of that issuer covered by the registration statement is subject to a shorter restriction period.

         The issuers agreed to indemnify each of the selling security holders, its directors, officers, partners, employees, advisors and agents, and each person who controls that holder, to the extent permitted by law, from and against any and all liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any disclosure document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of that holder expressly for use therein. The issuers will also indemnify any underwriters of the registrable securities, their officers, directors and employees, and each person who controls any such underwriter to the same extent as provided above with respect to the indemnification of the selling security holders.

         Each selling security holder has agreed to indemnify and hold harmless the issuers, any underwriter retained by an issuer and their respective directors, officers, employees, advisors, agents and each person who controls the issuer or that underwriter to the same extent, subject to applicable law, as the foregoing indemnity from the issuer to the holders, but only with respect to any information furnished in writing by or on behalf of that holder expressly for use therein; provided, however, that the liability of any holder will be limited to the amount of the net proceeds received by that holder in the offering giving rise to such liability.


TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is The Bank of New York.

                            DESCRIPTION OF THE NOTES

         You can find definitions of certain terms used in the following summary under the subheading "Certain Definitions." In this description, the word "issuer" refers to Golden Books Publishing and not to any of its subsidiaries.

         The 10.75% senior secured notes were issued under an indenture, dated as of January 25, 2000, among Golden Books Publishing, as issuer, the Guarantors and HSBC Bank USA, as the trustee under the indenture. The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939.

         The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. Prior to purchasing any notes, we strongly recommend that you read the form of notes and the indenture in their entirety because the indenture, and not this description, defines your rights as holders of the notes. A form of the notes and the indenture are included as an exhibit to the registration statement and is available as set forth below under "Where You Can Find More Information."

GENERAL

         The senior secured notes:

         -        are general obligations of the issuer;

         - are secured by a first priority lien on certain collateral and a second priority lien on certain other collateral;

         - rank equally with all existing and future senior debt of the issuer; and

         -        are unconditionally guaranteed by the guarantors.

         The notes are jointly and severally guaranteed by the following affiliates of the issuer:

         -        Golden Books

         -        Golden Books Home Video, Inc.

         -        Shari Lewis Enterprises, Inc.

         -        SLE Productions, Inc.

         -        LRM Acquisition Corp.

         The guarantees of the notes:

         -        are general obligations of each guarantor;

         - are senior in right of payment to all existing and future subordinated debt of each guarantor;

         - are on equal basis with all existing and future senior debt of each guarantor; and

         - are limited for each guarantor to the maximum amount which will result in each guarantee not being a fraudulent conveyance or fraudulent transfer.

         Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

         Each guarantor may consolidate with or merge into or sell its assets to the issuer or another guarantor that was a guarantor as of January 25, 2000 without limitation, or with or to other persons or entities upon the terms and conditions set forth in the indenture. In the event of the sale of a guarantor other than Golden Books to a person or entity which is not a subsidiary of Golden Books which sale complies with the provisions set forth in the indenture, including the provisions set forth in "Asset Sales" and the Collateral Agreements, that guarantor's guarantee will be released.

PRINCIPAL, MATURITY AND INTEREST

         The indenture provides for the issuance of up to $87.0 million of senior secured notes. The notes will mature on December 31, 2004.

         The notes bear interest at a rate of 10.75% per year. Golden Books Publishing will pay interest semiannually on June 30 and December 31 of each year. However, at the option of the issuer, semiannual interest payments due on or prior to December 31, 2002, may be paid in the form of additional notes instead of cash at the annual rate of 14.25%. The first interest payment will be for the period from the date we issued the notes to June 30, 2000. Golden Books Publishing will pay interest on the notes to the persons who are registered holders of notes at the close of business on the June 15 and December 15 immediately preceding the applicable interest payment date.

PAYING AGENT AND REGISTRAR; TRANSFER AND EXCHANGE

         Initially, HSBC Bank USA will act as paying agent and registrar. At our discretion, we may change any paying agent, registrar or co-registrar.

         Initially, the offices of the trustee will serve as the location for:

         -   payment of principal, premium, if any, and interest;

         -   transfer of the notes; and

         -   registration of any transfer.

We may, however, maintain another location for these purposes in the future We may pay principal and interest with a check and we may mail an interest check to a holder's registered address. Holders must surrender their notes to a paying agent to collect principal payments.

FORM OF NOTES

         The notes are in fully registered form without coupons in denominations of $1,000 or any multiples of $1,000. A holder may transfer or exchange notes in accordance with the indenture. No service charge will be made for:

         - any registration of transfer or exchange of notes;

         - transfer or exchange of any notes selected for redemption.

Also, in the event of a partial redemption, the registrar need not transfer or exchange any notes for a period of 15 days before selecting notes to be redeemed. Except as described below, the indenture does require the issuer to repurchase the notes in the event of certain asset sales or change of control of Golden Books. Any of these events could negatively impact our credit worthiness and the market value of the notes may decline significantly as a result. The indenture does not protect holders of the notes against any decline in our credit quality. The registered holder of a note may be treated as its owner for all purposes.

REDEMPTION

Optional Redemption

         The issuer may redeem the notes, at its option, in whole at any time or in part from time to time, on and after January 25, 2000, at the redemption prices expressed as percentages of the principal amount set forth below. If the issuer redeems the notes, the issuer must also pay interest accrued and unpaid to the applicable redemption date. The redemption prices during the twelve-month period beginning on January 25 of the years indicated are set forth below:

                  Year                                         Percentage
                  ----                                         ----------
                  2000 ......................................   105.375%
                  2001 ......................................   103.583%
                  2002 ......................................   101.792%
                  2003 and thereafter .......................   100.00%

         If the issuer redeems less than all of the notes, the trustee will select the notes for redemption as follows:

         (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed or,

         (2) if the notes are not listed on a national securities exchange, on a pro rata basis or on as nearly a pro rata basis as is practicable, by lot or by such other method as the trustee deems fair and appropriate.

No notes of $1,000 of principal amount at maturity or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 and not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

         If less than all of the notes are to be redeemed, the notice of redemption will identify the particular notes (or a portion of the notes) to be redeemed, as well as the aggregate principal amount of notes being redeemed and the aggregate principal amount of notes to be outstanding after such partial redemption. If a note is redeemed in part, a new note in principal amount equal to the unredeemed portion of the original note presented for redemption will be issued in the name of the holder of the original note upon cancellation of the original note. Interest will cease to accrue on notes or portions of them called for redemption on and after the redemption date.

Mandatory Redemption

         The issuer must mandatorily redeem a principal amount of the notes equal to $8,333,000 on each of June 30, 2003, December 31, 2003 and June 30, 2004, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest to the applicable date of redemption.

SECURITY

         As provided in the Collateral Agreements, all obligations of the issuer under the notes and the indenture are secured by:

         - a first priority lien on First Lien Collateral superior to and prior to the rights of all third persons, and

         -        a second priority lien on Second Lien Collateral;

both subject to no other liens other than Permitted Liens.

The First Lien Collateral and the Second Lien Collateral (collectively, the "Collateral") are comprised of all assets and property of any kind or character (whether real, personal, tangible or intangible, now owned or existing or acquired after January 25, 2000) of the issuer and each guarantor, except as limited by the Security Agreement.

         The Second Lien Collateral is comprised of all assets and property of the issuer and each guarantor, except for those assets and properties comprising the First Lien Collateral. The First Lien Collateral is comprised of:

         - all copyrights, distribution rights, trademarks and licenses relating to characters, television programs and motion pictures for Lassie, The Lone Ranger, Underdog and Felix the Cat;

         - all copyrights, distribution rights, trademarks and licenses relating to characters, television programs and motion pictures for the Rankin and Bass Christmas Classics: Frosty the Snowman, Little Drummer Boy, Rudolph the Red Nosed Reindeer, Santa Claus is Coming to Town and Frosty Returns;

         -        the Golden Books Entertainment Group division's film library;

         - all other intellectual property rights related to the electronic media entertainment division;

         - all inventory and accounts receivable relating to the television programs and motion pictures described above and all proceeds thereof (except that during certain periods the first $5 million in cash proceeds become Second Lien Collateral as provided in the Intercreditor Agreement referred to below);

         - a mortgage on the distribution center in Crawfordsville, Indiana and a lien on the equipment and fixtures located in the distribution center;

         - all equipment and fixtures located at our headquarters in New York City;

         - all rights to the distribution agreement with Sony Wonder, a division of Sony Music, under which Sony Wonder produces and distributes the Golden Books Entertainment Group division's children's home video and audio products;

         - all related license agreements between Golden Books Home Video, Inc. and the issuer;

         -        the capital stock of Golden Books Home Video, Inc.; and

         - all securities issued by Artech Printing, Inc. or any of its affiliates to the issuer.

         If the notes become due and payable prior to maturity or are not paid in full at maturity, the trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the First Lien Collateral in accordance with the security documents and applicable law; the trustee is prohibited from foreclosing upon the Second Lien Collateral by the terms of the Intercreditor Agreement until our obligations under the revolving credit and term loan agreement are paid in full. The proceeds received from the sale of any First Lien Collateral that is the subject of a foreclosure or collection suit will be applied first to pay the expenses of such foreclosure or suit and amounts then payable to the trustee and thereafter to pay the principal of and interest on the notes. The trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the holders' interest in, the First Lien Collateral.

         We cannot assure you that the trustee will be able to sell the First Lien Collateral without substantial delays or compromises or that the trustee will be able to sell the Second Lien Collateral at all because of the prohibition in the Intercreditor Agreement or that the proceeds of the sale of the Collateral will be sufficient to pay all amounts owning to holders of the notes. Third parties that have Permitted Liens may have rights and remedies with respect to the property subject to those liens that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

         The collateral release provisions of the indenture will permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "Release of Collateral."

CHANGE OF CONTROL

         If a Change of Control occurs, other than a Change of Control that also constitutes an Asset Sale for which the issuer has made a Net Proceeds Purchase of all notes under the indenture, each holder of notes will have the right to require the issuer to repurchase all or any part of that holder's notes under the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount of those notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

         Within 20 days following any Change of Control, the issuer will mail a notice to each holder with a copy to the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes. The notice will state, among other things, the purchase date which will be no earlier than 30 days and no later than 40 days from the date the notice is mailed (the "Change of Control Payment Date").

         Each holder electing to have his or her note purchased under a Change of Control Offer will be required to surrender that note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent for the notes at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

         On the Change of Control Payment Date, the issuer will:

         (1) accept for payment all notes or portions of the notes tendered under the Change of Control Offer;

         (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes tendered; and

         (3) deliver or cause to delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of the notes being purchased by the issuer.

         The paying agent will promptly mail to each holder of notes tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that the new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

         If a Change of Control Offer is made, no assurance can be made that the issuer will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be surrendered by the holders seeking to accept the Change of Control Offer. In the event that the issuer is required to purchase notes under a Change of Control Offer, the issuer expects that it would seek financing to the extent they it does not have available funds to meet its purchase obligations. However, no assurance can be made that the issuer would be able to obtain that financing.

         A failure to repurchase the notes under a Change of Control Offer would result in an event of default under the indenture.

         The Change of Control purchase feature of the indenture may in certain circumstances make more difficult or discourage a takeover of Golden Books. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate common stock or to obtain control of Golden Books, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a standard term contained in other similar debt securities.

         The foregoing provisions would not necessarily afford holders of notes protection in the event of highly leveraged or other transactions involving Golden Books that may adversely affect the value of notes.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Golden Books and its subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Golden Books and its subsidiaries taken as a whole to another person or entity or group may be uncertain.

ASSET SALES

         Golden Books will not, and will not permit any of its subsidiaries to, consummate any Asset Sale unless:

         (1) Golden Books (or the subsidiary, as the case may be) receives consideration at the time of that Asset Sale (the "Asset Sale Closing Date") at least equal to the fair market value of the assets sold or otherwise disposed of;

         (2) fair market value is determined in good faith by Golden Books' board of directors or, with respect to assets constituting First Lien Collateral and having a fair market value in excess of $5 million, an Independent Financial Advisor; and

         (3) at least 90% of the consideration received is in the form of cash or cash equivalents.

         Within 270 days after the receipt of any Net Cash Proceeds from an Asset Sale, Golden Books or its subsidiary may apply all or any part of the Net Cash Proceeds up to a maximum of $3 million in any fiscal year in:

         (1) Investments constituting Permitted Cash Business Investments that replace the properties that were the subject of that Asset Sale; or

         (2) Investments constituting Permitted Cash Business Investments that will be used in the business of Golden Books and its subsidiaries.

         Any Net Cash Proceeds from Asset Sales that are not invested as provided in the preceding paragraph will be delivered to the Collateral Agent under the Pledge Agreement (Cash) not later than one (1) day after the applicable Asset Sale Closing Date and the Collateral Agent will have a first priority lien on those Net Cash Proceeds, subject only to Permitted Liens. However, if the Asset Sale consists of Second Lien Collateral, then the Net Cash Proceeds from that Asset Sale will be delivered to the Lender to the extent required by the revolving credit and term loan agreement.

         Under the Pledge Agreement (Cash), upon the written instructions of the issuer contained in an officers' certificate, the Collateral Agent will release the Net Cash Proceeds during the 270-day period after the applicable Asset Sale Closing Date as follow:

         (1) where the Net Cash Proceeds constitutes proceeds of an Asset Sale of Second Lien Collateral, to the lenders and agents under the revolving credit and term loan agreement to repay Indebtedness of the issuer under the revolving credit and term loan agreement with those limitations as provided in the indenture;

         (2) regardless of the assets sold and where no Default exists, in connection with a Permitted Cash Business Investment as describe above; or

         (3)      regardless of the assets sold, to purchase the notes.

         Any Net Cash Proceeds not permanently applied as specified in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds of any Asset Sale exceeds $500,000, or when the aggregate amount of Excess Proceeds of all Asset Sales since January 25, 2000 exceeds $2 million, the issuer will be required to make an offer to all holders of notes containing provisions similar to those set forth in the indenture relating to the optional redemption of the notes to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds (a "Net Proceeds Purchase"). The offer price in any Net Proceeds Purchase will be equal to a percentage, as specified in the section "Optional Redemption" above, of the principal amount of any notes, plus accrued and unpaid interest to the date of purchase. Each Net Proceeds Purchase will be made in accordance with the procedures set forth in the indenture.

         The issuer will be required to mail, by first class mail, a notice of a Net Proceeds Purchase to the holders and the trustee not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Purchase, and shall comply with the procedures set forth in the indenture. Notwithstanding the preceding sentence, the notice of a Net Proceeds Purchase must be mailed not more than 271 days after the relevant Asset Sale Closing Date that triggered that Net Proceeds Purchase. Upon receiving notice of the Net Proceeds Purchase, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. If the aggregate principal amount of notes tendered into the Net Proceeds Purchase exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of the Net Proceeds Purchase, the amount of Excess Proceeds will be reset at zero.

         All Net Cash Proceeds of Asset Sales of First Lien Collateral will be deposited in a segregated Blocked Account (as defined in the Security Agreement) to be specified by the Collateral Agent. The Collateral Agent will have sole dominion and control of that Blocked Account and neither the issuer, any guarantor or the lenders and agents under the revolving credit and term loan agreement will have any control over that Blocked Account and the funds in the account.

CERTAIN COVENANTS

         The indenture contains, among others, the following covenants:

Limitation on Restricted Payments

         Golden Books and the issuer will not, and will not permit any of their subsidiaries to, directly or indirectly make any:

         (1) Stock Payment;

         (2) Investment (other than a Permitted Investment); or

         (3) Restricted Debt Prepayment (all those payments and other actions set forth in these clauses (1) through (3) above being collectively referred to as "Restricted Payments."

Minimum EBITDA

         Golden Books will not permit EBITDA (calculated under the method and period of calculation used in determining Minimum CIT EBITDA) as of each March 31, June 30, September 30 and December 31 (or, if appropriate, those other dates as may be the last dates of Golden Books' fiscal quarters) to be less than the Minimum EBITDA for that date.

         Golden Books must certify to the trustee in an officer's certificate the amount of its EBITDA and the corresponding Minimum EBITDA (1) as of each March 31, June 30 and September 30 (or other fiscal quarter end date), within 45 days after that date and (2) as of each December 31 (or other fiscal year end date), within 90 days after that date.

         If at the end of any fiscal quarter commencing in 2001 EBITDA is less than the Minimum EBITDA for the corresponding period in 2000, a Director Event occurs. Upon the occurrence of a Director Event, (1) the issuer will promptly (but in any event no more than three days thereafter) notify the trustee in writing of that Director Event; and (2) immediately and automatically, without the necessity of any further action by Golden Books' board of directors or stockholders or any other person or entity, Golden Books' board of directors will increase from seven members to eight members, and the trustee, acting on behalf of the holders of the notes, will have the right to elect that additional member. Any vacancy with respect to that new director position must only be filled by the trustee acting for the benefit of the holders of the notes. No removal of a director elected by the trustee acting on behalf of the holders of the notes, and no other change that would result in a loss of rights of the holders of the notes under the provisions relating to the occurrence of a Director Event, may be made without the written consent of the holders of the notes of at least a majority in aggregate principal amount of the outstanding notes.

         Upon receipt of written notice of the occurrence of the Director Event, the trustee will promptly elect Ms. Katalin E. Kutasi as a member of Golden Books' board of directors, and will promptly give notice of the Director Event and Ms. Kutasi's election to the holders of the notes. Under the indenture, holders of the notes of not less than 10% in aggregate principal amount of the notes then outstanding may call for a meeting of the holders of the notes, and at that meeting may elect an individual to replace Ms. Kutasi. If Ms. Kutasi refuses or is unable to serve or is removed, then the trustee will promptly call a meeting of holders of the notes and elect the individual selected by the holders of the notes at that meeting. The trustee must re-elect Ms. Kutasi or such other individual (or any other individual that the holder of the notes will from time to time direct at a meeting of the holders of the notes called for that purpose) from time to time as appropriate as required under Golden Books' charter and bylaws.

         The rights of the trustee and the holders of the notes under the provisions relating to the occurrence of a Director Event under will terminate upon the payment in full of the notes and all other obligations under the indenture.

         Golden Books' charter and bylaws must contain provisions implementing the provisions relating to the occurrence of a Director Event under this section. Golden Books' charter and bylaws will not permit the amendment of these provisions without the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes.

Limitation on Transactions with Affiliates

         Golden Books and the issuer will not, and will not permit any of their subsidiaries to:

         (1) sell, lease, transfer, issue or otherwise dispose of any of its properties or assets or securities to,

         (2)      purchase any property, assets or securities from,

         (3)      make any Investment in, or

         (4) enter into any contract or agreement with or for the benefit of,

an affiliate of Golden Books, the issuer or any of their respective subsidiaries (an "Affiliate Transaction") unless Golden Books' board of directors reasonably and in good faith determines that that Affiliate Transaction is fair to Golden Books, the issuer or that subsidiary, as the case may be, and is on terms at least as favorable as might reasonably have been obtainable at that time from an unaffiliated party.

         All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million must be approved by majority of the disinterested members of Golden Books' board of directors and evidenced by a board resolution stating that the board has determined that the transaction complies with the foregoing provisions. In addition, neither Golden Books, the issuer nor any of their respective subsidiaries may enter into an Affiliate Transaction or series of related Affiliate Transactions having a value of more than $5 million to the issuer, Golden Books or any of their respective subsidiaries unless the issuer, Golden Books or that subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of that Affiliate Transaction are fair to the issuer, Golden Books or that subsidiary or are at least as favorable as might reasonably have been obtained at that time from an unaffiliated party.

         The foregoing will not apply to:

         - reasonable and customary fees and compensation paid to, and indemnity (other than for fraud or intentional misrepresentation) provided on behalf of, officers, directors, employees or consultants of the issuer, Golden Books or any of their respective subsidiaries, as determined in good faith by Golden Books' board of directors or senior management;

         - transactions exclusively between or among Golden Books and any of its wholly-owned subsidiaries that are guarantors as of January 25, 200 or exclusively between or among these wholly-owned subsidiaries that are guarantors as of

                  January 25, 2000, provided those transactions are not otherwise prohibited by the indenture; and

         -        certain transactions as described in the indenture.

Limitation on Incurrences of Additional Indebtedness

         Golden Books and the issuer will not, and will not permit any of their respective subsidiaries, directly or indirectly, to incur, assume, guarantee, be or become liable contingently or otherwise, with respect to, or otherwise be or become responsible for the payment of (collectively, "incur") or permit to exist any Indebtedness. For purpose of this indenture, Indebtedness incurred by any person or entity other than Golden Books, the issuer or their respective subsidiaries, which Indebtedness is outstanding at the time that person or entity is acquired as a subsidiary by, becomes a subsidiary of, or is merged into or consolidated with, Golden Books, the issuer or any of their respective subsidiaries, will be considered to have been incurred or issued, as the case may be, at the time that person or entity is acquired as a subsidiary by, becomes a subsidiary of, or is merged into or consolidated with Golden Books or the issuer or any of their subsidiaries.

         The foregoing paragraph will not prohibit the incurrence of any of the following items of Indebtedness:

         (1) the issuer, Golden Books and any of their wholly-owned subsidiaries that are guarantors may incur and permit to exist Indebtedness under the revolving credit and term loan agreement in an aggregate principal amount at any time outstanding not to exceed:

                  (a) $45.0 million unless a greater amount is permitted under the following clauses (b), (c) or (d);

                  (b) $60.0 million at any time during the period from September 15, 2000 until January 15, 2001;

                  (c) $60.0 million at any time during the period from September 15, 2001 until January 15, 2002, if:

                           (i) the Swing Collateral is subject to no liens other than as permitted under the Security Agreement;

                           (ii) none of the notes has become (whether by optional or automatic acceleration, failure to make a required principal payment, redemption, repurchase or otherwise) due and payable; and

                           (iii) the Consolidated Cash Flow of Golden Books and its subsidiaries for the most recently ended four full fiscal quarters (determined on a historical basis without giving pro forma effect to any transaction) is equal to or greater than $7,500,000; and

                  (d) $60.0 million after December 31, 2000, at any time other than the time periods specified in clauses (b) and (c) above, if:

                           (i) the Swing Collateral is subject to no liens other than as permitted under the Security Agreement;

                           (ii) none of the notes has become (whether by optional or automatic acceleration, failure to make a required principal payment, redemption, repurchase or otherwise) due and payable; and

                           (iii)    the EBITDA of Golden Books and its
                                    subsidiaries for the most recently ended four full fiscal quarters (determined on a historical basis without giving pro forma effect to any transaction) is equal to or greater than $1.00.

         (2) the issuer, Golden Books and their respective subsidiaries may incur and permit to exist Indebtedness evidenced by the notes and the guarantees;

         (3) the issuer or any guarantor may incur and permit to exist Indebtedness to Golden Books, the issuer or any guarantor to the extent permitted by the indenture related to transactions with affiliates;

         (4) the issuer, Golden Books and any of their wholly-owned subsidiaries that are guarantors may incur and permit to exist Indebtedness if:

                  (a) that Indebtedness is incurred by Golden Books or a wholly-owned subsidiary that is a guarantor in connection with the acquisition (whether by merger, consolidation, purchase or otherwise) of a person or entity ("Target") by Golden Books or that guarantor;

                  (b) that Indebtedness was owed by Target prior to the time of that acquisition, and was not incurred by Target in contemplation of that acquisition;

                  (c) that acquisition constitutes a Permitted Cash Business Investment;

                  (d)      that Indebtedness is unsecured or, if secured,

                           (i) the liens attach only to the assets of Target and do not extend to any assets other than those directly or indirectly acquired in that acquisition; and

                           (ii) the amount of that Indebtedness does not exceed 100% of the fair market value of those acquired assets, and

                  (e) at the time of that acquisition and incurrence of Indebtedness,

                           (i) Golden Books' Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of that acquisition, determined on a pro forma basis as if that acquisition and incurrence had occurred at the beginning of that four-quarter period, would have been greater than Golden Books' Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarter for which internal financial statements are available immediately preceding the date of that acquisition, determined as if that acquisition and incurrence had not occurred, and

                           (ii) Target's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of that acquisition was at least 1.75 to 1.0.

         (5) the issuer, Golden Books and any of their wholly-owned subsidiaries that are guarantors may incur and permit to exist purchase money Indebtedness (including, without limitation, Capitalized Lease Obligations) in an aggregate amount at any one time outstanding of up to $4.0 million if:

                  (i) the proceeds of that Indebtedness are used solely to purchase property used by Golden Books or any of its wholly-owned subsidiaries in the operation of its business;

                  (ii) all those purchases constitute Maintenance Capital Expenditures permitted under the indenture;

                  (iii) that Indebtedness is secured by liens on the property so acquired;

                  (iv) that Indebtedness will not be secured by any property other than the property so acquired;

                  (v) the lien securing that Indebtedness will be created contemporaneously with the acquisition of such property;

                  (vi) the amount of that Indebtedness (excluding interest) does not exceed 100% of the cost of such property; and

                  (vii) that Indebtedness is approved in accordance with Golden Books' normal internal cost justification process.

         (6) Unrestricted Subsidiaries may incur and permit to exist Non-Recourse Debt.

 Limitation on Payment Restrictions Affecting Subsidiaries

         The issuer and Golden Books will not, and will not permit any of their respective subsidiaries to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its subsidiaries, except for:

         (1) any such restrictions contained in (a) the revolving credit and term loan agreement and related documents as in effect on January 25, 2000 as any such payment restriction may apply to any present or future subsidiary, (b) the indenture and the Collateral Agreements, (c) secured Indebtedness otherwise permitted to be incurred or to remain outstanding under the indenture and that limits the right of the debtor to dispose of the assets securing that Indebtedness;

         (2) customary provisions restricting subletting, transfer or assignment of any lease or agreement entered into by a subsidiary of Golden Books or the assets (other than cash) subject thereto;

         (3) customary pre-closing restrictions with respect to a subsidiary of Golden Books under an agreement that has been entered into for the sale or disposition of all or a portion of the capital stock or assets of that subsidiary; and

         (4) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (1) above or amendments to the Indebtedness referred to in clause
                  (1) above; provided that the Payment Restrictions contained therein are not any more restrictive than those provided for in that Indebtedness being refinanced, refunded, extended or renewed.

Limitation on Liens

         The issuer and Golden Books will not, and will not permit any of their respective subsidiaries to, create, incur, assume or suffer to exist any liens upon any of their respective assets except for Permitted Liens, and, in the case of assets constituting Collateral, only those Permitted Liens that are permitted by the Security Agreement with respect to that Collateral.

Restrictions on Sale and Ownership of Subsidiaries

         Neither the issuer nor Golden Books may permit any of its subsidiaries to issue or sell any capital stock or partnership interest (other than to the issuer or Golden Books or to a wholly-owned subsidiary that is a guarantor as of January 25, 2000) or permit any person or entity (other than the issuer or Golden Books or a wholly-owned subsidiary that is a guarantor as of January 25,
2000) to own any capital stock or partnership interest of any subsidiary of Golden Books or the issuer, and Golden Books and the issuer will not, and will not permit their respective subsidiaries to, own, acquire or permit to exist any subsidiary that is not a wholly-owned subsidiary and a guarantor, in each case other than:

         (1) a sale of 100% of the capital stock or partnership interests of a subsidiary which is not otherwise prohibited by the indenture, and

         (2) Unrestricted Subsidiaries formed and existing under and in compliance with the definition of that term set forth in the indenture.

         Notwithstanding the preceding paragraph, Golden Books Publishing, (Canada) Inc. ("Golden Canada") may exist as a wholly-owned subsidiary of the issuer that is not a guarantor if and only so long as Golden Canada does not directly or indirectly guarantee or be or become liable, contingently or otherwise, with respect to, or otherwise be or become responsible for the payment of, any Indebtedness incurred or owed by Golden Books or the issuer or any of their domestic subsidiaries.

Limitation on License Agreements and Distribution Agreements

         The issuer and Golden Books will not, and will not permit any of their respective subsidiaries to, enter into any license agreement, distribution agreement, option agreement or similar agreement with respect to any Collateral except for license agreements and distribution agreements with respect to intellectual property assets ("License and Distribution Agreements") entered into in the ordinary course of business on terms that are fair to Golden Books, the issuer or that subsidiary, as the case may be, and do not adversely impact the holders of notes, the Collateral or the value of the Collateral.

         All License and Distribution Agreements (and each series of related License and Distribution Agreements which are similar or part of a common plan) with a value (as defined below) in excess of $2,000,000 must be approved by a majority of the members of the board of directors of Golden Books and be evidenced by a board resolution stating that the board of directors has determined that the transaction complies with the foregoing provisions. In addition, neither the issuer, Golden Books nor any of their respective subsidiaries may enter into a License and Distribution Agreement or series of related License and Distribution Agreements with a value (as defined below) of more than $3 million unless the issuer, Golden Books or that subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of that License and Distribution Agreement are fair to the issuer, Golden Books or that subsidiary. For purposes of this paragraph only, the "value" of a License and Distribution Agreement is equal to the aggregate amount of all guaranteed payments required to be made thereunder by Golden Books, the issuer and their respective subsidiaries without regard to the present value of any future non-guaranteed payments.

         The above limitations on License and Distribution Agreements do not apply to License and Distribution Agreements exclusively between or among Golden Books and any of its wholly-owned subsidiaries that are guarantors as of January 25, 2000 or exclusively between or among those wholly-owned subsidiaries that are guarantors as of January 25, 2000, provided that those transactions are not otherwise prohibited by the indenture.

Subsidiaries

         Except as permitted by the indenture, the issuer and Golden Books will not, and will not permit their respective subsidiaries to, own, acquire or permit to exist any subsidiary which is not a wholly-owned subsidiary, a domestic subsidiary and a guarantor. Except as permitted by the indenture, the issuer and Golden Books will not, and will not permit any of their respective subsidiaries to, permit the formation, acquisition, or ownership of any subsidiary not listed in the indenture.

After Acquired and Moved Collateral

         The issuer and Golden Books and each of their subsidiaries must:

         - notify the trustee of any intellectual property assets, Investments or other assets having a fair market value in excess of $1.0 million acquired by the issuer, Golden Books or any of their respective subsidiaries within 15 days of the acquisition of those assets, or the movement of assets from one jurisdiction to another, and

         - deliver to the trustee appropriate documentation to perfect in favor of the trustee first (or, as appropriate, second) priority liens on those assets (subject to Permitted Liens as appropriate) in the United States and Canada and, if requested by the trustee during the existence of an Event of Default or if requested at any time by holders of not less than 10% in aggregate principal amount of the notes then outstanding, any other foreign jurisdiction.

On the first business day of each February, May, August and November, beginning in May 2000, the issuer and Golden Books will deliver to the trustee an opinion of counsel identifying those assets and opining to the effect that the Collateral Agent has a perfected lien on all those assets acquired since the preceding opinion of counsel under this section.

         Notwithstanding the foregoing, if (1) a lien is granted to the lenders and agents under the revolving credit and term loan agreement on any asset, or any lien of the lenders and agent under the revolving credit and term loan agreement is perfected, the issuer and Golden Books and each of their subsidiaries will grant a lien (or as appropriate, perfect the lien) on that asset in favor of the Collateral Agent, and (2) a legal opinion regarding the grant or perfection of a lien is delivered to the lenders and agents under the revolving credit and term loan agreement, a corresponding opinion of counsel addressing the grant or perfection, as appropriate, of the Collateral Agent's lien in those assets will be contemporaneously delivered to the Collateral Agent. In addition, if the issuer or a guarantor obtains for the lenders and agents under the revolving credit and term loan agreement a consent to the grant of a lien to the lenders and agents under the revolving credit and term loan agreement or to the sale of inventory by the lenders and agents under the revolving credit and term loan agreement or other right or benefit of any kind in connection with a license agreement or other contract, the issuer and the guarantors will obtain for the Collateral Agent a corresponding consent or other right or benefit.

         Assets that constitute proceeds of First Lien Collateral (including, without limitation, reinvestment of those proceeds, and proceeds thereof) will constitute First Lien Collateral, and Golden Books, the issuer and the guarantors will perfect a first priority lien in those assets in favor of the Collateral Agent, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement. Assets that constitute proceeds of Second Lien Collateral (including, without limitation, reinvestment of those proceeds, and proceeds thereof) will constitute Second Lien Collateral, and Golden Books, the issuer and the guarantors will perfect a lien in those assets in favor of the Collateral Agent, subject only to Permitted Liens permitted with respect to Second Lien Collateral, as set forth in the Security Agreement.

         Notwithstanding any other provision of the indenture, Golden Books and the issuer will not, and will not permit their respective subsidiaries to, purchase or otherwise acquire an asset or assets if the consideration to be paid for such new asset or assets will consist of proceeds of both First Lien Collateral and Second Lien Collateral unless either:

         (1) such new asset or assets can be separated in a fair and reasonable manner (as determined by the board of directors and evidenced by a board resolution) in order to allow the Collateral Agent to obtain, as security for the notes, a perfected, first priority lien, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement, in new identifiable assets having a fair market value comparable to the amount of proceeds of First Lien Collateral expended in connection with the purchase of such new asset or assets, or

         (2) Golden Books, the issuer or one or more of their respective subsidiaries grants the Collateral Agent a perfected, first priority lien, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement, in other assets having a fair market value comparable to the amount of proceeds of First Lien Collateral expended in connection with the purchase of such new asset or assets (or, in the case of other assets that were previously Second Lien Collateral, causes such other assets to become First Lien Collateral).

         Assets acquired after January 25, 2000 that constitute proceeds of cash generated from the operations of Golden Books, the issuer and their respective subsidiaries, and do not constitute proceeds of First Lien Collateral or Second Lien Collateral, will constitute additional Second Lien Collateral, and Golden Books, the issuer and the guarantors will perfect a lien in those assets in favor of the Collateral Agent, subject only to Permitted Liens permitted with respect to Second Lien Collateral, as set forth in the Security Agreement.

Maintenance Capital Expenditures

         The issuer and Golden Books will not, and will not permit their respective subsidiaries to, make Maintenance Capital Expenditures in any fiscal year in an aggregate amount in excess of the corresponding limit for that fiscal year as set forth in the right-hand column below.

               FISCAL YEAR                              PER ANNUM
                  ENDING                                  AMOUNT
            -----------------                          ------------
            December 31, 2000                          $5.0 million

            December 31, 2001                          $6.0 million

            December 31, 2002                          $6.0 million

            December 31, 2003                          $7.0 million

            December 31, 2004                          $7.0 million

         The issuer and Golden Books will not, and will not permit their respective subsidiaries to, make Maintenance Capital Expenditures to replace, in whole or in part, assets directly or indirectly sold in connection with the Permitted Racine Sale.

Line of Business

         Golden Books and the issuer will not, and will not permit any of their respective subsidiaries to, engage as a material part of its business in any business other than the business conducted by Golden Books and its subsidiaries as of January 25, 2000 or any other business determined by Golden Books' board of directors, in good faith, to be directly related to the foregoing.

Payments for Consent

         Neither Golden Books, the issuer nor any of their respective subsidiaries will, directly or indirectly, pay any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, any Collateral Agreement or the notes unless that consideration is paid to all holders of notes that were asked to so consent, waive or agree to amend and did so within the appropriate time period set forth in the solicitation documents relating to that consent, waiver or agreement.

Ability to Make Cash Interest Payments

         Golden Books will use diligent good faith efforts (subject to Golden Books' fiduciary duty and to Golden Books' obligation to act in the best interest of its stockholders):

         (1) to ensure that neither the issuer nor any guarantor will be subject to any contractual restriction on its ability to pay interest on the notes in cash rather than by issuance of additional notes, and

         (2) if any such contractual restriction does exist, to minimize the practical limitation of such contractual restriction (such as by negotiating to reduce the levels of financial tests that must be met in order to allow cash interest payments).

Golden Books' Board of Directors

                  So long as any principal of or interest on the notes or any other obligations under the indenture (whether or not due) remains unpaid, Golden Books' board of directors must consist of (1) prior to the occurrence of a Director Event, seven members, and (2) after the occurrence of a Director Event, eight members.

Limitation on Merger

         Each of Golden Books, the issuer, the guarantors and their subsidiaries will not in a single transaction or through a series of related transactions,
(1) consolidate with or merge with or into any other person or entity, or transfer (by lease, license, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or entity or group of affiliated persons or entities (including, without limitation, the transfer by Golden Books of the issuer) or
(2) adopt a plan of liquidation. However, a wholly-owned subsidiary of the issuer may merge or liquidate into the issuer or another wholly-owned subsidiary of the issuer that is a guarantor, and a wholly-owned subsidiary of Golden Books may merge or liquidate into Golden Books or, except in the case of the issuer, another wholly-owned subsidiary of Golden Books that is a guarantor.

         Notwithstanding the paragraph above, Golden Books (or a guarantor) may consolidate with or merge with or into any other person or entity ("Target") provided that:

                  (A) Golden Books (or that guarantor) will be the continuing entity, or the entity (if other than Golden Books (or that guarantor)) formed by that consolidation or into which Golden Books (or that guarantor) is merged or to which all or substantially all of the properties and assets of Golden Books as an entirety or substantially as an entirety are transferred (or, in the case of a plan of liquidation, any person or entity to which assets are transferred) (Golden Books or that other person or entity surviving a transaction with Golden Books being hereinafter referred to as the "Surviving Person"; any such person or entity surviving a consolidation or merger with a guarantor being hereinafter referred to as the "Guarantor Surviving Person") will be a corporation organized and validly existing under the laws of any state in the United States, or the District of Columbia, and will expressly assume, by an indenture supplement to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of Golden Books (or that guarantor) under the notes and the indenture;

                  (B) immediately after and giving effect to that transaction and the assumption contemplated by clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith:

                  (1) the Surviving Person's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of that consolidation or merger, determined on a pro forma basis as if that consolidation or merger had


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                           occurred at the beginning of that four-quarter
                           period, would have been greater than Golden Books' Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of that consolidation or merger as if that consolidation or merger had not occurred,

                  (2) Target's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of that acquisition was at least 1.75 to 1.0,

                  (3) immediately before and immediately after and giving effect to that transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default will have occurred and be continuing; and

                  (4) the priority and perfection of the Collateral Agent's Liens under the indenture and the Collateral Agreements are not in any way impaired (including by means of structural subordination), and all guarantees of the guarantors remain in full force and effect;

                  (C) Golden Books will deliver to the trustee an officers' certificate and an opinion of counsel, each stating that that consolidation, merger, transfer or adoption and that supplemental indenture comply with the foregoing provision, that the Surviving Person (or Guarantor Surviving Person, if applicable) agrees to be bound thereby, that that supplemental indenture and the indenture and the Collateral Agreements, as modified by that supplemental indenture, are enforceable against the Surviving Person and the guarantors (or Golden Books, the issuer, the guarantors and that Guarantor Surviving Person) in accordance with their respective terms, that all conditions precedent in the indenture and in the Collateral Agreements provided relating to that transaction have been satisfied (including, without limitation, that the priority and perfection of the Collateral Agent's liens under the indenture and the Collateral Agreements are not in any way impaired (including by means of structural subordination), and all guarantees of the guarantors remain in full force and effect);

                   (D) Golden Books will deliver to the trustee a certificate from its independent certified public accountants stating that Golden Books has made the calculations required by clauses (B) (1) and (2) above in accordance with the terms of the indenture; and

                  (E) none of Golden Books, the issuer, any guarantor or any of their respective subsidiaries or the Surviving Person (or Guarantor Surviving Person) would thereupon become obligated with respect to any Indebtedness (including acquired indebtedness) nor would any of its assets of properties become subject to a lien, unless that person or entity could incur that Indebtedness (including acquired indebtedness) or create that lien under


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         the indenture (after giving effect to that person or entity being bound by all the terms of the indenture).

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of a person or entity, will be considered to be the transfer of all or substantially all of the properties and assets of that person or entity.

Successor Corporation Substituted

         Upon any consolidation or merger, or any transfer of assets (including under a plan of liquidation) in accordance with the section entitled "Limitation on Merger" above, the successor person or entity formed by that consolidation or into which Golden Books, the issuer or any guarantor or subsidiary is merged or to which that transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Golden Books, the issuer or the guarantor, as the case may be, under the indenture (and shall execute a supplemental indenture to that effect) with the same effect as if that successor person or entity had been named as Golden Books, the issuer or the guarantor, as the case may be, in the indenture. However, Golden Books, the issuer and the guarantors will not be released from the obligations and covenants under the indenture and the notes.

Events of Default

         An "Event of Default" occurs under the indenture if:

         (1) the issuer defaults in the payment of interest on the notes when the same becomes due and payable, and the Default continues for a period of 30 days;

         (2) the issuer defaults in the payment of the principal of the note when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise (including the failure to purchase notes tendered pursuant a Change of Control Offer or a Net Proceeds Purchase in an Asset Sale);

         (3) (A) the issuer, Golden Books, any guarantor or any subsidiary of the issuer or Golden Books fails to comply with any other agreement or covenant contained in the notes, the indenture, any Collateral Agreement or the Registration Rights Agreement, and the Default continues for the period and after the notice specified below, or (B) an "Event of Default" as defined in any Collateral Agreement occurs;

         (4) there is a default under any bond, debenture or other evidence of Indebtedness of the issuer or any guarantor having an aggregate amount in excess of $500,000, or under any mortgage, security agreement, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether that Indebtedness exists as of January 25, 2000 or is


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
                  thereafter created, if that default either (A) results from the failure to pay principal or interest on any Indebtedness or (B) relates to an obligation other than the obligation to pay principal or interest on any Indebtedness and results in that Indebtedness becoming or the holder or holders of that Indebtedness causing that Indebtedness to become due prior to its stated maturity;

         (5) any guarantee required to be in full force and effect by the terms of the indenture ceases to be in full force and effect or is declared null and void or otherwise not enforceable against any guarantor in accordance with its terms, or any of the guarantors repudiates its obligations under its guarantee or denies that it has any further liability under the guarantee or gives notice to that effect (other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the indenture); or any guarantor repudiates its obligations under its guarantee of the notes or if a final judicial determination is made that such guarantee is not enforceable against any guarantor in accordance with its terms;

         (6) the issuer or any guarantor under or within the meaning of any bankruptcy law:

                  (a) admits in writing its inability to pay its debts generally as they become due;

                  (b)      commences a voluntary case or proceeding;

                  (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

                  (d) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

                  (f) makes a general assignment for the benefit of its creditors; or

                  (g) takes any corporate action to authorize or effect any of the foregoing;

         (7) a court of competent jurisdiction enters a judgment, decree or order under any bankruptcy law that is for relief against the issuer or any guarantor, in an involuntary case or proceeding which shall (A) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of the issuer or any guarantor, (B) appoint a custodian of the issuer or any guarantor, or for substantially all of its property, or
                  (C) order the winding-up or liquidation of its affairs, and in each case the judgment, order or decree remains unstayed and in effect for 60 days;


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         (8)      any warrant of attachment is issued against any property of the issuer or any guarantor having a value of at least $1.0 million, which warrant is not released, stayed or bonded against within 60 days after service of process with respect thereto, or final judgments not covered by insurance (which insurance has been issued by a financially sound insurer that is not an affiliate of Golden Books and that has not disclaimed or threatened to disclaim coverage) for the payment of money which in the aggregate at any one time exceeds $1 million is rendered against the issuer or any guarantor by a court of competent jurisdiction and remains undischarged for 60 days after judgment becomes final and nonappealable;

         (9) any final judgments or orders are rendered against Golden Books, the issuer, any guarantor or any of their respective subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $5 million, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter;

         (10) there is any failure to procure and maintain property and liability insurance in accordance with the provisions of the indenture continuing, in the case of failure to maintain that insurance, until the earlier of (x) 30 days after notice to Golden Books, the issuer or any of their respective subsidiaries or the trustee of the lapse or cancellation of that insurance, and (y) the date that lapse or cancellation is effective as to the trustee;

         (11) except as permitted in the indenture or in the Collateral Agreements, the trustee does not have at all times a perfected lien on the First Lien Collateral and a perfected lien on the Second Lien Collateral, in each case subject only to Permitted Liens as permitted by the Security Agreement, or the issuer or any guarantor asserts in writing that the security arrangements under the indenture or any Collateral Agreement are not in full force and effect;

         (12) any representation or warranty made by Golden Books, the issuer or any guarantor in the indenture or any Collateral Agreement shall prove to have been false or misleading as of the time made in any material respect; or

         (13) (A) a Director Event shall occur but the corresponding Board Increase shall fail to occur within 15 days thereafter (unless that failure is caused by failure of the trustee or the holders to act or by delays relating to a meeting of holders),
                  (B) there shall be a breach or violation of, or default under, or amendment or modification of, Article ELEVENTH of Golden Books' Charter, Section 2.12 of Golden Books' Bylaws or any other provision of Golden Books' Charter or Golden Books' Bylaws that directly or indirectly implements the Director Provisions, or (C) Article ELEVENTH of Golden Books' Charter,
                  Section 2.12 of Golden Books' Bylaws or any other Director Provision of the indenture ceases to be in full force and effect or is declared null and void or otherwise not enforceable in accordance with its terms, or the issuer, Golden Books or any other guarantor


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                  repudiates or challenges any such provision, or a judicial determination is made that any such provision is not enforceable in accordance with its terms.

         A Default under clause (3) above is not an Event of Default until the trustee notifies the issuer, or the holders of at least 25% in principal amount of the outstanding notes notify the issuer and the trustee, of the Default, and the issuer does not cure the Default within 30 days (or, (1) in the case of Defaults under certain covenants in the indenture, within 15 days, or (2) with respect to Defaults under clause (3)(B) above, 30 days unless the relevant Collateral Agreement specifies a different cure period for that "Event of Default" under the Collateral Agreement, in which case the cure period specified in the relevant Collateral Agreement will be applicable) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." That notice will be given by the trustee if so requested by the holders of at least 25% in principal amount of the notes then outstanding. When a Default is cured, it ceases.

         A Default under clause (12) above is not an Event of Default until the holders of at least 10% in principal amount of the outstanding notes notify the trustee of the Default and that those holders have determined that the alleged false or misleading representation or warranty is material.

         If an Event of Default (other than the Event of Default relating to certain events of bankruptcy with respect to the issuer) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of, and accrued and unpaid interest, on all the notes to be due and payable by notice in writing to the issuer and the trustee. If an Event of Default relating to certain events of bankruptcy occurs and is continuing, then all unpaid principal of, and accrued interest on, all the outstanding notes will be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

         Subject to certain limitations in the indenture, the holders of a majority in principal amount of the outstanding notes by notice to the trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any note.

         Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939. During the existence of an Event of Default, the trustee is required to exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default has occurred and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless those holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.


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         The issuer is required to provide an officer's certificate to the trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that these officers will provide that certification at least quarterly whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe the Default or Event of Default and the status of the Default or Event of Default.

RELEASE OF COLLATERAL

         Subject to the provisions governing Asset Sales, sections of the indenture relating to Collateral and the provisions in the Collateral Agreements, Collateral will be released from the lien and security interest created by the Collateral Agreements (but that lien and security interest will continue in all proceeds (as defined in the Security Agreement) of that released Collateral) under the following circumstances:

         -        upon an Asset Sale as permitted by the indenture;

         - in the case of Collateral constituting cash or cash equivalents, upon the Investment of that Collateral under and in compliance with a Permitted Cash Business Investment;

         - in a Permitted Non-Cash Business Investment made with (1) any Collateral that generates less than $300,000 per year of marginal cash flow or (2) any intellectual property Collateral if as part of that transaction, Golden Books, the issuer or that subsidiary at the same time receives, in exchange for that invested asset, consideration consisting solely of intellectual property assets and during the preceding fiscal year, those assets being acquired generated marginal cash flow equal to or greater than the marginal cash flow of the Collateral so invested;

         -        upon reinvestment or use of Net Cash Proceeds to repay
                  Indebtedness;

         - upon authorization by board resolutions of the issuer and each guarantor and the trustee and together with the written consent of the holders of at least 662/3% in aggregate principal amount of the outstanding notes, if:

                  (1) the fair market value of such Collateral being released is determined by Golden Books' board of directors and an Independent Financial Advisor;

                  (2) the maximum total aggregate fair market value of all Collateral released under this clause after January 25, 2000 will not exceed $10.0 million; and

                  (3) not less than 7 days before the proposed release of Collateral, Golden Books and the issuer delivers to the trustee an officers' certificate notifying the trustee of such planned release, the specific Collateral to be released, the reason for such release, the fair market value of such Collateral, and the aggregate fair market value of all Collateral released


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                           under this clause after January 25, 2000 after giving
                           effect to such release, together with a copy of such Independent Financial Advisor's appraisal.

         -        as permitted under Section 2.2 of the Security Agreement.

Collateral will not be released when a Default or Event of Default has occurred and is continuing and the maturity of the notes have been accelerated.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The issuer may, at the option of its and Golden Books' board of directors evidenced by a board resolution, at any time, elect to legally release itself from its obligations with respect to all outstanding notes upon the satisfaction of certain conditions (called "Legal Defeasance"). For this purpose, Legal Defeasance means that the issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and to have satisfied all its other obligations under such notes and the indenture, except for the following provisions which will survive until otherwise terminated or discharged under the indenture:

         - the rights of holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

         - the issuer's obligations with respect to the notes to issue temporary notes, register notes, replace mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

         - the rights, powers, trust, duties and immunities of the trustee; and

         -        the Legal Defeasance provision of the indenture.

         In addition, the issuer may, at the option of its and Golden Books' board of directors evidenced by a board resolution, at any time, elect to have the obligations of the issuer released with respect to certain covenants that are described in the indenture with respect to the outstanding notes upon satisfaction of certain conditions ("Covenant Defeasance"), and the notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes. In the event Covenant Defeasance occurs, the following events will no longer constitute an Event of Default with respect to the notes:

         - default under any other bond, debenture or evidence of Indebtedness of the issuer or any guarantor having an aggregate amount in excess of $500,000;

         - issuance of any warrant of attachment against any property of the issuer or any guarantor have a value of at least $1.0 million;


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

         - any final judgements or orders rendered against Golden Books, the issuer, any guarantors or any of their respective subsidiaries which require the payment in money, either individually or in an aggregate amount, of more than $5.0 million, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter; and

         - any failure to procure and maintain property and liability insurance under the provisions of the indenture continuing, in the case of failure to maintain that insurance, until the earlier of (a) 30 days after notice to Golden Books, the issuer or any of their respective subsidiaries or the trustee of the lapse or cancellation of that insurance, and (b) the date that lapse or cancellation is effective as to the trustee.

         In order to exercise either Legal Defeasance or Covenant Defeasance,

         - the Issuer must irrevocably deposit with the trustee or paying agent, in trust, for the benefit of the holders, cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the notes;

         - in the case of Legal Defeasance, the issuer must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         - in the case of Covenant Defeasance, the issuer must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         - no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the notes concurrently with such incurrence) or insofar as Events of


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                  Default from bankruptcy or insolvency are concerned, at any time in the period ending on the 91st day after the date of such deposit;

         - such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, the indenture, or a default under the revolving credit and term loan agreement or any other material agreement or instrument to which the issuer or any of its subsidiaries is a party or by which the issuer or any of its subsidiaries is bound;

         - the issuer must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         - the issuer must deliver to the trustee an officers' certificate stating that the deposit was not made with the intent of preferring the holders over any other creditors of the issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the issuer; and

         - the issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

MODIFICATION OF THE INDENTURE

         Under the indenture, with certain exceptions, the issuer's rights and obligations with respect to the notes and the rights of holders of the notes may only be modified by the issuer and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. However, without the consent of each holder of any notes affected, an amendment, waiver or supplement may not:

         - reduce the principal amount of the notes whose holders must consent to an amendment;

         - reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the notes in the event of a Change of Control or any Asset Sale; (including, without limitation, altering the definitions of the terms "Asset Sale" and "Change of Control" or, as used within such sections or such definitions, altering the definitions of other defined terms);

         - reduce the rate of or change the time for payment of interest, including default interest, on any note;

         - waive a Default or Event of Default in the payment of principal of or premium, if


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

                  any, or interest on the notes or that resulted from a failure to comply with the provisions in the indenture governing Change of Control and Asset Sale events (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

         - make the principal, or the interest on, any note payable in any manner other than that stated in the indenture and the notes on January 25, 2000;

         - make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or interest on the notes;

         -        waive a redemption payment with respect to any note;

         - alter the ranking of the notes relative to other Indebtedness of the issuer or the guarantors;

         - make any change in the amendment and waiver provisions of the indenture, the notes or any Collateral Agreement;

         - impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

         - release any Collateral from the lien of the Collateral Agreements except in accordance with the terms of the Collateral Agreement and the terms of the indenture, or amend the terms of the Collateral Agreement or the terms of the indenture relating to such release; or

         - release any guarantor from its guarantee, except as provided in the indenture.

GOVERNING LAW

         The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

         HSBC Bank USA acts as the trustee. Its address is 140 Broadway, 12th Floor, New York, New York 10005-1180, attn: Corporate Trust Department.

         Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same


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degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain certain limitations on the rights of the trustee, should it become a creditor of the issuer or any subsidiary guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act of 1939, the trustee will be permitted to engage in other transactions. If the trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of Golden Books and its subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

         (1) all current liabilities of Golden Books and its subsidiaries (excluding intercompany items); and

         (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Golden Books and its subsidiaries, prepared in conformity with GAAP and filed with the Securities and Exchange Commission or provided to the trustee.

         "ADJUSTED NET ASSETS" of a person or entity at any date means the lesser of the amount by which:

         (1) the fair value of the property of such person or entity exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and calculated in accordance with the definition of Indebtedness), but excluding liabilities under the guarantee, of such person at such date; and

         (2) the present fair salable value of the assets of such person or entity at such date exceeds the amount that will be required to pay the probable liability of such person or entity on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any subsidiary of such person or entity in respect of the obligations of such subsidiary under the guarantee), excluding debt in respect of the guarantee, as they become absolute and matured.

         "ASSET SALE" means, for any person or entity, any direct or indirect sale, transfer, conveyance, lease, license, assignment, or other disposition or issuance, including, without limitation, by merger or consolidation, under any sale and leaseback transaction or by exchange of assets and whether by operation of law or otherwise (each, as appropriate, a "disposition" or an "issuance"), or series of dispositions or issuances, made by such person or entity or any of its subsidiaries to any person or entity of:

         (1) any assets of such person or entity or any of its subsidiaries, including, without limitation, assets consisting of any capital stock, partnership interest or other securities held by such person or entity or any of its subsidiaries, or

         (2) any capital stock or partnership interest issued by such person or entity or any subsidiary of such person or entity.

Notwithstanding the foregoing, "Asset Sale" shall not include:

         (A) sales of products and services in the ordinary course of business,

         (B)      issuances of capital stock by Golden Books,

         (C) dispositions or issuances subject to, and made in compliance with, Article Five of the indenture,

         (D)      grants of liens permitted under Section 4.15 of the indenture,

         (E) dispositions or issuances to Golden Books or a wholly-owned subsidiary of Golden Books that is a guarantor,

         (F) License and Distribution Agreements that satisfy all four of the following conditions:

                  (1) the License and Distribution Agreement is otherwise permitted under the indenture (including, without limitation, Sections 4.12 and 4.20 of the indenture),

                  (2) the License and Distribution Agreement does not directly or indirectly contain one or more of the four following terms (all of which shall be interpreted in a manner consistent with the interpretation of the GAAP rules relating to capital leases):

                           (a) a provision providing for the transfer, by the end of the license term, of the ownership of all or a substantial portion of the licensed property to the licensee;

                           (b)      a bargain purchase option;

                           (c) a license term that is substantially (75% or more) equal to the estimated useful life of the licensed property; and

                           (d) the present value of the minimum license payments, with certain adjustments in accordance with GAAP, is 90% or more of the fair value of the licensed property,

                  (3) the License and Distribution Agreement has a term of less than seven years (but this clause (F)(3) shall not be applicable to (i) renewals of the Sony Distribution Agreement, and (ii) amendments to the Sony Distribution Agreement that are not material and not potentially adverse in any material respect to the holders of notes), and

                  (4) the License and Distribution Agreement, together with all other License and Distribution Agreements similar or related thereto or which constitute part of a common plan or series of transactions, does not grant rights with respect to all or substantially all of the commercially exploitable Entertainment Rights in any of the particular titles or other assets being licensed, and

         (G)      dispositions constituting Permitted Business Investments.

         "BOARD INCREASE" means an increase in the number of authorized members of Golden Books' board of directors as a result of a Director Event and the election by the trustee, acting on behalf of the holders of notes, of an individual to fill such vacancy on Golden Books' board of directors, all as contemplated by Section 4.04(c) of the indenture.

         "CAPITAL EXPENDITURE" means any expenditure (including leasehold improvements) that is properly classified as a capital expenditure in accordance with GAAP, including without limitation, all such expenditures associated with Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CHANGE OF CONTROL" means one of:

         (1) the acquisition after January 25, 2000, in one or more transactions, of beneficial ownership (within the meaning of Rule l3d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of Golden

                  Books Publishing or Golden Books such that, as a result of such acquisition, such person or entity or group either:

                  (a) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of Golden Books Publishing's or Golden Books' then outstanding voting securities entitled to vote on a regular basis for a majority of the board of directors of Golden Books Publishing or Golden Books (or in the event of a merger or consolidation of Golden Books Publishing or Golden Books with or into any person or entity, more than 50% of the surviving entity's then outstanding voting securities entitled to vote on a regular basis for a majority of the board of directors of such surviving entity) or

                  (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of Golden Books Publishing's or Golden Books' board of directors; or

         (2) a change in the composition of the board of directors of Golden Books Publishing or Golden Books such that a majority of the members of the board of directors of Golden Books Publishing or Golden Books are not continuing directors; or

         (3) an Asset Sale of all or substantially all of the assets of Golden Books, Golden Books Publishing and their subsidiaries (taken as a whole) to any person or entity that is not either Golden Books Publishing or Golden Books.

         "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Mortgage, the Pledge Agreement, the Pledge Agreement (Cash), the Intercreditor Agreement and any other document or instrument executed or delivered from time to time in connection with any of the foregoing, in each case, as the same may be in force from time to time.

         "CONSOLIDATED CASH FLOW' means, with respect to any person or entity for any period, the Consolidated Net Income of such person or entity for such period plus:

         (1) provision for taxes based on income or profits of such person or entity and its subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

         (2) consolidated interest expense of such person or entity and its subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) under the Foreign Exchange Agreements and Interest Swap

                  Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

         (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses of such person or entity and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

         (4) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a subsidiary of the referent person or entity shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such subsidiary was included in calculating the Consolidated Net Income of such person or entity and only if a corresponding amount would be permitted at the date of determination to be dividend to Golden Books Publishing by such subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

         "CONSOLIDATED NET INCOME" means, with respect to any person or entity for any period, the aggregate of the Net Income of such person or entity and its subsidiaries for such period, on a consolidated basis; provided that:

         (1) the Net Income (or loss) of any person or entity that is not a wholly-owned subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in each case to the referent person or entity or a wholly-owned subsidiary thereof,

         (2) the Net Income of any subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary or the holders of its capital stock or partnership interests,

         (3) the Net Income of any person or entity acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and

         (4) the cumulative effect of a change in accounting principles shall be excluded.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         A "DIRECTOR EVENT" occurs if EBITDA (calculated in accordance with the method and period of calculation used in determining Minimum CIT EBITDA) is, for any March 31, June 30, September 30 or December 31 (or other fiscal quarter end date) of any year, starting with March 31, 2001, less than the Minimum EBITDA for the corresponding date (March 31, June 30, September 30, December 31 or other fiscal quarter end date, as appropriate) for the year 2000.

         "EBITDA" means, for any period, the sum of (i) the consolidated net income of Golden Books before consolidated interest expense and provision for taxes of Golden Books and its subsidiaries and without giving effect to: (x) any extraordinary gains or losses, or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, and (y) any nonrecurring cash charges incurred by Golden Books in connection with restructuring (including, without limitation, severance payments, employee costs, professional fees and external consulting services) plus (ii) all amortization of intangibles and depreciation deducted for such period in calculating net income.

         "FIXED CHARGES" means, with respect to any person or entity for any period, the sum, without duplication (and determined in each case in accordance with GAAP), of:

         (1) the consolidated interest expense of such person or entity and its subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) under the Foreign Exchange Agreements and Interest Swap Obligations),

         (2) the consolidated net interest expense of such person or entity and its subsidiaries that was capitalized during such period,

         (3) any interest expense on Indebtedness of another person or entity that is guaranteed by such person or entity or one of its subsidiaries or secured by a lien on assets of such person or entity or one of its subsidiaries (whether or not such guarantee or lien is called upon), and

         (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such person or entity or any of its subsidiaries, other than dividend payments on capital stock payable (1) solely in capital stock of Golden Books (other than Disqualified Capital Stock) or (2) to Golden Books or a wholly-owned subsidiary of Golden Books, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person or entity, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any person or entity for any period, the ratio of:

         (a) the Consolidated Cash Flow of such person or entity and its subsidiaries for such period minus the amount of Capital Expenditures incurred in such period, to

         (b) the Fixed Charges of such person or entity and its subsidiaries for such period.

In the event that the referent person or entity or any of its subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,

         (1) acquisitions that have been made by such Person or any of its subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis for the acquisition and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent person or entity or any of its subsidiaries following the Calculation Date.

         "INDEBTEDNESS" means with respect to any person or entity, without duplication:

         (1) all liabilities, contingent or otherwise, of such person or entity (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or entity or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any goods, materials or services (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such person or entity in the ordinary course of business of such person or entity in connection with obtaining goods, materials or services, which account is not overdue by more than 90 days, according to the original terms of sale), or (c) for the payment of money relating to a Capitalized Lease Obligation;

         (2) reimbursement obligations of such person or entity with respect to letters of credit;

         (3) obligations of such person or entity with respect to Interest Swap Obligations and Foreign Exchange Agreements;

         (4) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that such person or entity has guaranteed, that have been incurred by a partnership in which it is a general partner (to the extent such person or entity is liable, contingently or otherwise, therefor) or that is otherwise its legal liability (other than endorsements for collection in the ordinary course of business);

         (5) all obligations of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person or entity are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such person's or entity's legal liability (provided that if the obligations so secured have not been assumed by such person or entity or are not otherwise such person's or entity's legal liability, such obligations will be considered to be in an amount equal to the lesser of the fair market value of such properties or assets or the amount necessary to discharge such lien, as determined in good faith by the board of directors of such person or entity, which determination shall be evidenced by a board resolution); and

         (6)      all Disqualified Capital Stock.

The amount of Indebtedness of any person or entity at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such person or entity for any contingent obligations described above.

         "INDEPENDENT FINANCIAL ADVISOR" means Houlihan Lokey Howard and Zukin or any successor thereto or any other investment banking, accounting or appraisal firm of national standing (1) which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect ownership interest or material direct or indirect financial interest in the Golden Books or any of its subsidiaries or affiliates, provided that ownership of three percent (3%) or less of the issued and outstanding shares of capital stock of Golden Books shall not constitute having a direct or indirect ownership or financial interest in Golden Books or any of its subsidiaries or affiliates, and (2) which, in the judgment of a majority of the members of the board of directors of Golden Books, as evidenced by a board resolution, is independent and qualified to perform the task for which it is to be engaged.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of January 25, 2000, by and among The CIT Group/Business Credit, Inc., as Agent, and the Collateral Agent, in the form of Exhibit 1 of the indenture, as amended, supplemented and restated from time to time in accordance with its terms.

         "INVESTMENT" by any person or entity means:

         (i) any investment or acquisition by such person or entity, in any transaction or series of related transactions, whether by a purchase of capital stock, partnership interests or assets, share purchase, capital contribution, merger, consolidation, loan, advance or similar credit extension constituting Indebtedness of another person or entity, and any guarantee of Indebtedness of any other person or entity (other than (A) reasonable loans and advances to employees for moving and travel expenses or as salary advances, incurred, in each case, in the ordinary course of business consistent with past practice, (B) trade credit extended to customers in the ordinary course of business of Golden Books or any of its subsidiaries consistent with past practice and on terms and conditions common in the industry and no less favorable to Golden Books or such subsidiary than trade credit extended by other suppliers similarly situated, (C) any grant of a license of intellectual property under a License and Distribution Agreement that was not entered into in violation of the indenture or any advance under any such License and Distribution Agreement in the ordinary course of business that is accounted for under GAAP as a current asset, (D) purchases of inventory, supplies or other assets in the ordinary course of business that are not accounted for under GAAP as a capitalized asset (and advances against the purchase price therefor required in the ordinary course of business), and (E) any guarantee of Indebtedness incurred under the revolving credit and term loan agreement or the indenture), and

         (ii)     any Capital Expenditure.

The amount of any Investment shall be the greater of:

         (1)      the fair market value of the assets being transferred, and

         (2) the gross amount of assets acquired as a result of such Investment (or in the case of an Investment in capital stock or partnership interests issued by another person or entity, the proportion of the gross assets of such other person or entity represented by the capital stock or partnership interests acquired).

Notwithstanding the foregoing sentence, (i) if an Investment includes an incurrence of Indebtedness in connection with an acquisition, then the amount of such Investment shall be determined without reference to clause (2) of such foregoing sentence, and (ii) in the case of an Investment in capital stock or partnership interests issued by another Person, or an Investment in all or substantially all of the assets of a Person or a division of a Person, the gross amount of assets acquired shall be calculated by subtracting therefrom the amount of ordinary course of business trade payables or accrued liabilities being assumed that do not constitute Indebtedness and were not incurred in anticipation of such Investment.

         "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures approved in accordance with Golden Books' normal internal cost justification process that are directly related to maintaining, servicing, upgrading and replacing furniture, fixtures, equipment, information systems and buildings used by Golden Books or any of its subsidiaries in the operation of its business, and specifically excludes Capital Expenditures related to the acquisition of income-producing assets.

         "MINIMUM CIT EBITDA" means, for each March 31, June 30, September 30 and December 31 (or other fiscal quarter end date) of any year, an amount equal to the minimum EBITDA covenant as of such date as set forth in the revolving credit and term loan agreement, regardless of the method or period of calculation thereof in the revolving credit and term loan agreement (or if no such minimum EBITDA amount is explicitly set forth in the revolving credit and term loan agreement or if there is no minimum EBITDA covenant set forth in the revolving credit and term loan agreement, then the Minimum CIT EBITDA amount shall be determined using the same methodology as was used by lender and agents under the revolving credit and term loan agreement to derive the Minimum CIT EBITDA amounts for the year 2000), but without giving effect to any waivers, amendments or other modifications reducing, or changes in the method or period of calculation of, such minimum EBITDA covenant amount in the revolving credit and term loan agreement for any given target date after such amount has been initially agreed to in writing by Golden Books Publishing and the lenders and agents under the revolving credit and term loan agreement.

         "MINIMUM EBITDA" means, for each March 31, June 30, September 30 and December 31 (or other fiscal quarter end date) of any year, an amount equal to the Minimum CIT EBITDA amount as of such date minus $4.0 million.

         "MORTGAGE" means the Real Estate Mortgage, Assignment of Rents and Security Agreement, dated as of January 25, 2000, between Golden Books Publishing and the trustee, substantially in the form of Exhibit F attached to the indenture, as such may be amended, restated, supplemented or otherwise modified from time to time.

         "NET CASH PROCEEDS" means with respect to any Asset Sale, the proceeds in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents received by Golden Books Publishing, Golden Books or any of their respective subsidiaries from such Asset Sale, net of (i) reasonable and customary expenses directly related to such Asset Sale, (ii) provision for the net amount of all taxes directly payable as a result of such Asset Sale, and
(iii) amounts required to be applied
to the repayment of Indebtedness (other than Indebtedness hereunder or under the revolving credit and term loan agreement) secured by a Permitted Lien on the assets that were the subject of such Asset Sale.

         "NET EQUITY PROCEEDS" means the aggregate net cash proceeds received by Golden Books after January 25, 2000 from the issuance or sale by Golden Books after (and not including) January 25, 2000 of capital stock of Golden Books (other than Disqualified Capital Stock or Capital Stock issued or sold to any subsidiary of Golden Books).

         "NET INCOME" means, with respect to any person or entity, the net income (loss) of such person or entity, determined in accordance with GAAP, excluding, however, (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale or any transaction that would be an Asset Sale but for the exclusions contained in clauses (G), (H) and (I) of the last sentence of the definition of the term "Asset Sale" or (b) the disposition of any securities by such person or entity or any of its subsidiaries or the extinguishment of any Indebtedness of such person or entity or any of its subsidiaries and (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss). Notwithstanding the foregoing, for purposes of determining Net Income in connection with a determination of the amount of Permitted Cash Business Investments, and only for such purpose, such determination shall be made without giving effect to clauses
(1) and (2) above.

         "NET WORTH" as of any date means, with respect to any person or entity, the lesser of (1) the amount of the equity of the holders of capital stock of such person or entity that would appear on the balance sheet of such person or entity as of such date, determined in accordance with GAAP, adjusted to exclude (to the extent included in such equity) the amount of equity attributable to (A) any Disqualified Capital Stock or (B) any interest in Unrestricted Subsidiaries or (2) the Adjusted Consolidated Net Tangible Assets of such person or entity.

         "NON-RECOURSE DEBT" means Indebtedness:

         (1) as to which neither Golden Books, Golden Books Publishing nor any of their respective subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), or (C) constitutes the lender; and

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of Golden Books, Golden Books Publishing or any of their respective subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Golden Books, Golden Books Publishing and their respective subsidiaries.

         "PAYMENT RESTRICTION" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (1) such subsidiary to (a) pay dividends or make other distributions on its capital stock or partnership interests or make payments on any obligation, liability or Indebtedness owed to such person or entity or any other subsidiary of such person or entity, (b) make loans or advances to such person or entity or any other subsidiary of such person or entity, or (c) transfer any of its properties or assets to such person or entity or any other subsidiary of such Person, or
(2) such person or entity or any other subsidiary of such person or entity to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfers of properties or assets.

         "PERMITTED BUSINESS INVESTMENT" means any Permitted Cash Business Investment or any Permitted Non-Cash Business Investment.

         "PERMITTED CASH BUSINESS INVESTMENT" means any Investment (other than Maintenance Capital Expenditures) directly related to the business of Golden Books or any of its subsidiaries as it is conducted as of January 25, 2000 (as any such business may be extended or expanded in the ordinary course of business (including under prior Permitted Business Investments) following January 25, 2000 to similar or related businesses in compliance with Section 4.25 of the indenture) made by the expenditure of cash or cash equivalents (or by assumption or incurrence of Indebtedness to the extent permitted by Section 4.13(e)(i) of the indenture); provided, however, that:

         (1) immediately after giving effect to such Permitted Cash Business Investment, the aggregate amount of all Permitted Cash Business Investments made after January 25, 2000 through and including the date of such Permitted Cash Business Investment shall not exceed the sum of:

                  (A) $3.0 million for each fiscal year that has commenced since January 25, 2000, including the fiscal year that commenced on January 25, 2000 (or, in the case of a fiscal year consisting of less than 365 days, a proportionally lower amount based upon the number of days in that fiscal year), subject to a maximum amount of $10.0 million,

                  (B) if greater than zero, 50% of Golden Books' Consolidated Net Income from January 25, 2000 to the end of Golden Books' most recently ended fiscal quarter for which published financial statements are available at the time of such Permitted Cash Business Investment, and

                  (C) 100% of the Net Equity Proceeds received by Golden Books on or prior to the date of such Permitted Cash Business Investment,

         (2) any Permitted Cash Business Investment which individually or together with any similar or related Permitted Business Investments and Permitted Business Investments constituting part of a common plan or series of transactions involves an Investment of an amount of $3.0 million or more must:

                  (A) be approved by the board of directors of Golden Books as evidenced by a board resolution, and

                  (B) be fair to Golden Books and its subsidiaries as evidenced by an opinion from an Independent Financial Advisor, and

         (3) the interests of Golden Books, Golden Books Publishing and their respective subsidiaries in the entity in which such Investment is made and all other assets received by Golden Books, Golden Books Publishing or any of their respective subsidiaries as consideration for the asset or assets so invested (and all proceeds thereof) are subject to a perfected first (or, as appropriate, second) priority lien in favor of the Collateral Agent for the benefit of the holders of the notes, the Collateral Agent and the trustee under the Collateral Agreements, subject only to Permitted Liens (it being understood that assets received upon Investment of cash or cash equivalents constituting proceeds of Second Lien Collateral shall themselves constitute Second Lien Collateral, subject to Permitted Liens).

For purposes of this definition, an obligation to subscribe for additional capital stock or partnership interests of a subsidiary that is not a guarantor shall constitute an Investment made at the time such obligation is incurred (and not at the time such obligation is paid).

         "PERMITTED INVESTMENT" by any person or entity means (1) any Permitted Business Investment, (2) cash and cash equivalents, (3) Investments existing on January 25, 2000, (4) Investments by Golden Books or any wholly-owned subsidiary of Golden Books in Golden Books or Golden Books Publishing or any other wholly-owned subsidiary of Golden Books that is a guarantor, and (v) Maintenance Capital Expenditures subject to, and permitted by, Section 4.24 of the indenture.

         "PERMITTED LIENS" means:

         (1) liens for taxes, assessments, and governmental charges to the extent not required to be paid under the indenture;

         (2) statutory liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

         (3) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

         (4) liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money);

         (5) liens arising under government contracts in the ordinary course of business that do not secure any Indebtedness;

         (6) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Golden Books or any subsidiary of Golden Books incurred or arising in the ordinary course of business;

         (7) rights of banks to set off deposits against debts owed to said banks;

         (8) any interest or title of a lessor in the property subject to any lease, other than any such interest or title resulting from or arising out of a default by Golden Books or any subsidiary of Golden Books of its obligations under such lease;

         (9) any other liens imposed by operation of law which do not materially affect Golden Books' or any of its subsidiaries' ability to perform its obligations under the indenture;

         (10)     any liens arising under the indenture;

         (11) with respect to First Lien Collateral, to the extent permitted by the Security Agreement, liens arising under the revolving credit and term loan agreement that are junior in all respects to all liens arising under the indenture and the Collateral Agreements, at least to the extent provided in the Intercreditor Agreement (except as provided with respect to Swing Collateral in clause (C) of the proviso at the end of
                  Section 2.1(a) of the Security Agreement);

         (12) with respect to Second Lien Collateral, to the extent permitted by the Security Agreement, liens arising under the revolving credit and term loan agreement;

         (13) liens on property of a person or entity existing at the time such person or entity is acquired (whether by merger, consolidation, purchase or otherwise) by Golden Books, Golden Books Publishing or a wholly-owned subsidiary that is a guarantor if (A) such liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those directly or indirectly acquired as a result of such acquisition, (B) such liens secure only Indebtedness permitted under Section 4.13(e)(i) of the indenture, and (C) such liens, the Indebtedness secured by such liens, and such acquisition all satisfy and comply with the requirements of

                  Section 4.13(e)(i) of the indenture; and (xiv) liens securing purchase money Indebtedness permitted under Section 4.13(e)(ii) of the indenture if such liens satisfy and comply with the requirements of such section and do not extend to any property other than the property acquired with the proceeds of such Indebtedness.

         "PERMITTED NON-CASH BUSINESS INVESTMENT" means any Investment (other than Maintenance Capital Expenditures) directly related to the business of Golden Books or any of its subsidiaries as it is conducted as of January 25, 2000 (as any such businesses may be extended or expanded in the ordinary course of business (including under prior Permitted Business Investments) following January 25, 2000 to similar or related businesses in compliance with section
4.25 of the indenture) made by the disposition of assets other than cash or cash equivalents or the issuance of capital stock of Golden Books (other than Disqualified Capital Stock or capital stock issued or sold to any subsidiary of Golden Books); provided, however, that:

         (1) the aggregate of all Permitted Non-Cash Business Investments in any fiscal year shall not exceed $3.0 million (or, in the case of a fiscal year consisting of less than 365 days, a proportionally lower amount based upon the number of days in each such fiscal year),

         (2)      Permitted Non-Cash Business Investments may only be made with
                  (A) any asset that generates less than $300,000 per year of "marginal cash flow" (determined in a manner consistent with the definition of the term "Consolidated Cash Flow"), and (B) any other intellectual property asset if (1) as part of such transaction, Golden Books, Golden Books Publishing or such subsidiary contemporaneously receives, in trade or exchange for such invested asset, consideration consisting solely of intellectual property assets, and (2) during the preceding four full fiscal quarter period, such assets being acquired generated marginal cash flow equal to or greater than the marginal cash flow of the asset so invested,

         (3) notwithstanding clauses (1) and (2) above, Investments made by issuance of Golden Books' capital stock (other than Disqualified Capital Stock or capital stock issued or sold to any subsidiary of Golden Books) in exchange for non-cash consideration shall be Permitted Non-Cash Business Investments, but shall not count against the maximum amount of Permitted Non-Cash Business Investments that may be made,

         (4) any Permitted Non-Cash Business Investment which individually or together with any similar or related Permitted Business Investments and Permitted Business Investments constituting part of a common plan or series of transactions involves an Investment of an amount of $3 million or more must (A) be approved by the board of directors of Golden Books as evidenced by a board resolution, and (B) be fair to Golden Books and its subsidiaries as evidenced by an opinion from an Independent Financial Advisor, and

         (5) the interests of Golden Books, Golden Books Publishing and their respective subsidiaries in the entity in which such Investment is made and all other assets received by Golden Books, Golden Books Publishing or any of their respective subsidiaries as consideration for the asset or assets so invested or Golden Books capital stock (other than Disqualified Capital Stock or capital stock issued or sold to any subsidiary of Golden Books) so issued (and all proceeds thereof) are subject to a perfected first (or, as appropriate, second) priority lien in favor of the Collateral Agent for the benefit of the holders of the notes, the Collateral Agent and the trustee under the Collateral Agreements, subject only to Permitted Liens (it being understood that assets received upon investment of Second Lien Collateral shall themselves constitute Second Lien Collateral, subject to Permitted Liens).

         "PERMITTED RACINE SALE" means the sale by Golden Books to Artech Printing, Inc. (the "Racine Purchaser") on December 30, 1999 of substantially all of the assets associated with the facility previously operated by Golden Books in Sturtevant, Wisconsin, and in connection with such sale, (i) the digital archive system contemplated by the agreements governing such sale shall be subject to a first priority lien thereon granted to the Collateral Agent for the benefit of the holders of the notes, and (ii) any debt or senior equity securities of the Racine Purchaser (the "Racine Purchaser Securities") received by Golden Books, Golden Books Publishing or any of their respective subsidiaries in connection with such sale shall be delivered to the Collateral Agent, and the Collateral Agent shall hold a perfected first priority security interest therein for the benefit of the holders of the notes and the trustee, subject only to Permitted Liens for First Lien Collateral. The Racine Purchaser Securities are subject to the terms of an Intercreditor and Subordination Agreement dated as of November 29, 1999 with General Electric Capital Corporation.

         "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of January 25, 2000 and substantially in the form of Exhibit G of the indenture, as such agreement may be amended, modified or supplemented from time to time.

         "PLEDGE AGREEMENT (CASH)" means that certain Blocked Account Agreement, dated as of January 25, 2000 and substantially in the form of Exhibit H of the indenture, as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of January 25, 2000, between Golden Books Publishing and certain holders of notes, substantially in the form of Exhibit E attached to the indenture, as such may be amended, supplemented or otherwise modified from time to time.

         "RESTRICTED DEBT PREPAYMENT" means any principal payment, purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by Golden Books or any of its subsidiaries, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Indebtedness of Golden Books or any of its subsidiaries that is subordinate in right of payment to the notes or the guarantee, as applicable.

         "RESTRICTED PAYMENT" means any (1) Stock Payment, (2) Investment (other than a Permitted Investment) or (3) Restricted Debt Prepayment.

         "SECURITY AGREEMENT" means that certain Security Agreement, dated as of the date of the indenture and substantially in the form attached as Exhibit B to the indenture, as such agreement may be amended, modified or supplemented from time to time.

         "STOCK PAYMENT" means, with respect to any person or entity,

         (i) the declaration or payment by such person or entity, directly or indirectly, either in cash or in property, of any dividend on (except, in the case of Golden Books, dividends payable solely in Qualified Capital Stock of Golden Books), or the making by such person or entity or any of its subsidiaries of any other distribution in respect of, such person's or entity's capital stock or partnership interests or any warrants, rights or options to purchase or acquire shares of any class of such capital stock or partnership interests, or

         (ii) the redemption, repurchase, retirement or other acquisition for value by such person or entity or any of its subsidiaries, directly or indirectly, of such person's or entity's or any of its subsidiaries' or affiliates' capital stock or partnership interests or any warrants, rights or options to purchase or acquire shares of any class of such capital stock or partnership interests other than, in the case of Golden Books, through the issuance in exchange therefor solely of Qualified Capital Stock of Golden Books; provided, however, that in the case of a subsidiary of Golden Books, the term "Stock Payment" shall not include any such payment with respect to its capital stock or partnership interests or warrants, rights or options to purchase or acquire shares of any class of its capital stock or partnership interests if such payment is made to Golden Books or a wholly-owned subsidiary of Golden Books that is a guarantor.

         "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Interest Agreement, dated as of January 25, 2000, by Golden Books Publishing and the guarantors in favor of the Collateral Agent, in the form of Exhibit D to the indenture, as amended and supplemented from time to time in accordance with its terms.

         "UNRESTRICTED SUBSIDIARY" means any subsidiary that is designated at the time of formation thereof by the board of directors as an Unrestricted Subsidiary (and any direct or indirect subsidiary of such Unrestricted Subsidiary) under a board resolution; but only to the extent that such subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with Golden Books, Golden Books Publishing or any subsidiary of Golden Books or Golden Books Publishing unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Golden Books, Golden Books Publishing or such subsidiary than those that might be obtained at the time from persons or entities who are not affiliates of Golden Books or Golden Books Publishing;

         (3) is a person or entity with respect to which neither Golden Books, Golden Books Publishing nor any of their respective subsidiaries has any direct or indirect obligation (A) to subscribe for additional capital stock or partnership interests (except if such obligation would be a Permitted Cash Business Investment, in which case such Permitted Cash Business Investment shall be deemed to have been made at the time such obligation is incurred) or (B) to maintain or preserve such person's or entity's financial condition or to cause such person or entity to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Golden Books, Golden Books Publishing or any of their respective subsidiaries; and

         (5)      is formed after January 25, 2000.

All Investments made by Golden Books, Golden Books Publishing and their respective subsidiaries in such subsidiary must constitute Permitted Business Investments made under and in compliance with the definition of such term in the indenture, and Golden Books, Golden Books Publishing and their respective subsidiaries will cause all capital stock and partnership interests in such subsidiary held by Golden Books Publishing, Golden Books or any subsidiary to constitute Collateral pledged to the Collateral Agent to secure the notes. Unrestricted Subsidiaries may issue capital stock or partnership interests to persons or entities other than Golden Books, Golden Books Publishing and their respective subsidiaries. Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by a subsidiary of Golden Books Publishing as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under section 4.13 of the indenture, a Default shall have occurred).

                           DESCRIPTION OF THE WARRANTS

         Under the amended joint plan of reorganization, holders of shares of common stock and preferred stock of Golden Books prior to its emergence from bankruptcy, which shares were canceled under the amended joint plan of reorganization, received 525,000 warrants to purchase new shares of common stock of Golden Books at an exercise price of $23.03 per share of common stock. The warrants are currently exercisable and will remain outstanding until January 27, 2003.

         The exercise price and the number of shares of common stock into which the warrants may be exercisable may be subject to adjustment under anti-dilution provisions contained in the warrants.


                       DESCRIPTION OF CERTAIN INDEBTEDNESS


REVOLVING CREDIT AND TERM LOAN AGREEMENT

         Upon our emergence from bankruptcy Golden Books Publishing entered into a $60.0 million revolving credit and term loan facility under the Revolving Credit and Term Loan Agreement dated as of January 25, 2000 with certain financial institutions, as lenders, The CIT Group/Business Credit, Inc., as Agent, and Foothill Capital Corporation, as Co-Agent and Documentation Agent.

         The revolving portion of the revolving credit and term loan agreement in the amount of $50.0 million matures on December 31, 2002 together with all accrued and unpaid interest thereon. This due date may be extended for one year periods until terminated:

         (1) by Golden Books Publishing or the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement as of the next renewal year upon 60 days prior written notice; or

         (2) by the agent, if required to do so by the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement, immediately upon the occurrence of an event of default.

         Interest on the revolving credit portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         We are required to pay an unused line of credit fee in the amount of 1/2 of 1% per annum monthly in arrears on the last day of each month commencing January 31, 2000. We are also required to pay a termination fee of:

         (1)      3% through December 31, 2000,

         (2)      2% through December 31, 2001 and

         (3)      1% through December 31, 2002,

multiplied by $60.0 million less any amortization of the term loan portion of the revolving credit and term loan agreement if the revolving credit portion of the revolving credit and term loan agreement is paid in full prior to December 31, 2002. These termination fee percentages would be reduced to:

         (1)      1% through December 31, 2000,

         (2)      .5% through December 31, 2001 and

         (3)      .25% through December 31, 2002,

if the termination is a result of the sale of our company or the offering of debt or equity realizing gross proceeds of not less than $200.0 million.

         The term loan portion of the revolving credit and term loan agreement in the amount of $10.0 million is payable in installments by us over its three year term with all remaining principal together with all accrued and unpaid interest thereon due in full on December 31, 2002. Interest on the term loan portion of the revolving credit and term loan agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the prime rate plus 1.75%.

         The revolving credit and term loan agreement requires us to comply with certain financial and non-financial covenants, including the achievement of minimum earnings before interest, taxes, depreciation and amortization and limitations on: (1) dividends, distributions and prepayments, (2) incurrences of additional indebtedness and (3) capital expenditures (all as defined in the revolving credit and term loan agreement), among others. The minimum earnings before interest, taxes, depreciation and amortization covenant requires the achievement of approximately $1.0 million in earnings before interest, taxes, depreciation and amortization for Fiscal 2000. While our budget projects earnings before interest, taxes, depreciation and amortization in excess of this amount, we have not achieved this level of earnings before interest, taxes, depreciation and amortization in recent years.

                                  LEGAL MATTERS

         The validity of the common stock and the notes offered hereby will be passed upon for Golden Books and Golden Books Publishing by Proskauer Rose LLP, New York, New York.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of Golden Books Family Entertainment, Inc. and its subsidiaries as of December 25, 1999 (Successor Company) and December 26, 1998 (Predecessor Company) and for each of the three years in the period ended December 25, 1999 (Predecessor Company). These consolidated financial statements and schedules are included herein in reliance on their report, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Avenue, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Our filings with the SEC are also available to the public on the SEC's Internet web site at http://www.sec.gov.

            GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                            Page

Report of Independent Auditors...............................................F-2

Consolidated Financial Statements:

Consolidated Balance Sheets at December 25, 1999 (Successor) and
December 26, 1998 (Predecessor)..............................................F-3

Consolidated Statements of Operations and Comprehensive Income (Loss)
for the years ended December 25, 1999, December 26, 1998 and
December 27, 1997 (Predecessor)..............................................F-5

Consolidated Statements of Changes in Stockholders' Equity (Deficit)
for the years ended December 25, 1999, December 26, 1998 and
December 27, 1997 (Predecessor)..............................................F-6

Consolidated Statements of Cash Flows for the years ended
December 25, 1999 December 26, 1998 and December 27, 1997
(Predecessor)................................................................F-7

Notes to Consolidated Financial Statements...................................F-9

Schedule I - Condensed Financial Information of Registrant...................S-1

Schedule II - Valuation and Qualifying Accounts..............................S-5

All other schedules have been omitted because the information is not applicable or is not material or because the information required is included in the consolidated financial statements or the notes thereto.

          Report of Independent Auditors Report of Independent Auditors

To the Board of Directors and Stockholders
Golden Books Family Entertainment, Inc.

We have audited the accompanying consolidated balance sheets of Golden Books Family Entertainment, Inc. and Subsidiaries (the "Company") as of December 25, 1999 (Successor Company consolidated balance sheet) and December 26, 1998 (Predecessor Company consolidated balance sheet), and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 25, 1999. Our audits also included the financial statement schedules listed in the Index at Item 16(b). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 2 to the consolidated financial statements, effective January 27, 2000, the Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to an Amended Joint Plan of Reorganization of which certain significant components were approved by the Bankruptcy Court on December 22, 1999. Accordingly, the accompanying December 25, 1999 consolidated balance sheet has been prepared in conformity with American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods as described in Note 3.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden Books Family Entertainment, Inc. and Subsidiaries at December 25, 1999 (Successor Company consolidated balance sheet) and December 26, 1998 (Predecessor Company consolidated balance sheet), and the consolidated results of their operations and their cash flows for the three years in the period ended December 25, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                               ERNST & YOUNG LLP

New York, New York
March 22, 2000

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)
--------------------------------------------------------------------------------

ASSETS

                                                               Successor   |   Predecessor
                                                                Company    |     Company
                                                                           |
                                                              December 25, |   December 26,
                                                                 1999      |       1998
                                                                 ----      |       ----
CURRENT ASSETS                                                             |
                                                                           |
         Cash and cash equivalents                              $  6,544   |    $ 15,330
                                                                           |
         Accounts receivable                                      54,089   |      41,411
                                                                           |
         Inventories                                              26,169   |      33,068
                                                                           |
         Royalty advances                                          3,264   |      17,198
                                                                           |
         Other current assets                                      5,403   |      14,246
                                                                --------   |    --------
                                                                           |
         Total current assets                                     95,469   |     121,253
                                                                --------   |    --------
                                                                           |
OTHER ASSETS                                                               |
                                                                           |
         Accounts receivable - long term                           3,346   |       4,127
                                                                           |
         Other noncurrent assets                                  14,822   |      14,367
                                                                --------   |    --------
                                                                           |
         Total other assets                                       18,168   |      18,494
                                                                           |
PROPERTY PLANT AND EQUIPMENT, net of accumulated depreciation              |
   and amortization of $37,946 as of December 26, 1998            17,522   |      29,955
                                                                           |
                                                                           |
GOODWILL, net of accumulated amortization of $2,805 as of                  |
   December 26, 1998                                                  --   |      29,391
                                                                           |
EXCESS REORGANIZATION VALUE                                       36,319   |          --
                                                                           |
                                                                           |
OTHER INTANGIBLE ASSETS, net of accumulated amortization of                |
   $7,849 as of December 26, 1998                                122,520   |      55,858
                                                                           |
                                                                --------   |    --------
                                                                           |
                                                                           |
TOTAL ASSETS                                                    $289,998   |    $254,951
                                                                ========   |    ========

See notes to consolidated financial statements

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except for Per Share Data)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                               Successor   |   Predecessor
                                                                                Company    |     Company
                                                                                           |
                                                                              December 25, |   December 26,
                                                                                 1999      |       1998
                                                                                 ----      |       ----
CURRENT LIABILITIES                                                                        |
                                                                                           |
     Accounts payable                                                          $ 28,591    |    $  26,002
                                                                                           |
     Accrued compensation and fringe benefits                                     6,790    |        4,977
                                                                                           |
     Revolving credit and term loan agreement                                    15,384    |           --
                                                                                           |
     Revolving credit facility                                                       --    |       21,637
                                                                                           |
     Loan facility                                                                   --    |       10,000
                                                                                           |
     Long term debt in default - Senior notes                                        --    |      150,000
                                                                                           |
     Guaranteed preferred beneficial interests in the Company's and                        |
       Golden Book Publishing Company, Inc.'s convertible debentures                 --    |      115,000
                                                                                           |
     Other current liabilities                                                   49,345    |       61,634
                                                                               --------    |    ---------
                                                                                           |
     Total current liabilities                                                  100,110    |      389,250
                                                                               --------    |    ---------
                                                                                           |
NONCURRENT LIABILITIES                                                                     |
     Revolving credit and term loan agreement                                     6,750    |           --
                                                                                           |
     Senior secured notes                                                        87,000    |           --
                                                                                           |
     Accumulated post-retirement benefit obligation                              30,806    |       29,609
     Deferred compensation and other deferred liabilities                        15,582    |       25,173
                                                                               --------    |    ---------
                                                                                           |
     Total noncurrent liabilities                                               140,138    |       54,782
                                                                                           |
STOCKHOLDERS' EQUITY (DEFICIT):                                                            |
                                                                                           |
     Convertible Preferred Stock - Series B, 13,000 shares authorized,               --    |       65,000
       no par value, 13,000 shares issued and outstanding as of December                   |
       26, 1998                                                                            |
                                                                                           |
     Common Stock, $.01 par value, 30,000,000 and 60,000,000 shares                        |
       authorized 10,233,889 and 27,899,047 shares issued as of                     102    |          279
       December 25, 1999 and 26, 1998, respectively                                        |
                                                                                           |
     Additional paid in capital                                                  50,131    |      128,956
                                                                                           |
     Accumulated deficit                                                             --    |     (379,390)
                                                                                           |
     Accumulated other comprehensive loss                                            --    |       (1,104)
                                                                               ========    |    =========
                                                                                 50,233    |     (186,259)
                                                                                           |
     Less: Cost of common stock in treasury - 208,800 shares as of                   --    |        2,822
       December 26, 1998                                                                   |
                                                                                           |
               Unearned compensation on restricted stock                            483    |           --
                                                                               ========    |    =========
                                                                                           |
     Total stockholders' equity (deficit)                                        49,750    |     (189,081)
                                                                               --------    |    ---------
                                                                                           |
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                           $289,998    |    $ 254,951
                                                                               ========    |    =========

See notes to consolidated financial statements

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except for Per Share Data)
--------------------------------------------------------------------------------

                                                                         Predecessor Company
                                                                             Year Ended
                                                          -------------------------------------------------
                                                          December 25,      December 26,      December 27,
                                                              1999              1998              1997
                                                              ----              ----              ----
Revenues:
     Net sales                                                $ 165,259         $ 193,573         $ 242,481
     Royalties and other income                                     512               653             1,080
                                                              ---------         ---------         ---------

     Total revenues                                             165,771           194,226           243,561
                                                              ---------         ---------         ---------

Costs and Expenses:
     Cost of sales                                              111,421           181,141           176,238
     Selling, general and administrative                         79,041            98,293           111,307
     (Gains) losses on sales of assets                           (7,300)            1,762           (10,786)
     Write-off of assets                                             --            15,309                --
                                                              ---------         ---------         ---------

     Total costs and expenses                                   183,162           296,505           276,759
                                                              ---------         ---------         ---------

Loss Before Interest Income, Distributions on                   (17,391)         (102,279)          (33,198)
     Guaranteed Preferred Beneficial Interests in the
     Company's and Golden Books Publishing Company,
     Inc.'s Convertible Debentures, Interest Expense,
     Reorganization Items, Fresh-Start Valuation,
     (Benefit) Provision for Income Taxes and
     Extraordinary Item

Interest Income                                                     189             1,700             5,579

Distributions on Guaranteed Preferred Beneficial                 (1,628)          (10,282)          (10,282)
     Interest in the Company's and Golden Books
     Publishing Company, Inc.'s Convertible Debentures
     (Contractual distributions of $9,667 for the year
     ended December 25, 1999)

Interest Expense (Contractual interest expense of                (3,555)          (18,404)          (11,742)
$14,646 for the year ended December 25, 1999)                 ---------         ---------         ---------


Loss Before Reorganization Items, Fresh-Start                   (22,385)         (129,265)          (49,643)
     Valuation, (Benefit) Provision For Income Taxes
     and Extraordinary Item

Reorganization Items                                            (21,329)               --                --

Fresh-Start Valuation                                            77,007                --                --
                                                              ---------         ---------         ---------

Income (Loss) Before (Benefit) Provision for Income              33,293          (129,265)          (49,643)
     Taxes and Extraordinary Item

(Benefit) Provision For Income Taxes                               (590)             (666)               37
                                                              ---------         ---------         ---------

Income (Loss) Before Extraordinary Item                          33,883          (128,599)          (49,680)

Extraordinary Item - Gain on Debt Discharge                     151,956                --                --
                                                              ---------         ---------         ---------

Net Income (Loss)                                               185,839          (128,599)          (49,680)

Other Comprehensive Income (Loss): Foreign Currency                 160               394              (159)
     Translation                                              ---------         ---------         ---------

Comprehensive Income (Loss)                                   $ 185,999         $(128,205)        $ (49,839)
                                                              =========         =========         =========

Net Income (Loss) per Basic and Diluted Common Share
     Before Extraordinary Item
                                                              $    1.15         $   (4.89)        $   (2.18)

Net Income  per Basic and Diluted Common Share -
     Extraordinary Item                                            5.38                --                --
                                                              ---------         ---------         ---------
Net Income (Loss) per Basic and Diluted Common Share               6.53         $   (4.89)        $   (2.18)
                                                              =========         =========         =========

See notes to consolidated financial statements

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) YEARS ENDED DECEMBER 25, 1999, DECEMBER 26, 1998 AND DECEMBER 27, 1997 (In thousands, Except for Shares and Per Share Data)

                                                                                                Convertible
                                                                   Common Stock          Preferred Stock - Series B    Additional
                                                               ---------------------     --------------------------     Paid-In
                                                               Shares        Amounts       Shares         Amount        Capital
                                                               ------        -------       ------         ------        -------
PREDECESSOR COMPANY

Balances, December 28, 1996                                 25,964,711        $ 259       13,000           $ 65,000    $ 120,376

Net loss                                                            --           --           --                 --           --
Common stock issued as dividend                                780,000            8           --                 --           (8)
  on Preferred Stock - Series B
Exercise of stock options                                      142,602            2           --                 --        1,554
Issuance of warrants                                                --           --           --                 --        6,611
Currency translation adjustment                                     --           --           --                 --           --
                                                           -----------        -----       ------           --------    ---------
Balances, December 27, 1997                                 26,887,313          269       13,000             65,000      128,533

Net loss                                                            --           --           --                 --           --
Common stock issued as dividend                                585,000            6           --                 --           (6)
  on Preferred Stock - Series B

Exercise of stock options                                       17,501           --           --                 --          183
Common stock issued as contribution                            409,233            4           --                 --          539
  to Company 401(K) Plan
Dividends accrued on Preferred Stock - Series B                     --           --           --                 --         (293)
Currency translation adjustment                                     --           --           --                 --           --
                                                           -----------        -----       ------           --------    ---------
Balances, December 26, 1998                                 27,899,047          279       13,000             65,000      128,956

Net income                                                          --           --           --                 --           --
Common stock issued                                            400,387            4           --                 --        5,201
Dividends accrued on Preferred Stock - Series B+A59                                                                      (2,123)
Currency translation adjustment                                     --           --           --                 --           --
                                                           -----------        -----       ------           --------    ---------
Balances, December 25, 1999                                 28,299,434          283       13,000             65,000      132,034

Fresh-Start adjustments                                    (28,299,434)        (283)     (13,000)           (65,000)    (132,034)
Issuance of Successor Company common stock                   9,750,000           97           --                 --       49,653
Issuance of Successor Company common stock - restricted        250,000            3                                          247
Employee stock plan                                            233,889            2           --                 --          231
                                                           -----------        -----       ------           --------    ---------

SUCCESSOR COMPANY

Balances, December 25, 1999                                 10,233,889        $ 102           --           $     --    $  50,131
                                                           ===========        =====       ======           ========    =========


                                                                        Accumulated
                                                                           Other          Treasury Stock
                                                          Accumulated  Comprehensive   -------------------     Unearned Compensation
                                                             Deficit       Loss        Shares       Amount     On Restricted Stock
                                                             -------       ----        ------       ------     -------------------
PREDECESSOR COMPANY

Balances, December 28, 1996                               $(201,111)      $(1,339)     208,800     $(2,822)             $  --

Net loss                                                    (49,680)           --           --          --                 --
Common stock issued as dividend                                  --            --           --          --                 --
  on Preferred Stock - Series B
Exercise of stock options                                        --            --           --          --                 --
Issuance of warrants                                             --            --           --          --                 --
Currency translation adjustment                                  --          (159)          --          --                 --
                                                          ---------       -------     --------     -------              -----
Balances, December 27, 1997                                (250,791)       (1,498)     208,800      (2,822)                --

Net loss                                                   (128,599)           --           --          --                 --
Common stock issued as dividend                                  --            --           --          --                 --
  on Preferred Stock - Series B

Exercise of stock options                                        --            --           --          --                 --
Common stock issued as contribution                              --            --           --          --                 --
  to Company 401(K) Plan
Dividends accrued on Preferred Stock - Series B                  --            --           --          --                 --
Currency translation adjustment                                  --           394           --          --                 --
                                                          ---------       -------     --------     -------              -----
Balances, December 26, 1998                                (379,390)       (1,104)     208,800      (2,822)                --

Net income                                                  185,839            --           --          --                 --
Common stock issued                                              --            --           --          --                 --
Dividends accrued on Preferred Stock - Series B+A59
Currency translation adjustment                                  --           160           --          --                 --
                                                          ---------       -------     --------     -------              -----
Balances, December 25, 1999                                (193,551)         (944)     208,800      (2,822)                --

Fresh-Start adjustments                                     193,551           944     (208,800)      2,822                 --
Issuance of Successor Company common stock                       --            --           --          --                 --
Issuance of Successor Company common stock - restricted                                                                  (250)
Employee stock plan                                              --            --           --          --               (233)
                                                          ---------       -------     --------     -------              -----

SUCCESSOR COMPANY

Balances, December 25, 1999                                $      --       $    --           --     $    --              $(483)
                                                           =========       =======     ========     =======              =====

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

                                                                        Predecessor Company
                                                                            Year Ended
                                                          -------------------------------------------------
                                                          December 25,      December 26,      December 27,
                                                              1999              1998              1997
                                                              ----              ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                       $ 185,839          $(128,599)        $(49,680)

     Adjustments to reconcile net income (loss) to net cash used in operating activities:

       Extraordinary item -  gain on debt discharge           (151,956)                --               --

       Fresh-start valuation                                   (77,007)                --               --

       Reorganization items                                     21,329                 --               --

       Depreciation and amortization                             6,108              7,895            6,732

       Amortization of intangibles                               7,824              4,685            4,482

       Provision for losses on accounts receivable               3,086              3,734            3,608

       (Gains) losses on sales of assets                        (7,300)             1,762          (10,786)

       Write-off of assets                                          --             15,309               --

       Loss on sale of equipment                                    --              4,692               --

       Other                                                       337              1,320               --

     Changes in assets and liabilities, net of effect of dispositions:

       (Increase) decrease in accounts receivable              (17,456)            11,556          (15,392)

       (Increase) decrease in inventories                          588              1,591           (7,051)

       (Increase) decrease in net assets held for sale              --               (213)           1,755

       Increase in other current assets and royalty               (421)           (12,894)          (3,215)
         advances

       Increase in accounts payable                              8,611              4,548            3,199

       Increase (decrease) in accrued compensation and           2,153               (910)             100
         fringe benefits

     Other                                                       7,585             21,307          (12,970)

                                                             ---------          ---------         --------
     Net cash used in operating activities before              (10,680)           (64,217)         (79,218)
         reorganization items

     Reorganization items, net of sale of Manufacturing        (21,497)                --               --
         Facility

                                                             ---------          ---------         --------
     Net cash used in operating activities                     (23,177)           (64,217)         (79,218)

CASH FLOWS FROM INVESTING ACTIVITIES:

     Deposits and other                                          1,869               (211)          (3,497)

     Acquisitions of property, plant and equipment              (2,260)           (13,400)         (20,386)

     Additions to film library                                    (816)            (4,668)          (6,348)

     Proceeds from sales of assets, including sale of           14,941              7,667           22,712
         Manufacturing Facility                              ---------          ---------         --------


       Net cash provided by (used in) investing activities      13,734            (10,612)          (7,519)

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

(In Thousands)

                                                                      Predecessor Company
                                                                           Year Ended
                                                          -------------------------------------------------
                                                          December 25,      December 26,      December 27,
                                                              1999              1998              1997
                                                              ----              ----              ----
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from DIP Loan                                  14,634                --                --

     Repayments under DIP Loan                                  (14,634)               --                --

     Net proceeds from Revolving Credit Facility                     --            21,637                --

     Repayments of  Revolving Credit Facility                   (21,637)               --                --

     Net proceeds from Revolving Credit and Term Agreement       22,134                --                --

     Proceeds from Municipal Government Grants                       --                --             3,000

     Net proceeds from Loan Facility                                 --            10,000                --

     Proceeds from sale of Common Stock                              --                --             1,556

     Common Stock Transactions - Other                               --               728                --
                                                              ---------         ---------         ---------

       Net cash provided by financing activities                    497            32,365             4,556

EFFECT OF EXCHANGE RATE CHANGES ON CASH                             160               383               (94)
                                                              ---------         ---------         ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                        (8,786)          (42,081)          (82,275)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                     15,330            57,411           139,686
                                                              ---------         ---------         ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                        $   6,544         $  15,330         $  57,411
                                                              =========         =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:

     Cash paid during the year for:

       Interest and distributions on Guaranteed Preferred
         Beneficial Interests in the Company's and Golden
         Books Publishing Company, Inc.'s Convertible
         Debentures                                           $   1,480         $  15,235         $  21,553
                                                              =========         =========         =========

     Income taxes, net of refunds received                    $  (2,332)        $    (108)        $    (416)
                                                              =========         =========         =========

Non-cash activity:

     Receipt of preferred shares in connection with the sale      2,700         $      --         $      --
       of the Manufacturing Facility
                                                              =========         =========         =========


     Stock conversion on Guaranteed Preferred Beneficial          5,205                --                --
       Interests in the Company's and Golden Books Publishing =========         =========         =========
       Company, Inc.'s Convertible Debentures

     Issuance of warrants in connection with the Disney              --                --             6,611
       License Agreement
                                                              =========         =========         =========

See notes to consolidated financial statements

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

1. Nature of Business, Organization and Basis of Presentation

Golden Books Family Entertainment, Inc. and Subsidiaries (the "Company") is a publisher of children's books and family related entertainment products primarily in the North American retail market. The Company, through its Consumer Products division creates, publishes and markets an extensive range of children's entertainment products, including "Little Golden Books" and other storybooks, coloring / activity books, electronic storybooks, puzzles, educational workbooks, reference books and novelty book formats. The Company has published its flagship product line, "Little Golden Books," for over 50 years.

The Company's Golden Books Entertainment Group ("Golden Books Entertainment") consists of an extensive library of character-based family entertainment properties. The Golden Books Entertainment division's library is comprised of copyrights, distribution rights, trademarks and licenses relating to characters, television programs and motion pictures, both animation and live action, and includes individual specials and multiple episode series.

Until its sale in November 1999, the Company, through the Commercial Printing Division of its wholly owned subsidiary, Golden Books Publishing Company, Inc. ("Golden Books Publishing"), provided creative, printing and publishing services to third parties. The Company grouped these activities into three business categories: graphic art services and commercial printing; educational kit manufacturing; and custom publishing services (see Note 2 for additional information).

In February 1999, the Company reached an agreement with its major creditors pursuant to which its then existing long term debt would be significantly reduced and its existing trade obligations would be paid in full. In accordance with that agreement, the Company, as well as Golden Books Publishing and Golden Books Home Video, Inc. (collectively, the "Debtors") filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") (see Note 2 for additional information). Accordingly, the consolidated financial statements of the Company during the bankruptcy proceedings (the "Predecessor Company financial statements") are presented in accordance with American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). Significant components of the Amended Joint Plan of Reorganization (as hereinafter defined) were approved by the Bankruptcy Court on December 22, 1999. On January 27, 2000, the Company formally emerged from protection under the Bankruptcy Code upon the consummation of the Amended Joint Plan of Reorganization. The Company has applied the reorganization and fresh-start reporting adjustments as required by SOP 90-7 to the consolidated balance sheet as of December 25, 1999 (the "Effective Date") (see Note 2 for additional information).

Under fresh start reporting, a new reporting entity is deemed to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values at the Effective Date. A black line has been drawn to separate the Successor Company's consolidated balance sheet from that of the Predecessor Company to signify that they are different reporting entities and such consolidated balance sheets have not been prepared on the same basis.

As used herein, Successor Company refers to Golden Books Family Entertainment, Inc. and Subsidiaries from the Effective date and Predecessor Company refers to Golden Books Family Entertainment, Inc. and Subsidiaries prior to the Effective Date.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

2. Amended Joint Plan of Reorganization

The Company experienced liquidity difficulties as a result of operating losses, working capital deficiencies and negative operating cash flows. These difficulties hampered the Company's ability to fund day-to-day operations. In February 1999, the Company reached an agreement with its major creditors pursuant to which its then existing long term debt would be significantly reduced and its existing trade obligations would be paid in full. As a result, on February 26, 1999 the Debtors filed petitions for reorganization under the Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The agreement in principle regarding the terms of the Company's restructuring and the filing of the Disclosure Statement and the Amended Disclosure Statement with the Bankruptcy Court occurred on February 26, 1999 and May 13, 1999, respectively. Under an order dated September 24, 1999, the Bankruptcy Court confirmed the Company's Amended Joint Plan of Reorganization (the "Amended Joint Plan of Reorganization"). Significant components of the Amended Joint Plan of Reorganization (as herein defined) were approved by the Bankruptcy Court on December 22, 1999. On January 27, 2000, the Company formally emerged from protection under the Bankruptcy Code upon the consummation of the Amended Joint Plan of Reorganization. The Company has applied the reorganization and fresh-start reporting adjustments as required by SOP 90-7 to the consolidated balance sheet as of December 25, 1999.

The following is a summary of the Amended Joint Plan of Reorganization:

- The Senior Notes of $150.0 million (as hereinafter defined) were converted into (i) new Senior Secured Notes (as hereinafter defined) in the principal amount of $87.0 million due 2004, with interest at the rate of 10.75%, if paid in cash, or, at the Company's option for the first two years, 14.25% payable in kind, and (ii) 42.5% of the Successor Company's common stock issued post recapitalization, prior to dilution (4,250,000 shares). The Senior Secured Notes are secured by the existing collateral which had already been granted to the holders of the Senior Notes as well as certain additional collateral.

- The TOPrS indebtedness of $109.8 million (as hereinafter defined) was converted into 50% of the Successor Company's common stock issued post recapitalization, prior to dilution (5,000,000 shares).

- The Golden Press Holdings, L.L.C. Loan Facility (as hereinafter defined) in the amount of $10.0 million was converted into 5% of the Successor Company's common stock issued post recapitalization, prior to dilution (500,000 shares).

- The existing employment agreement with Richard E. Snyder (the Predecessor and Successor Company's Chairman of the Board and Chief Executive Officer), was terminated and Mr. Snyder received, in consideration of his executing a new employment agreement and surrendering certain claims and rights under his then effective employment agreement, 2 1/2% of the Successor Company's common stock issued post recapitalization, prior to dilution in the form of restricted stock (250,000 shares), among other things.

Existing preferred and common shareholders surrendered their stock in exchange for warrants to purchase 5% of the Successor Company's common stock at an exercise price of $23.03 per warrant, allocated two-thirds to the preferred and one-third to the common shareholders, issued post recapitalization, prior to dilution (525,000 warrants). The restructuring also provided for the 1999 Equity Award Program for an amount of Successor Company's common stock equal to 10% of the Successor Company's common stock issued on the Effective Date of the Amended Joint Plan of Reorganization on a fully diluted basis (1,169,444 shares). Of that amount, one-half (5%) was allocated to senior management upon the Effective Date of the Amended Joint Plan of Reorganization with the balance being made available for other management personnel and for future grants.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

On the Effective Date of the Amended Joint Plan of Reorganization, the Successor Company entered into the Revolving Credit and Term Loan agreement (as hereinafter defined) consisting of a revolving credit facility of up to $50.0 million and a term loan of $10.0 million. The proceeds from the Revolving and Term Loan were utilized to repay all of the then outstanding amounts under the Dip Loan (as hereinafter defined), with additional proceeds being available for working capital and general corporate purposes (see Note 11 for additional information).

Until November 1999, the Company had manufactured the majority of its Children's Publishing products at its manufacturing facility in Sturtevant, WI (the "Manufacturing Facility"), with additional components and services obtained from third party vendors in the United States and abroad. As a result of the decline in the revenues of the Children's Publishing division, the Manufacturing Facility exceeded the Company's existing needs. Additionally, the Company was burdened by high operating costs due to its inability to utilize the full capacity of the Manufacturing Facility. Accordingly and in anticipation of the Company's emergence from Bankruptcy, in November 1999 the Company sold the Manufacturing Facility (including the Commercial Products Division) to a third party resulting in a loss of approximately $8.8 million being included as a reorganization item the consolidated statement of operations and comprehensive income (loss) for the year ended December 25, 1999. Simultaneous with the sale of the Manufacturing Facility, the Company and the buyer entered into a printing services agreement. Pursuant to the terms of the printing services agreement, the Company is obligated to purchase a substantial portion of the Company's existing product from the buyer.

On the Effective Date of the Amended Joint Plan of Reorganization, the value of the Senior Secured Notes and the Successor Company's common stock was less than the value of the liabilities subject to compromise of the Predecessor Company, accordingly, the Predecessor Company recorded an extraordinary gain of approximately $152.0 million related to the discharge of liabilities subject to compromise in the consolidated statement of operations and comprehensive income
(loss) for the year ended December 25, 1999. The consolidated financial statements at December 25, 1999 (Successor Company) gives effect to the issuance of the Senior Secured Notes and the Successor Company's common stock in accordance with the Amended Joint Plan of Reorganization.

The extraordinary gain recorded by the Predecessor Company was determined as follows (in thousands):

Liabilities subject to compromise at the Effective Date Debt:

     Loan facility                                                   $    10,000
     Senior Notes                                                        150,000
     Guaranteed   preferred  beneficial  interests  in  the
       Company's  and  Golden  Books  Publishing   Company,
       Inc.'s Convertible Debentures                                     109,795
                                                                     -----------
  Total debt                                                             269,795
Other long-term liabilities (principally interest expense)                18,911
                                                                     -----------
Total long-term liabilities subject to compromise                        288,706

Less:
  Value of Senior Secured Notes                                           87,000
  Value of Successor Company's common stock                               49,750
                                                                     -----------

Extraordinary gain on debt discharge                                 $   151,956
                                                                     ===========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

In accordance with SOP 90-7, the Company has recorded all transactions incurred as a result of the Bankruptcy filing separately as reorganization items. Accordingly, reorganization items included in the consolidated statement of operations and comprehensive income (loss) for the year ended December 25, 1999 includes the following (in thousands):

      Professional fees                                       $    8,808
      Shareholder lawsuit                                          1,250
      Loss on sale of manufacturing facility                       8,832
      Other costs                                                  2,691
      Interest income                                               (252)
                                                              ----------
      Total                                                   $   21,329
                                                              ==========

3. Fresh-Start Reporting

As indicated in Note 1, the Company adopted the requirements of fresh-start reporting as of December 25, 1999. In adopting fresh-start reporting, the Company was required to determine its enterprise value, which represents the fair value of the entity before considering its liabilities. The financial advisors to the Company determined the Company's enterprise value of $157.0 million and the reorganization equity value of $50.0 million.

The adjustments to reflect the adoption of fresh-start accounting, including the adjustments to record (i) inventories, (ii) other current assets, (iii) other assets, (iv) other intangible assets, (v) other current liabilities, (vi) accumulated post-post retirement benefit obligation and (vii) deferred compensation and other deferred liabilities at their fair market values, have been reflected in the following consolidated balance sheet reconciliation as of December 25, 1999 as fresh-start adjustments. In addition, the Successor Company's consolidated balance sheet was further adjusted to eliminate existing liabilities subject to compromise and equity and to reflect the aforementioned $157.0 million enterprise value, which includes the establishment of $36.3 million of reorganization value in excess of amounts allocable to net identifiable assets ("Excess Reorganization Value"). The Excess Reorganization Value is being amortized using the straight-line method over a 10-year useful life.

Reconciliation of the Predecessor Company's consolidated balance sheet as of December 25, 1999 to that of the Successor Company showing the adjustments thereto to give effect to the reorganization debt and fresh-start adjustments (as described above) is as follows (in thousands):

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

                                                       Predecessor                     Fresh-Start      Successor
                                                         Company     Reorganization    Adjustments       Company
                                                         -------     --------------    -----------       -------
ASSETS

Cash and cash equivalents                                $   6,544       $      --       $      --       $  6,544
Accounts receivable                                         54,089              --              --         54,089
Inventories                                                 26,115              --              54         26,169
Royalty advances                                             3,264              --              --          3,264
Other current assets                                         8,373              --          (2,970)         5,403
                                                         ---------       ---------       ---------       --------
   Total current assets                                     98,385              --          (2,916)        95,469

Other assets                                                17,995              --             173         18,168
Property, plant and equipment                               17,522              --              --         17,522
Other intangible assets                                     52,901              --          69,619        122,520
Goodwill                                                    28,103              --         (28,103)            --
Excess reorganization value                                     --              --          36,319         36,319
                                                         ---------       ---------       ---------       --------
   Total assets                                          $ 214,906       $      --       $  75,092       $289,998
                                                         =========       =========       =========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable                                         $  28,591       $      --       $      --       $ 28,591
Accrued compensation and fringe benefits                     6,790              --              --          6,790
Revolving credit and term loan agreement                        --          15,384              --         15,384
DIP Loan                                                    22,134         (22,134)             --
Other current liabilities                                   47,019              --           2,326         49,345
                                                         ---------       ---------       ---------       --------
  Total current liabilities                                104,534          (6,750)          2,326        100,110

Revolving credit and term loan agreement                        --           6,750              --          6,750
Senior secured notes                                            --          87,000              --         87,000
Accumulated post-retirement benefit obligation              29,044              --           1,762         30,806
Deferred compensation and other deferred liabilities        21,589              --          (6,007)        15,582
Liabilities subject to compromise                          288,706        (288,706)             --             --
   Total noncurrent liabilities

Stockholders' equity (deficit)
  Convertible preferred stock                               65,000              --         (65,000)            --
  Common stock                                                 283             102            (283)           102
  Additional paid-in capital                               132,034          50,131        (132,034)        50,131
  Accumulated deficit                                     (422,518)        151,956         270,562             --
  Accumulated other comprehensive loss                        (944)             --             944             --
                                                         ---------       ---------       ---------       --------
                                                          (226,145)        202,189          74,189         50,233

Less: Cost of common stock in treasury                      (2,822)             --           2,822             --
         Unearned compensation on restricted stock              --            (483)             --            483
                                                         ---------       ---------       ---------       --------
Total stockholders' equity (deficit)                      (228,967)        201,706          77,011         49,750

Total liabilities and stockholders' equity (deficit)     $ 214,906       $      --       $  75,092       $289,998
                                                         =========       =========       =========       ========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

4. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Predecessor or Successor Company and all its wholly owned subsidiaries. All material intercompany items and transactions have been eliminated in consolidation. Certain amounts in 1998 and 1997 have been reclassified to conform to the 1999 presentation.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with maturities of three months or less to be cash equivalents. Cash equivalents consist of investments in high grade commercial paper. Accordingly, these investments are subject to minimal credit and market risk. At December 25, 1999 and December 26, 1998, all of the Company's cash equivalents are classified as held to maturity and their carrying amounts approximate fair value.

At December 25, 1999 and December 26, 1998, the Company has placed approximately $1.9 million and $3.7 million, respectively in certificates of deposit primarily to collateralize lease obligations associated with the Company's corporate headquarters located in New York City. Such amounts are included in other non-current assets on the accompanying consolidated balance sheets.

Income Taxes

The Company accounts for income taxes in accordance with the liability method. Under this method, deferred income taxes are provided for differences between the book and tax bases of the Company's assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas of judgment relate to provision for returns and other sales allowances, allowance for doubtful accounts, slow moving and obsolete inventories, reserve for royalty guarantees and advances, film forecast ultimates, long-term asset impairment and taxes.

Property, Plant and Equipment

Property, plant and equipment of the Predecessor Company is stated at cost and was depreciated / amortized on the straight-line method over the following estimated useful lives:

               Classification                     Estimated Life (Years)
               --------------                     ----------------------
    Building and improvements                             10 - 20
    Machinery and equipment                                3 - 10

Expenditures which significantly increased the value or extended the useful lives of assets were capitalized, while maintenance and repairs were expensed as incurred. The cost and related accumulated depreciation / amortization of assets, replaced, retired or disposed of were eliminated from their respective property, plant and equipment accounts, and any gain or loss was reflected in consolidated statements of operations.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Costs related to the development of information systems that were expected to benefit future periods were capitalized and amortized over the estimated useful lives of the systems.

As a result of the recurring losses by the Children's Publishing business primarily due to a reduced level of sales, high operating costs (including an unfavorable lease agreement and disadvantageous union contracts) and the under utilization of manufacturing capacity at their Manufacturing Facility, during the fourth quarter of 1998, management evaluated the ongoing value of the property, plant and equipment associated with its Manufacturing Facility. Based on this evaluation, the Company determined that assets with a carrying value of $19.2 million were impaired and wrote them down by approximately $9.2 million to their estimated fair value. Fair value was based upon estimates by management using current market values from vendors and appraisals. Such amount has been included in write-off of assets in the accompanying consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998. The Manufacturing Facility was sold in November 1999 (see Note 2 for additional information).

The Successor Company maintains the policies concerning transactions affecting property, plant and equipment as noted above.

Revenue Recognition

Sales are recorded upon shipment of products. Sales made on a returnable basis are recorded net of provisions for estimated returns and allowances. These estimates are revised, as necessary, to reflect actual experience and market conditions. Revenue from the sale of film rights, principally for the home video and domestic and foreign syndicated television markets, is recognized when the film is available for showing or exploitation. Income from licensing is recorded at the time characters are available to the licensee and collections are reasonably assured. Receivables due more than one year beyond the consolidated balance sheet date are discounted to their present value.

Income (Loss) Per Common Share

Net income (loss) per basic common share for the Predecessor Company was based on the net income (loss) for the period plus preferred dividend requirements divided by the weighted average number of basic common shares outstanding for the period. Shares issuable upon the exercise of all common stock equivalents consisting primarily of stock options and warrants were not included in the computations since their effect was antidilutive.

Pursuant to SOP 90-7, the common stock of the Successor Company was restated to reflect the capitalization of the Successor Company as of the Effective Date of the Amended Joint Plan of Reorganization.

Net income per basic and diluted common share for the Predecessor Company on a proforma basis for the equity structure of the Successor Company was based on the net income for the period less any preferred dividend requirements divided by the weighted average number of basic and diluted common shares outstanding for the period. Shares issuable upon the issuance of warrants were not included in the computation since the effects of the warrants would be antidilutive. A reconciliation of the number of shares used for calculating basic and diluted earnings per share common share follows (in thousands) (see Note 20):

      Average number of common shares outstanding                         10,234
      Effect of stock options                                                703
                                                                          ------
                                                                          10,937
                                                                          ======

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Inventories

Inventories of the Predecessor Company were valued at the lower of cost or market value. Cost was determined by the last-in, first-out ("LIFO") method for substantially all domestic inventories, except for the Entertainment division's inventory which were valued using the first-in, first-out method. Inventories of international operations were valued using the first-in, first-out method. At December 26, 1998, approximately 75% of total inventories were valued under the LIFO method.

Pursuant to SOP 90-7, inventories were restated at their approximate fair value at December 25, 1999.

Foreign Currency Translation

Foreign currency assets and liabilities are translated into United States dollars at end of period rates of exchange, and income and expense accounts are translated at the weighted average rates of exchange for the period of the Predecessor Company. The gains and losses resulting from the translation adjustments have been accumulated as a separate component of common stockholders' equity (deficit). During the year ended December 26, 1998, the Company recorded a translation charge of approximately $777,000 relating to the wind-down of the United Kingdom operations. Such amount was included in selling, general and administrative expenses in the consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998.

Pursuant to SOP 90-7, foreign currency translation was restated to zero at December 25, 1999.

Advertising Costs

The Company expenses advertising costs related to their operations as they are incurred. Advertising expenses for the years ended December 25, 1999, December 26, 1998 and December 27, 1997 amounted to approximately $2.4 million, $2.4 million and $3.6 million, respectively.

Other Intangible Assets

Other intangible assets of the Predecessor Company consisted primarily of the film library and the associated costs of acquiring the film library, costs of additional licenses and television production costs, which were stated at the lower of unamortized costs or net realizable value. The costs were being amortized using the film-forecast method which amortized such costs in the same ratio that current revenues bore to anticipated total revenues. Under this method, the useful lives did not exceed 20 years in duration. The liabilities for various profit participations and residuals were accrued in the proportion which revenue for a period bore to ultimate revenue.

During the fourth quarter of 1998, the Predecessor Company recorded a non-cash charge of approximately $1.4 million as a component of write-off of assets in the consolidated statement of operations and comprehensive income (loss) due to the acceleration of the amortization period of one of the Predecessor Company's entertainment productions.

In adopting the requirements of fresh-start reporting, the Successor Company was required to obtain an independent valuation of its identifiable intangible assets as of December 25, 1999. Accordingly, the Successor Company's other intangible assets are stated at fair market value and are being amortized on the straight-line basis over the following estimated useful lives except for the film library which is being amortized using the film-forecast method as utilized by the Predecessor Company with useful lives which do not exceed 20 years in duration.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

               Classification                     Estimated Life (Years)
               --------------                     ----------------------
       Trademarks and tradenames                            25
       Film library                                         20
       Publishing works and education brands                20
       Other                                                4 - 5

Goodwill and Long Lived Assets

Goodwill of the Predecessor Company consisted of the cost in excess of net assets acquired in connection with the acquisition of substantially all the assets of Broadway Video Entertainment, L.P. of approximately $32.2 million, which was being amortized on a straight-line basis over a 25-year period.

Excess Reorganization Value

The financial advisors of the Company determined the Company's enterprise value of $157.0 million and the reorganization equity value of $50.0 million. The Successor's Company consolidated balance sheet was adjusted to eliminate the existing liabilities subject to compromise and equity and to reflect the aforementioned $157.0 million enterprise value, which includes the establishment of $36.3 million of Excess Reorganization Value. Excess Reorganization Value is being amortized using the straight-line basis over 10 years.

It is the Company's policy to account for excess reorganization value at the lower of amortized cost or estimated realizable value. As part of an ongoing review of the valuation and amortization of excess reorganization value and long lived assets of the Company and its subsidiaries, management assesses the carrying value of excess reorganization value and long lived assets if facts and circumstances suggest that there may be impairment. If this review indicates that excess reorganization value and long lived assets will not be recoverable as determined by a non-discounted cash flow analysis of the operating results over the remaining amortization period, the carrying value of the excess reorganization value and long lived assets would be reduced to estimated realizable value.

Deferred Financing Fees

The Successor Company has incurred and will continue to incur certain fees in connection with entering into the Revolving Credit and Term Loan Agreement. These deferred financing fees are included in other noncurrent assets in the Successor Company's consolidated balance sheet and will be amortized on a straight-line basis over the life of the Revolving Credit and Term Loan Agreement (3 years).

Statement Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which will be effective for the Company in the first quarter of 2000. SAB 101 clarifies certain existing accounting principles for the recognition and classification of revenues in financial statements. The Successor Company has not yet completed its review of SAB 101, but does not anticipate that its adoption will have a material effect on the consolidated financial statements.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Proposed Changes to Film Accounting Standards

In October 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AcSEC") issued an exposure draft of a proposed Statement of Position, "Accounting by Producers and Distributors of Films" (the "SOP"). The proposed rules would establish new accounting standards for producers and distributors of films, including changes in revenue recognition and accounting for advertising, development and overhead costs. The provisions of the SOP are still being deliberated by AcSEC and could change prior to the issuance of the final standard, which is expected to occur by the end of the second quarter of 2000. The SOP is expected to be effective for calendar-year companies on January 1, 2001, with early application encouraged. The Successor Company does not expect that the adoption of the provisions of the SOP will have a material effect on the Successor Company's consolidated statement of operations and comprehensive income (loss).

5. (Gains) Losses on Sales of Assets, Write-off of Assets and Net Assets Held for Sale

During 1997, the Predecessor Company sold its printing operations in Cambridge, Maryland, the building which had housed its main plant in Racine, and disposed of other assets. On December 1, 1997, the Cambridge commercial printing operation was sold for approximately $20.2 million in cash, subject to a working capital adjustment which resulted in a gain of approximately $10.2 million recorded in the consolidated statement of operations and comprehensive income
(loss) for the year ended December 27, 1997. The results of the operations of the Cambridge facility are included in the Predecessor Company's consolidated results of operations until its date of disposition. The facilities results of operations for the year ended December 27, 1997 were as follows (in thousands):

                                                       Predecessor Company
                                                Period from December 29, 1996 to
                                                        December 1, 1997
                                                      (date of disposition)
                                                      ---------------------
Revenues                                                    $25,552
Gross profit                                                  3,656
Income before interest expense and
   provision for income taxes                                 1,952

Additionally, the sales of the Racine plant and other assets each resulted in gains of $0.3 million for the year ended December 27, 1997. In connection with the Predecessor Company's strategic plan, the Predecessor Company incurred approximately $11.4 million in one time transition costs during 1997 consisting of: (i) $3.1 million of moving costs associated with new facilities, (ii) $3.5 million for outsourcing of the information technology department, (iii) $4.5 million in consulting services associated with implementing the strategic plan, and (iv) $0.3 million in other costs. These one time transition costs are included in selling, general and administrative expenses in the accompanying consolidated statement of operations and comprehensive income (loss) for the year ended December 27, 1997.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

During 1998, the Company continued its restructuring with the sale of its facility in Fayetteville, North Carolina and a reduction of its office space in New York (see Note 16). The Fayetteville facility was sold for approximately $7.2 million in cash which resulted in a loss of approximately $1.8 million, which was recorded as (gains) losses on sale of assets in the consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998. The Predecessor Company recorded a charge of approximately $4.7 million principally composed of a write-off of leasehold improvements associated with the Predecessor Company's reduction of office space in connection with their New York lease agreement as write-off of assets in the consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998. Additionally, in 1998, the Predecessor Company incurred approximately $12.2 million in one-time transition costs, consisting of: (i) $4.4 million in outsourcing premiums and (ii) $7.8 million in costs associated with the Predecessor Company's move to the new manufacturing facility in Sturtevant, WI facility. These one time transition costs are included in: (i) cost of sales and (ii) selling, general and administrative expenses, respectively, in the accompanying consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998.

During 1999, the Predecessor Company continued its disposition of non-core assets with the sale of its: (i) Coffeyville Distribution Center, (ii) operating facility in Canada, (iii) Adult Publishing business and (iv) McSpadden-Smith music publishing division. The Coffeyville Distribution Center was sold for approximately $2.2 million, which resulted in a gain of approximately $1.5 million. The operating facility in Canada was sold for approximately $1.9 million, which resulted in a gain of approximately $1.9 million. The Canadian operation relocated to a leased facility after the sale. The Adult Publishing business was sold for approximately $11.0 million, which resulted in a gain of approximately $1.7 million. The McSpadden-Smith music publishing division was sold for approximately $2.8 million, which resulted in a gain of approximately $2.2 million. These gains have been recorded as (gains) losses on the sales of assets in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 25, 1999.

As of December 25, 1999, substantially all of the facility closing and severance costs, except for approximately $424,000 (which is contractually obligated), have been paid.

As of December 26, 1998, net assets held for sale (included in other current assets in the consolidated balance sheet) totaling approximately $1.3 million included the Company's, (i) Creative Center and (ii) Coffeyville Distribution Center, both facilities of Golden Books Publishing.

The Successor Company adopted the requirements of fresh-start reporting as of December 25, 1999. The adjustments to reflect the adoption of fresh-start reporting include adjustments to record net assets held for sale at their fair market value. Accordingly, the Successor Company recorded a fresh-start valuation adjustment to reduce the value of the Creative Center to zero as of December 25, 1999.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

6. Accounts Receivable

Accounts receivable consisted of the following (in thousands):

                                        Successor Company |  Predecessor Company
                                        December 25,1999  |   December 26, 1998
                                        ----------------  |   -----------------
Accounts receivable                         $ 94,072      |        $ 79,165
                                                          |
Allowance for doubtful accounts               (5,963)     |          (6,800)
                                                          |
Allowance for sales discount and             (30,674)     |         (26,827)
   returns                                  --------      |        --------
                                                          |
                                                          |
                                              57,435      |          45,538
                                                          |
Less: long term portion                       (3,346)     |          (4,127)
                                            --------      |         --------
                                                          |
                                            $ 54,089      |        $ 41,411
                                            ========      |        ========

7. Inventories

Inventories consisted of the following (in thousands):

                                        Successor Company |  Predecessor Company
                                        December 25,1999  |   December 26, 1998
                                        ----------------  |   -----------------
Raw materials                               $    250      |        $  1,911
                                                          |
                                                          |
Work-in-process                                  819      |           2,914
                                                          |
                                                          |
Finished goods                                22,920      |          24,993
                                                          |
Film library                                   2,180      |           3,250
                                            --------      |        --------
                                                          |
                                            $ 26,169      |        $ 33,068
                                            ========      |        ========

At December 26, 1998, the replacement cost of inventories valued using LIFO exceeded the net carrying amount of such inventories by approximately $3.2 million. For the years ended December 25, 1999 and December 26, 1998 the liquidation of LIFO inventories decreased cost of sales by approximately $1.0 million and $1.4 million, respectively. For the year ended December 27, 1997 there was no LIFO liquidation and therefore, no impact on the consolidated financial statements.

Pursuant to SOP 90-7, inventories were restated at their approximate fair value at December 25, 1999, which resulted in the elimination of the Predecessor Company's LIFO layers.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

8. Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

                                        Successor Company  | Predecessor Company
                                        December 25,1999   |  December 26, 1998
                                        ----------------   | -----------------
Land                                        $    393       |       $    393
                                                           |
Building and improvements                      8,060       |          9,265
                                                           |
Machinery and equipment                        8,130       |         56,162
                                                           |
Construction in progress                         939       |          2,081
                                            --------       |       --------
                                                           |
                                              17,522       |         67,901
                                                           |
Less accumulated depreciation and                 --       |        (37,946)
   amortization                             --------       |       --------
                                                           |
                                                           |
                                            $ 17,522       |       $ 29,955
                                            ========       |       ========

9. Other Intangible Assets

Other intangible assets consisted of the following (in thousands):

                                        Successor Company  | Predecessor Company
                                        December 25,1999   |  December 26, 1998
                                        ----------------   |  -----------------
Trademark and tradename                     $ 31,800       |       $     --
                                                           |
                                                           |
Film library                                  41,420       |         63,707
                                                           |
Publishing works and education brands         46,000       |             --
                                                           |
Other                                          3,300       |             --
                                            --------       |       --------
                                                           |
                                             122,520       |         63,707
                                                           |
Less: accumulated amortization                    --       |         (7,849)
                                            --------       |       --------
                                                           |
                                            $122,520       |       $ 55,858
                                            ========       |       ========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

10. Other Current Liabilities

Other current liabilities consisted of the following (in thousands):

                                        Successor Company  | Predecessor Company
                                        December 25,1999   |  December 26, 1998
                                        ----------------   |  -----------------
Royalties payable                           $ 23,265       |       $ 17,426
                                                           |
Accrued interest                                 562       |         12,958
                                                           |
Accrued worker's compensation                  3,155       |          3,524
                                                           |
Reorganizational items                         6,232       |            620
                                                           |
Restructuring costs                              424       |             --
                                                           |
Other                                         15,707       |         27,106
                                            --------       |       --------
                                                           |
                                            $ 49,345       |       $ 61,634
                                            ========       |       ========

11. Debt

Debt consisted of the following (in thousands):

                                        Successor Company  | Predecessor Company
                                        December 25,1999   |  December 26, 1998
                                        ----------------   |  -----------------
                                                           |
Senior secured notes                        $ 87,000       |       $     --
Revolving credit and term loan                22,134       |             --
   agreement                                               |
                                                           |
Senior notes                                      --       |        150,000
Revolving credit facility                         --       |         21,637
Loan facility                                     --       |         10,000
                                            --------       |       --------
                                             109,134       |        181,637
Less long-term portion                       (93,750)      |             --
                                            --------       |       --------
                                            $ 15,384       |       $181,637
                                            ========       |       ========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Debt - Successor Company

Senior Secured Notes

On the Effective Date of the Amended Joint Plan of Reorganization, the Successor Company entered into an indenture agreement in the principal amount of $87.0 million (the "Senior Secured Notes") due in full on December 31, 2004 together with all accrued and unpaid interest thereon. Interest at the rate of 10.75% per annum is payable semi-annually on June 30th and December 31st of each year of the term of the Senior Secured Notes commencing January 1, 2000. Interest may be paid in the form of additional Senior Secured Notes at a rate of 14.25% per annum in lieu of cash at the Successor Company's option for all interest payments due on or prior to December 31, 2002. The Senior Secured Notes are secured by the existing collateral which had been granted to the holders of the Senior Notes as well as certain additional collateral. The Senior Secured Notes requires the Successor Company to maintain compliance with certain financial and non-financial covenants, including minimum EBITDA and limitations on: (i) restricted payments, (ii) incurance on additional indebtedness and (iii) capital expenditures (all as defined in the Senior Secured Notes agreement), among others. The Successor Company has outstanding $87.0 million under the Senior Secured Notes agreement as of December 25, 1999.

Revolving Credit and Term Loan Agreement

On the Effective Date of the Amended Joint Plan of Reorganization, the Successor Company entered into a revolving credit and term loan agreement consisting of a revolving credit facility of up to $50.0 million and a term loan in the amount of $10.0 million (the "Revolving Credit and Term Loan Agreement"). The proceeds from the Revolving Credit and Term Loan Agreement were utilized to repay all of the then outstanding amounts under the DIP Loan (as hereinafter defined), with additional proceeds being available for working capital and general corporate purposes.

The Successor Company maintains a Borrowing Base (as defined) of up to $50.0 million for the revolving credit portion of the Revolving Credit and Term Loan Agreement, with such outstanding amounts being due on a current basis with all remaining outstanding amounts being due in full on December 31, 2002 together will all accrued and unpaid interest thereon. Such due date may be extended for one year periods until terminated by i) Golden Books Publishing or the Lenders (as defined) representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion or the revolving credit and term loan agreement as of the next renewal year upon 60 days prior written notice or ii) by the Agent (as defined), if required to do so by the lenders representing in the aggregate at least 66 2/3% of the sum of the revolving portion and term loan portion of the revolving credit and term loan agreement, immediately upon the occurrance of an event of default. Interest on the revolving credit portion of the Revolving Credit and Term Loan Agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000 at a rate equal to the Prime Rate plus 1.75%. The Successor Company is required to pay an unused line of credit fee in the amount of 1/2 of 1% per annum monthly in arrears on the last day of each month commencing January 31, 2000. The Successor Company is also required to pay a termination fee of: i) 3% through December 31, 2000, ii) 2% through December 31, 2001 and iii) 1% through December 31, 2002, multiplied by the total maximum amount available above the then outstanding amount reduced by any payments made under the term loan portion of the Revolving Credit and Term Loan Agreement if the revolving credit portion of the Revolving Credit and Term Loan Agreement is paid in full prior to December 31, 2002. Such percentages would be reduced to 1%, .5% and .25% respectively, if the termination is a result of the sale of the Successor Company or the offering of debt or equity realizing gross proceeds of not less than $200.0 million.

The term loan portion of the Revolving Credit and Term Loan Agreement in the amount of $10.0 million is payable in installments by the Successor Company over its three year term with all remaining principle together with all accrued and unpaid interest thereon due in full on December 31, 2002. Interest on the term loan portion of the Revolving Credit and Term Loan Agreement is payable monthly in arrears on the first day of each month commencing February 1, 2000

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

at a rate equal to the Prime Rate plus 1.75%.

The Revolving Credit and Term Loan Agreement requires the Successor Company to maintain compliance with certain financial and non-financial covenants, including minimum EBITDA and limitations on: (i) dividends, distributions and prepayments, (ii) incurences on additional indebtedness and (iii) capital expenditures (all as defined in the Revolving Credit and Term Loan Agreement), among others. The minimum EBITDA covenant requires the achievement of approximately $1.0 million in EBITDA for Fiscal 2000. While the Company's budget projects EBITDA in excess of this amount, the Company has not achieved this level of EBITDA in recent years. The Successor Company has approximately $15.4 million and $6.8 million outstanding under the revolving credit and term loan portions, respectively of the Revolving Credit and Term Loan Agreement as of December 25, 1999. At March 17, 2000 the Company had available borrowings of $19.3 million under the Revolving Credit and Term Loan Agreement.

Principal maturities of the Successor Company's debt over the next five years as of December 25, 1999 are as follows (in thousands):

      2000               $ 15,384
      2001                  3,250
      2002                  3,500
      2003                     --
      2004                 87,000

Debt - Predecessor Company

DIP Loan

On March 25, 1999, the Bankruptcy Court gave final approval to a $55.0 million debtor-in-possession financing facility consisting of a $45.0 million credit facility and a $10.0 million term facility (the "DIP Loan"). The DIP Loan was for an initial period of two years with annual renewals thereafter with interest rates ranging from the Prime Rate plus 1/8th of 1% to 5/8th of 1%. The DIP Loan contained various financial covenants that the Predecessor Company was required to maintain on a quarterly basis. The DIP Loan was secured by certain property, receivables and inventory of the Predecessor Company. The Predecessor Company utilized the proceeds from the DIP Loan to repay all outstanding amounts under their then existing Revolving Credit Facility (as hereinafter defined) with the remainder being utilized to fund operations through the Effective Date of the Amended Joint Plan of Reorganization. On the Effective Date of the Amended Joint Plan of Reorganization all outstanding amounts under the DIP Loan were paid in full with the proceeds from the Revolving Credit and Term Loan Agreement.

Other Debt

The following descriptions of the financing arrangements of the Predecessor Company is based on the original contractual terms and maturities of the related financial instrument. As a result of operating losses, working capital deficiencies and negative operating cash flow and the resulting Bankruptcy filing, the Predecessor Company breached covenants in all of its then existing debt agreements. All amounts outstanding were classified as current liabilities at December 26, 1998.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Senior Notes

The Predecessor Company had outstanding $150.0 million principal amount of 7.65% Senior Notes due 2002 (the "Senior Notes"). Interest was payable semiannually on September 15th and March 15th. The Senior Notes contained certain provisions limiting subsidiary indebtedness, guarantees, liens and the payment of cash dividends on Predecessor Company's preferred and common stock. At December 26, 1998, the Predecessor Company had outstanding borrowings under the Senior Notes totaling $150.0 million. On the Effective Date of the Amended Joint Plan of Reorganization, the Senior Notes were converted into (i) the Senior Secured Notes and (ii) 42.5% of the Successor Company's common stock issued post recapitalization, prior to dilution (4,250,000 shares).

Revolving Credit Facility

On June 3, 1998, the Predecessor Company entered into a $30.0 million three-year revolving credit facility ("Revolving Credit Facility"). Borrowings under the Revolving Credit Facility bore interest at the prime rate. The Revolving Credit Facility was secured by certain receivables and inventory of Golden Books Publishing. As a result of entering into the Revolving Credit Facility, Golden Books Publishing amended the Senior Notes to, among other things, (i) permit Golden Books Publishing to secure up to $30.0 million of borrowings and related obligations under the Revolving Credit Facility, (ii) grant to the holders of the Senior Notes a security interest in certain assets of Golden Books Publishing, (iii) add a guarantee from the Predecessor Company and (iv) add additional covenants and amend certain existing covenants. At December 26, 1998, the Predecessor Company had outstanding borrowings under the Revolving Credit Facility totaling approximately $21.6 million. During 1999, the Predecessor Company utilized a portion of the proceeds from the DIP Loan to repay all of the then outstanding amounts under the Revolving Credit Facility.

Loan Facility

On September 4, 1998, the Predecessor Company entered into a $25.0 million loan facility with GP Holdings (the "Loan Facility"). The Loan Facility permitted Golden Books Publishing to borrow at its option, but subject to certain conditions, up to $25.0 million. Borrowings under the Loan Facility were guaranteed by the Predecessor Company and secured by certain assets. All outstanding amounts under the Loan Facility were due, together with accrued and unpaid interest, on September 9, 1999 or earlier under certain conditions, including if certain assets of the Predecessor Company were sold. Interest was due monthly and was set at an initial rate of 5% per annum increasing to 7% in February 1999, but the payment of interest may have been deferred at the Predecessor Company's option until maturity. At December 26, 1998, the Predecessor Company had outstanding borrowings under the Loan Facility totaling $10.0 million. On the Effective Date of the Amended Joint Plan of Reorganization, the Loan Facility was converted into 5% of the Successor Company's common stock issued post recapitalization, prior to dilution (500,000 shares).

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

12. Preferred Securities ("TOPrS")

The Predecessor Company raised a total of $115.0 million through a private placement of Preferred Securities under Rule 144A under the Securities Act of 1933, as amended (the "Preferred Securities"). The Preferred Securities were issued by the Golden Books Trust (the "Trust"), a Delaware business trust financing vehicle. The Predecessor Company owned all of the common securities of the Trust. The net proceeds of such offering, after commissions and expenses, were approximately $110.8 million. The Preferred Securities paid quarterly distributions at an annual distribution rate of 8 3/4% (subject to deferral of interest payments on the Preferred Securities by the Predecessor Company and Golden Books Publishing), had an aggregate liquidation preference of $115.0 million and were convertible at the option of their holders into Convertible Debentures, which were immediately convertible into Predecessor Company common stock at an initial conversion price of $13.00 per share. In January 1999, certain holders of the Preferred Securities converted $5.2 million worth of Preferred Securities for 400,003 shares of the Predecessor Company's common stock. The Convertible Debentures were due to mature on August 20, 2016, and were redeemable, in whole or in part, at any time after the occurrence of a Tax Event or on Investment Company Event (both as defined). Effective January 10, 1997, the Predecessor Company registered the Preferred Securities with the Securities and Exchange Commission.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

The Predecessor Company and its subsidiary, Golden Books Publishing, were joint and several obligor's of the Preferred Securities and they fully and unconditionally guaranteed the Trust's obligations under the Preferred Securities. Separate financial statements of Golden Books Publishing were not presented in their entirety as the separate financial statements would not be materially different from the consolidated financial statements of the Predecessor Company. Summarized financial statements of Golden Books Publishing were as follows (in thousands):

                                                               Predecessor
                                                                 Company
                                                               December 26,
                                                                   1998
                                                                   ----
Current assets                                                   $116,931

Non current assets                                                126,804
                                                                 --------
     Total Assets                                                $243,735
                                                                 ========

Current liabilities                                              $498,683

Noncurrent liabilities                                             46,854
                                                                 --------
     Total Liabilities                                            545,537

     Preferred Securities                                              --

Stockholders' Deficit                                            (301,802)
                                                                 --------
Total Liabilities and Stockholders' Deficit                      $243,735
                                                                 ========

                                                                                Predecessor Company
                                                                                     Year Ended
                                                                   -------------------------------------------------
                                                                   December 25,      December 26,      December 27,
                                                                       1999              1998              1997
                                                                       ----              ----              ----
Revenues                                                               $ 165,771         $ 194,226         $ 243,561
Gross profit                                                              54,350            13,085            67,323
Loss before interest expense, interest income, reorganizational          (19,019)         (103,317)          (32,136)
   items, fresh start valuation, (benefit) provision for income taxes and extraordinary item
Extraordinary item-gain on discharge of debt                             149,541                --         $      --
                                                                       ---------         ---------         ---------
Net income (loss)                                                      $ 173,100         $(138,750)        $ (57,347)
                                                                       =========         =========         =========

On the Effective Date of the Amended Joint Plan of Reorganization, the TOPrS were converted into 50% of the Successor Company's common stock issued post recapitalization, prior to dilution (5,000,000 shares).

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

13. Preferred Stock

On May 8, 1996, the Predecessor Company completed the sale, for net proceeds of $58.8 million after giving effect to $6.2 million of transaction costs, of a significant equity interest to Golden Press Holdings, LLC ("GPH Holding" or "GPH") whereby the then existing Series A Convertible Preferred Stock was retired at its face value plus accrued dividends and the Predecessor Company issued to GPH Holding, for an aggregate purchase price of $65.0 million, (i) 13,000 shares of the Predecessor Company's Series B Convertible Preferred Stock, no par value, each of which shares was convertible into shares of the Predecessor Company's Common Stock at an initial conversion price of $10 per share, and (ii) a warrant to purchase 3,250,000 shares of the Predecessor Company's Common Stock at an initial exercise price of $10.00 per share (the "Warrant"). The Series B Preferred Stock voted on an as-converted basis with the Predecessor Company's Common Stock on all matters submitted to a vote of the stockholders of the Predecessor Company, including the election of directors. The Warrant became exercisable beginning on May 8, 1998, subject to acceleration upon certain circumstances. The Warrant was exercisable until May 8, 2003.

The Series B Preferred Stock entitled GPH to receive a 12% annual dividend payable (i) during each of the first four years following issuance in an amount equal to approximately 195,000 shares of the Predecessor Company's Common Stock per fiscal quarter of the Predecessor Company, subject to certain adjustments, and (ii) thereafter, when and as declared out of legally available funds, in cash at the rate of $150 per share, compounded quarterly, all of which dividends were cumulative from the initial issuance. In addition, the Certificate of Designation governing the Series B Preferred Stock prevented the Predecessor Company from paying dividends or making other distributions on the Predecessor Company's Common Stock until all dividends owed on the Series B Preferred Stock were paid in full. On November 5, 1998, the Predecessor Company with the consent of the holders of its Series B Preferred Stock stated that the dividend due on November 1, 1998 would not be declared or paid. Prior to the Effective Date of the Amended Joint Plan of Reorganization, the Predecessor Company had cumulative preferred dividends payable of 195,000 shares of Common Stock and approximately $2.4 million in cash which had been accrued for. Such shares and accruals were exchanged for warrants to purchase shares of the Successor Company's common stock on the Effective Date of the Amended Joint Plan of Reorganization (see below).

The Series B Preferred Stock was subject to optional redemption by the Predecessor Company at a redemption price of $5,000 per share, plus an amount equal to any accrued and unpaid dividends, at any time on or after May 8, 2000. The Predecessor Company was not required to mandatorily redeem the Series B Preferred Stock and the Series B Preferred Stock was not the subject of any sinking fund requirement.

The Series B Preferred Stock was convertible, at the option of the holders of the Series B Preferred Stock, into shares of Predecessor Company's Common Stock, at the exchange rate of 500 shares of the Predecessor Company's Common Stock for each share of Series B Preferred Stock, representing a conversion price of $10.00 per share of Series B Preferred Stock. The number of shares of the Predecessor Company's Common Stock for which the Series B Preferred Stock would have been converted was subject to antidilution adjustments pursuant to the Certificate of Designations to prevent dilution on the occurrence of certain events as described in the Certificate of Designations.

On the Effective Date of the Amended Joint Plan of Reorganization, the holders of the Series B Preferred Stock surrendered their stock in exchange for warrants with an exercise price of $23.03 per share to purchase 350,000 shares of the Successor Company's common stock, issued post recapitalization, prior to dilution. The warrants were recorded at a zero value in connection with the application of SOP 90-7.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

14. Employee Stock Options

Employee Stock Options - Successor Company

On the Effective Date of the Amended Joint Plan of Reorganization, the Successor Company entered into the 1999 Equity Award Program which provided for an amount of common stock equal to 10% of the Successor Company's common stock issued on the Effective Date of the Amended Joint Plan of Reorganization on a fully diluted basis (1,169,444 shares).

Of that amount, one half (5%) was allocated to senior management on the Effective Date of the Amended Joint Plan of Reorganization, consisting of: i) 233,889 shares of the Successor Company's common stock being issued to Richard
E. Snyder in the form of restricted stock to vest two-thirds (2/3rd) on the second anniversary of the Effective Date of the Amended Joint Plan of Reorganization and one-third (1/3rd) to vest on the third anniversary of the Effective Date of the Amended Joint Plan of Reorganization and ii) 350,832 options to purchase an equal amount of the Successor Company's common stock which vest ratably over a three year period and are exercisable over a ten year period commencing with the Effective Date of the Amended Joint Plan of Reorganization. The Successor Company will incur a future charge of $233,889 in the form of compensation on restricted stock over the next three years. The Successor Company will not incur a future charge related to the issued options as these options were issued at the then fair market value of the Successor Company's common stock.

Of the remaining amount (5%), 60,000 options to purchase an equal amount of the Successor Company's common stock was issued to non-employee Board of Directors and 292,361 options to purchase an equal number of the Successor Company's common stock was issued to management. The options are exercisable over a ten year period and vest ratably over a three year period commencing on the Effective Date of the Amended Joint Plan of Reorganization. The Successor Company will not incur a future charge related to the issued options as these options were issued at the then fair market value of the Successor Company's. The remaining 231,362 options to purchase an equal number of shares of the Successor Company's common stock are subject to future grants.

The Successor Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options. The Successor Company has also adopted the disclosure only provisions of SFAS 123. The disclosure provisions of SFAS 123 have not been included herein, as the disclosure would not provide meaningful results.

Employee Stock Options - Predecessor Company

In December 1995, the Predecessor Company adopted a stock option plan, which as amended and restated as of March 11, 1997 (the "1995 Plan"), provided for the granting of options to purchase up to 5,750,000 shares of the Predecessor Company's Common Stock to employees of the Predecessor Company and its subsidiaries. As of December 26, 1998 options to purchase 4,292,310 shares of the Predecessor Company's Common Stock had been granted under the 1995 Plan. In March 1986, the Predecessor Company adopted a stock option plan which, as amended, provided for the granting of options to purchase up to 2,100,000 shares of Predecessor Company's Common Stock through 1996 to employees of the Predecessor Company and its subsidiaries.

Prior to February 3, 1990, one half of these options granted generally became exercisable two years after the date of grant and the remaining one-half of such options three years after the date of grant. Options granted between

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

February 4, 1990 and January 29, 1994 generally became exercisable in their entirety five years after the date of grant. Options granted between January 30, 1994 and February 28, 1995 generally became exercisable as follows: (i) one-third of the options granted on the date of grant, (ii) one-third of such options one year after the date of grant and (iii) the remaining one-third of such options two years after the date of grant. Options granted subsequent to February 28, 1995 generally became exercisable over various periods in accordance with the terms of the individual awards.

On the Effective Date of the Amended Joint Plan of Reorganization, all outstanding exerciseable and unexercised stock options, warrants and similar rights were canceled.

The following table of data is presented in connection with the stock option plans for both the Predecessor and Successor Company:

                                                            Option Price Per   Weighted Average
                                                Shares           Share         Exercise Price
                                                ------           -----         --------------
PREDECESSOR COMPANY

Outstanding at December 28, 1996             3,511,389

Exercised                                      (47,500)       $8.25 - $11.75         $10.61

Canceled                                      (441,300)       $9.88 - $16.75         $12.79

Granted                                      1,559,721        $8.50 - $12.75          $9.64
                                            ----------

Outstanding at December 27, 1997             4,582,310

Exercised                                       (8,339)               $11.06         $11.06

Canceled                                    (1,010,453)       $4.63 - $14.25         $10.72

Granted at December 26, 1998                 1,243,000        $3.94 - $11.63          $8.04
                                            ----------

Outstanding at December 26, 1998             4,806,518


Exercised                                           --                    --             --

Canceled                                    (1,867,245)       $3.94 - $13.38          $8.11

Granted                                             --                    --             --

                                            ----------
Outstanding at December 25, 1999             2,939,273

Fresh-Start adjustments                     (2,939,273)

Issuance of  options under the                      --
   Successor Company option plan               703,193                 $1.92          $1.92
                                            ----------

SUCCESSOR COMPANY

Outstanding at December 25, 1999               703,193
                                            ==========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

The weighted average fair value of options was $1.92, $5.53 and $5.90 for the years ended December 25, 1999, December 26, 1998 and December 27, 1997, respectively. Options to purchase 1,414,892 shares were exercisable at December 26, 1998, respectively.

The Predecessor Company elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock options. The Predecessor Company adopted the disclosure only provisions of Statement of Financial Standards No. 123 ("SFAS 123"). Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Predecessor Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method described in SFAS 123. For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. Had compensation cost for the stock option plans been determined based on the fair value at the grant date for awards under the stock option plans consistent with the methodology prescribed under SFAS 123, the Predecessor Company's pro forma net income (loss) and net income (loss) per basic common share would have been approximately $183.0 million or $6.48 per basic common share and $(136.0) million and $(4.96)per basic common share for the years ended December 25, 1999 and December 26, 1998, respectively.

The fair value for each option grant was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the various grants made during 1998: risk free interest rate of 5.6%; expected volatility of 66.1%; no dividend yield; no forfeiture rate and expected lives of 7 years. The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the option valuation models require input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

15. Stockholders' Equity (Deficit)

In connection with the GP Holding Transaction, 13,000 shares of the Predecessor Company's Series B Preferred Stock were issued for an aggregate purchase price of $65.0 million. Net proceeds associated with the transaction were approximately $58.8 million, after giving effect to approximately $6.2 million of transaction costs. For the first four years, the Series B Preferred Stock provided for dividends to be paid equally amounting to approximately 195,000 shares of the Predecessor Company's Common Stock per fiscal quarter.

On September 26, 1997, the Predecessor Company entered into a licensed book publishing agreement (the "Agreement") with Disney Licensed Publishing ("Disney"). In connection with the Agreement, Disney received warrants to purchase 1.1 million shares of the Predecessor Company's Common Stock (valued at approximately $6.6 million) at a per share price of $11.375 exercisable beginning on the earlier of (i) 90 days after the expiration of the Agreement or
(ii) 30 days after the announcement by either Disney or the Predecessor Company
(a) that they will be entering into a new license agreement or (b) that they will not be entering into a new license agreement, and expiring on March 31, 2008. See Note 22 - Subsequent Events for additional information.

On the Effective Date of the Amended Joint Plan of Reorganization, the holders of the Predecessor Company's preferred and common stock surrendered their stock in exchange for warrants with an exercise price of $23.03 to purchase 5% of the Successor Company's common stock allocated two-thirds to the preferred and one-third to the common shareholders, to be issued post recapitalization, prior to dilution (525,000 warrants) and all existing warrants, outstanding exercisable and unexercisable stock options and similar rights of the Predecessor Company were canceled. Additionally, the Successor Company adopted the Amended and Restated Certificate of Incorporation which authorized the Successor Company to issue 30,000,000 shares of the Successor Company's common stock at $.01 per share. Accordingly, the Successor Company's outstanding common stock as of December 25, 1999 is composed of the following:

                                                     Shares of Common Stock
                                                     ----------------------
Senior secured notes holders                                4,250,000
TOPrS holders                                               5,000,000
Loan facility holders                                         500,000
Senior management - restricted stock                          483,889
                                                            ---------
                                                           10,233,889
                                                            =========

                                                 Shares of Common Stock Reserved
                                                       for future issuance
                                                       -------------------
Common stock reserved for issuance-1999
    Equity Awards Program                                     935,555
Warrants-Predecessor Company preferred
    and common shareholders                                   525,000
                                                            ---------
                                                            1,460,555
                                                            =========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

16. Commitments and Contingencies

The Successor Company leases certain facilities, machinery and vehicles under various noncancellable operating lease agreements over periods of one to fifteen years. Future minimum lease payments required under such leases in effect at December 25, 1999 and thereafter are as follows (in thousands):

            2000                          $ 3,254

            2001                            2,946

            2002                            2,458

            2003                            2,512

            2004                            2,676

            and thereafter                 23,931

Total rent expense charged to operations was approximately $5.6 million, $5.8 million and $5.7 million for the years ended December 25, 1999, December 26, 1998 and December 27, 1997, respectively. In January 1998, the Predecessor Company reduced their New York office space from six floors to three floors. In connection with such reduction, the Predecessor Company recorded a non-cash charge of approximately $3.1 million as a component of write-off of assets in the consolidated statement of operations and comprehensive income (loss) for the year ended December 26, 1998

The Company is required to meet certain contractual payments under contracts in effect at December 25, 1999 and thereafter, as follows (in thousands):

            2000                          $39,960

            2001                           28,802

            2002                           26,008

            2003                           22,295

            2004                           19,993

Contingencies

See Note 22 Subsequent Events for additional information.

On February 26, 1999, the Successor Company and certain of its subsidiaries filed petitions for reorganization under the Bankruptcy Code, and emerged therefrom on January 27, 2000. In accordance with the Amended Joint Plan of Reorganization, the Successor Company is in the process of paying all pre-petition trade creditors with undisputed claims all amounts due with interest, and is working to resolve all disputed claims of pre-petition trade creditors in the Bankruptcy Court.

On August 12, 1998, a class action complaint was filed in the United States District Court for the Southern District of New York on behalf of all persons who purchased the Common Stock of the Company between May 1997 and August

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

1998, inclusive. On October 7, 1998, holders of the Company's TOPrS filed a class-action complaint based on substantially identical allegations, which complaints were subsequently consolidated. On October 12, 1999, the Court approved a settlement of the consolidated actions. The Company has admitted no wrongdoing but paid $1,250,000 toward the settlement.

The Company and Penn Corporation ("Penn") have been informed by the United States Environmental Protection Agency (the "EPA") and/or state regulatory agencies that they may be potentially responsible parties ("PRPs") and face liabilities under the Comprehensive Environmental Response, Compensation, and Liability Act (commonly known as "CERCLA" or "Superfund") and/or similar state laws. Although the Company divested Penn in December 1996, the Company has agreed to indemnify Peacock Papers, Inc. against certain of Penn's environmental liabilities, including the Cork Street Landfill and Fulford Street Property sites discussed herein. In all cases except those described below, the Company has resolved its liability or is in the process of resolving its liability for amounts that are not material.

On October 2, 1996, the Company received notice from the City Attorney of Kalamazoo, Michigan that Beach Products, a division of Penn, will be asked to participate in the remediation of the Cork Street Landfill site located in Kalamazoo which was allegedly used by Beach Products. Current cost estimates for the remediation required at the site are as high as $24,000,000. More than 70 entities will be requested to provided financial contribution to the remediation.

On November 14, 1996, the Michigan Department of Environmental Quality requested that corrective actions be taken at the Company's former Fulford Street Property site located in Kalamazoo, Michigan as a result of the discovery on November 8, 1996 of a leaking underground storage tank system. Recent sampling results taken pursuant to the corrective action plan for this site indicated the presence of groundwater contamination at levels exceeding the Michigan Department of Environmental Quality standards in one of six groundwater samples. Additional sampling will be undertaken to determine the source of the contamination. Current estimates indicate that future costs associated with this release are not expected to exceed $200,000. However, in the event that the contamination has migrated off the site, these costs could increase.

At the Hunt's Landfill site in Racine County, Wisconsin, the Company's liability pursuant to the terms of a consent decree is limited to approximately 4% of the total remedial costs. Although the last phase of remediation activities was completed in 1996, the Company and the other PRPs are obligated to fund the operation and maintenance of the site for the next 20-30 years. The current estimate of the total costs of such operation and maintenance is approximately $5 million. In accordance with the consent decree, the Company has established a reserve for its share of the probable clean-up costs.

In 1991 the EPA issued a unilateral administrative order (the "1991 Order") to the Company and four other PRPs, requiring the Company and the other PRPs to perform a remedial design and remedial action at the Hertel Landfill Superfund Site in Plattekill, New York. The Company did not agree to comply with the Order. The EPA subsequently sued the Company and other PRPs seeking recovery of its costs at this site. Various PRPs in the litigation brought claims for contribution against each other and the Company. The Company settled its liability to the United States for noncompliance with the 1991 Order and agreed to comply with the 1991 Order by implementing the remedy at the site, which is now estimated to cost up to $4.9 million, excluding potential groundwater remediation costs. On July 9, 1998, the Company and other PRPs entered into a consent decree with the United States and the State of New York to resolve their alleged liability for past response costs and formalize their agreement to perform the remedy at the site. Under the consent decree, the Company and the other settling parties are jointly and severally obligated to perform the remedy and reimburse certain governmental past and future costs. The Company has paid approximately $1.7 million toward

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

remedial costs since 1996 and has completed construction of the landfill cap. The Company's share of future costs for operation and maintenance of the cap and landfill monitoring are expected to be less than $500,000. The Company's share of the government's future costs is expected to be $170,000.

The Company also has been identified as a PRP at a site located in Poughkeepsie, New York. The Company and eight other PRPs received a notice letter in 1995 from the State of New York regarding this site. The State of New York sought recovery of its past oversight costs of more than $600,000 plus future oversight and maintenance costs associated with this site, estimated by the State of New York to be $830,000. The Company has received no further communications from the State of New York with respect to this site but believes that the construction phase of the remedy has been completed.

In addition to these environmental matters, the Company is party to the following legal proceedings.

Live Entertainment, Inc. (Artisan Entertainment, Inc.) filed an action in December 1998 in the California Superior Court against the Company to recover damages in excess of $2.3 million as a result of the Company allegedly breaching certain of its obligations under a licensing agreement. The Company has filed an answer and cross complaint alleging breaches of the licensing agreement by Live Entertainment, Inc. and seeking recession of the agreement.

The Company filed an action in 1994 in the United States District Court, Eastern District of Wisconsin captioned as Western Publishing Company, Inc. v. MindGames, Inc. seeking a declaration of rights in regard to the Company's alleged breach of various of its obligations under its licensing agreement with the defendant for distribution through 1994 of the adult board game known as "Clever Endeavor." The District Court has granted the Company's motion for summary judgment with respect to MindGames, Inc.'s claims to recover approximately $2.4 million in lost profits and other losses. MindGames, Inc. has agreed to dismiss its remaining claim to recover approximately $120,000 of unpaid royalties in order to appeal the District Court's ruling. Although the parties have filed initial briefs with the 7th Circuit Court of Appeals, the appeal was stayed during the Company's bankruptcy proceeding.

In consideration of the aforementioned matters, the Successor Company has recorded accruals in the "deferred compensation and other deferred liabilities" account of approximately $8.3 million in the consolidated balance sheet at December 25, 1999.

While it is not feasible to predict or determine the outcomes of these aforementioned proceedings, it is the opinion of management that they maintain adequate reserves in the consolidated balance sheet.

The Successor Company and its subsidiaries are parties to certain other legal proceedings which are incidental to their ordinary business, none of which the Successor Company believes are material to the Successor Company and its subsidiaries taken together as a whole.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

17. Income Taxes

Income tax expense calculated in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," consisted of the following (in thousands):

                                                        Predecessor Company
                                                             Year Ended
                                           -------------------------------------------------
                                           December 25,      December 26,      December 27,
                                               1999              1998              1997
                                               ----              ----              ----
Current payable (benefit):
      Federal                                  $(1,764)          $      --         $   --
      State                                         82                  25             59
      Local                                      1,092                (691)           (22)
                                                ------             -------         ------
                                                  (590)               (666)            37

Deferred:
      Federal                                       --                  --             --
      State                                         --                  --             --
      Foreign                                       --                  --             --
                                                ------             -------         ------
                                                $ (590)            $  (666)        $   37
                                                ======             =======         ======

Income (loss) before income tax expense of Golden Books Publishing's Canadian subsidiary was approximately $2,841,000, $(3,067,000) and $(669,000) for the years ended December 25, 1999, December 26, 1998 and December 27, 1997, respectively.

A reconciliation of the statutory United States Federal income tax rate to the Predecessor Company's effective income tax rate follows:

                                                                    Predecessor Company
                                                                         Year Ended
                                                       -------------------------------------------------
                                                       December 25,      December 26,      December 27,
                                                           1999              1998              1997
                                                           ----              ----              ----
Statutory rate                                             35.0%              35.0%             35.0%

State income taxes, net of Federal benefit                  0.2                5.0               5.0

      Valuation allowance, net of refundable amounts       48.4              (42.0)            (38.5)

      Permanent differences relating to the sale
        of Division/Subsidiaries                             --                --              (0.6)

      Fresh-start valuation                                (81.2)              --                --

      Other - net                                          (4.2)              2.6              (1.0)
                                                         ------            ------            ------

                                                           (1.8)%             0.6%             (0.1)%
                                                         ======            ======            ======

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 25, 1999 and December 26, 1998 are as follows (in thousands):

                                                             Successor    |     Predecessor
                                                              Company     |       Company
                                                            December 25,  |     December 26,
                                                               1999       |         1998
                                                               ----       |         ----
                                                                          |
     Deferred tax assets:                                                 |
           Allowance for doubtful accounts and returns       $  12,442    |     $  11,704
        Property, plant & equipment                                       |
        Accrued expenses                                        27,116    |         5,164
           Post retirement benefits                             11,618    |        11,843
        Net operating loss carryforwards                        74,255    |       126,519
        Other - net                                              2,692    |        28,874
                                                             ---------    |     ---------
Total deferred tax assets                                      128,123    |       184,104
           Valuation allowance                                 (96,480)   |      (182,102)
                                                             ---------    |     ---------
Deferred tax assets, net of valuation allowance                 31,643    |         2,002
                                                             ---------    |     ---------
     Deferred tax liabilities:                                            |
           Property, plant & equipment                           2,080    |            --
           Pension contributions                                   662    |         1,661
           Intangibles                                          28,720    |            --
           Inventory                                               181    |           290
     Other - net                                                    --    |            51
                                                             ---------    |     ---------
Total deferred tax liabilities                                  31,643    |         2,002
                                                             ---------    |     ---------
     Net deferred tax assets/(liabilities)                   $      --    |     $      --
                                                             =========    |     =========

As of the Effective Date (see Note 2), the Company generated approximately $ 354 million of Net Operating Loss (NOL) carryforwards with expiration dates of between 2011 and 2019. However, these NOLs were reduced substantially, to approximately $ 203 million as a result of the discharge and cancellation of various prepetition liabilities under the Company's Joint Plan of Reorganization. In addition, the NOLs remaining after the application of the cancellation of indebtedness rules are subject to certain limitation-on-utilization rules. The federal income tax code imposes limitations on the utilization of such loss carryforwards after certain changes of ownership of a loss company (as defined in Internal Revenue Code Section 382), and the Company is deemed a loss company for tax purposes.

Management has concluded based on available data that no change of ownership has occurred prior to the Effective Date. However, as a result of the Joint Plan of Reorganization (see Note 2) a change of ownership did occur on the Effective Date and use of the Company's remaining NOL carryforwards became limited. The tax rules governing

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

utilization of these NOLs are complex and depend on certain factors, some of which are presently unknown.

Ordinarily, an ownership change would result in a significant limitation on the Company's ability to utilize its net operating loss carryforwards following the ownership change. However, pursuant to the so-called "Section 382(l)(5) bankruptcy exception," provided the Company's reorganization resulted in the ownership of 50% or more of the company's stock by "qualifying creditors" and pre-change stockholders, the general limitations imposed by Section 382 will not apply, but the Company's net operating loss carryforwards will be reduced by certain interest paid or accrued on indebtedness converted into stock pursuant to the Plan. The Company has calculated the reduction needed under this provision to be $28 million; thus reducing the available NOLs as of the Effective Date to approximately $175 million.

If the Section 382(l)(5) bankruptcy exception applies and the Company undergoes another ownership change within two years after the ownership change resulting form its Chapter 11 reorganization, the Company would not be entitled to use any net operating loss carryforwards that accrued prior to such subsequent ownership change to offset taxable income earned following such ownership change.

The Company's Management believes that qualifying creditors have received ownership of more than 50% of the Company's stock pursuant to the Reorganization. However, this determination is not yet finalized. If the Company determines that it cannot qualify under the Section 382(l)(5) bankruptcy exception, or if there is a significant possibility that the Company will undergo another ownership change within the two-year period following the ownership change resulting from its Chapter 11 reorganization, the Company may elect to be subject to the annual limitation rules under Section 382(l)(6) of the Internal Revenue Code (the "Section 382(l)(6) election"). Under this provision, the Company's ability to utilize net operating loss carryforwards in the future will generally be subject to an annual limitation (the "Section 382(1)(6) limitation") determined by multiplying the applicable federal long term tax-exempt rate of 6.45% as of January, 2000 by the fair market value of the equity of the Company immediately after the ownership change. Thus, based on the value of the equity of the Company as the Effective Date of the Plan of Reorganization of $49.75 million, the Company could use approximately $3.2 million of its NOLs each year until they expire. If the Section 382(l)(6) election is made, the Company's net operating loss carryforwards will not be subject to the reductions mandated by the Section 382(l)(5) bankruptcy exception, nor will there be a complete prohibition on the use of net operating loss if the Company undergoes another ownership change within the two-year period described above.

While it is anticipated the Section 382(l)(5) bankruptcy exception would be most advantageous, the Company has until September 17, 2001 to decide on whether or not to make the Section 382(l)(6) election.

There can be no assurance that the Company will be able to utilize these NOLs due to the complex nature of the applicable tax code and the differences that may exist between Management's interpretation of the code an that of the Internal Revenue Service. As a result of the risks associated with NOLs, management has established a 100% valuation allowance to offset the associated deferred tax asset.

Pursuant to SOP 90-7 the income tax benefit, if any, of any future realization of the remaining NOL carryforwards existing as of the Effective Date will be applied first as a reduction to Excess Reorganization Value, then to Other Intangible Assets (see notes 4 and 9) until exhausted and thereafter be reported as a direct addition to paid in capital.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

18. Pension, Post-retirement and Post-employment Benefits

Golden Books Publishing has a noncontributory defined benefit retirement plans covering substantially all domestic hourly employees. The benefits are generally based on a unit amount at the date of termination multiplied by the participant's credited service. The Company's funding policy is to contribute amounts within the limits which can be deducted for income tax purposes.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Defined Benefit Plans (in thousands):

                                                         Successor      |      Predecessor
                                                          Company       |        Company
                                                      December 25,1999  |  December 26, 1998
                                                      ----------------  |  -----------------
Change in Plan Assets:                                                  |
                                                                        |
                                                                        |
Fair Value of plan assets at beginning of year                 $23,431  |            $20,836
                                                                        |
Actual return on plan assets                                     1,231  |              3,359
                                                                        |
Benefits Paid                                                   (1,291) |               (764)
                                                               -------  |            -------
                                                                        |
Fair value of plan assets at the end of the year               $23,371  |            $23,431
                                                               =======  |            =======

Changes in Benefit Obligations (in thousands):

                                                         Successor       |     Predecessor
                                                          Company        |       Company
                                                      December 25,1999   | December 26, 1998
                                                      ----------------   | -----------------
                                                                         |
Benefit obligations at the beginning of the year               $18,923   |           $17,184
                                                                         |
Service Cost                                                       319   |               368
                                                                         |
Interest Cost                                                    1,269   |             1,288
                                                                         |
Plan Amendments                                                     --   |             1,296
                                                                         |
Other actuarial gains (losses)                                    (767)  |              (449)
                                                                         |
Benefits Paid                                                   (1,290)  |              (764)
                                                                         |
Curtailments                                                      (109)  |                --
                                                                         |
Special termination benefits                                       760   |                --
                                                               -------   |           -------
Benefits obligations at the end of the year                    $19,105   |           $18,923
                                                               =======   |           =======

Funded Status Reconciliation (in thousands):

                                                         Successor      |      Predecessor
                                                          Company       |        Company
                                                      December 25,1999  |  December 26, 1998
                                                      ----------------  |  -----------------
                                                                        |
Funded Status                                                   $4,266  |             $4,508
                                                                        |
Unrecognized prior amounts:                                             |
                                                                        |
        Prior service costs                                         --  |              2,713
                                                                        |
        Net gains (losses)                                         350  |             (3,069)
                                                               -------  |            -------
Total                                                              350  |               (356)
                                                               -------  |            -------
                                                                        |
 Prepaid benefit recognized in consolidated balance sheet               |
   at the end of the year                                       $4,616  |             $4,152
                                                               =======  |            =======

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Components of Net Benefits Expense (in thousands):

Predecessor Company

                                                                    Predecessor Company
                                                                         Year Ended
                                                       -------------------------------------------------
                                                       December 25,      December 26,      December 27,
                                                           1999              1998              1997
                                                           ----              ----              ----
Service cost                                                  $319              $368              $455

Interest cost                                                1,269             1,288             1,115

Expected return on plan assets                              (2,303)           (2,052)           (1,760)

Net amortization:

        Transition (asset/obligation)                           --                --               (32)

        Prior service cost                                     426               426               286

        Prior gains                                           (112)               --                --
                                                            ------            ------            ------

Total                                                          314               426               254

Curtailment cost                                             2,138                --                --

Cost of special termination benefits                           760                --                --

Cost of fresh start accounting                              (2,962)               --                --
                                                            ------            ------            ------

Net benefits (income) expense for the year                   $(465)              $30               $64
                                                            ======            ======            ======

Other Post-retirement Benefit Plans (in thousands):

                                                             Successor     |    Predecessor
                                                              Company      |      Company
                                                            December 25,   |    December 26,
                                                               1999        |        1998
                                                               ----        |        ----
                                                                           |
Benefit obligations at the beginning of the year               $30,920     |         $30,065
                                                                           |
Service cost                                                       476     |             654
                                                                           |
Interest cost                                                    2,363     |           2,070
                                                                           |
Actuarial (gains) losses                                         2,241     |             438
                                                                           |
Net retiree benefit payments:                                              |
                                                                           |
        Benefits payments                                       (3,600)    |          (2,870)
                                                                           |
        Retiree contributions                                      742     |             563
                                                               -------     |         -------
Total                                                           (2,858)    |          (2,307)
                                                                           |
Curtailment                                                     (2,336)    |              --
                                                               -------     |         -------
                                                                           |
Benefit obligations at the end of the year                     $30,806     |         $30,920
                                                               =======     |         =======

--------------------------------------------------------------------------------

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Funded Status Reconciliation (in thousands):

                                                             Successor     |    Predecessor
                                                              Company      |      Company
                                                            December 25,   |    December 26,
                                                               1999        |        1998
                                                               ----        |        ----
                                                                           |
Funded Status                                                  $30,806     |         $30,920
                                                                           |
Unrecognized amounts:                                                      |
                                                                           |
        Transition asset (obligation)                                      |
                                                                           |
        Prior service costs                                         --     |           2,263
                                                                           |
        Net gains (losses)                                          --     |          (3,574)
                                                               -------     |         -------
                                                                           |
Total                                                               --     |          (1,311)
                                                               -------     |         -------
                                                                           |
Accrued benefit recognized in the consolidated                             |
   balance sheet at the end of the year                        $30,806     |         $29,609
                                                               =======     |         =======

Components of Net Benefits Expense:

                                                                    Predecessor Company
                                                                         Year Ended
                                                       -------------------------------------------------
                                                       December 25,      December 26,      December 27,
                                                           1999              1998              1997
                                                           ----              ----              ----
Service cost                                                  $476              $654              $565

Interest cost                                                2,363             2,070             1,981

Net amortization
          Transition (asset) obligation                        328                47                 5

          Prior service cost                                  (221)             (221)             (221)
                                                            ------            ------            ------
Total                                                          107              (174)             (216)
                                                            ------            ------            ------

Net benefit expense for the year                            $2,946            $2,550            $2,330

Net retire benefit payments                                 (2,857)           (2,307)           (1,755)

One time charges                                             1,111                --                --
                                                            ------            ------            ------

Net balance sheet recognition                               $1,200              $243              $575
                                                            ======            ======            ======

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

The weighted average actuarial assumptions utilized in determining the above amounts for other post-retirement benefit plans as of the year were as follows:

                                              Successor     |    Predecessor
                                               Company      |     Company
                                             December 25,   |    December 26,
                                                1999        |        1998
                                                ----        |        ----
                                                            |
Discount rate                                   7.5%        |          7%
                                                            |
Rate of compensation increase                     4%        |          4%

The Company's other post-retirement benefit plans identified above provide health and life insurance benefits to a number of existing retirees from certain of its operations under the provision of a number of different plans. Contributions currently required to be paid by the retirees towards the cost of such plans range from zero to 100%. The Company also has a number of active employees who might receive such benefits upon retirement. Relative to the above information, the actuarial valuations assume a medical cost trend of 7% for fiscal 1999, decreasing linearly to 5% in 2010; and remaining level thereafter. The assumed health care trend rate has a significant effect on the amounts reported. A one-time percentage-point change in the assumed health care trend rate would have the following effects:

                                                                             1%             1%
                                                                          Increase       Decrease
                                                                          --------       --------
Effect on the total of service and interest cost for 1999                      $374        $   (310)

Effect on post retirement benefit obligation as of the end of the year       $3,882        $ (3,266)

Pension expense charged to operations for these plans and for other multi-employer plans in which certain union employees of the Company's subsidiaries participate was approximately $590,000, $305,000 and $326,000 for the years ended December 25, 1999, December 26, 1998 and December 27, respectively.

Subsidiaries of the Company also maintain defined contribution contributory retirement plans for substantially all domestic employee groups. Under the plans, the subsidiaries make contributions based on employee compensation and in certain cases based upon specified levels of voluntary employee contributions. Golden Books Publishing and its Canadian subsidiary also maintain a profit sharing plan for certain salaried employees. Expense for these plans was approximately $0.7 million, $0.8 million and $2.0 million for the years ended December 25, 1999, December 26, 1998 and December 27, 1997, respectively.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

19. Business Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. The Company identifies such segments based on management responsibility within the United States and geographically for all international units.

The Company currently has two operating segments: Consumer Products and Entertainment. The Company previously maintained a third segment (Commercial Products) until its sale in November 1999.

The Company's Consumer Products Segment is engaged in the creation, publication, manufacturing, printing and marketing of story and picture books, coloring books and other activity books, interactive electronic books and games, and products for children as well as multimedia "entertainment" products. The Company's foreign operations within the Consumer Products Segments consist of a sales subsidiary in Canada and a small sales branch in the United Kingdom. The Consumer Products segment included the Company's adult publishing division until its sale in April 1999.

The Company's Entertainment Segment operates as Golden Books Entertainment Group ("GBEG"). GBEG's film library is comprised of copyrights, distribution rights, trademarks or licenses relating to characters, television programs and motion pictures, both animation and live action, and includes individual specials and multiple episode series.

Until the sale of the Manufacturing Facility in November 1999, the Commercial Products segment provided printing, graphic, creative and distribution services to third parties.

Identifiable assets are those assets used specifically in the operations of each operating segment or which are allocated when used jointly. Corporate assets are principally comprised of cash and cash equivalents, refundable income taxes, deferred income taxes, prepaid pension costs and certain other assets. Domestic sales to foreign markets were less than 10% of total consolidated sales for the years ended December 25, 1999, December 26, 1998 and December 27, 1997.

The Company evaluates performance based on several factors, of which the primary measure is operating segment earnings before interest, taxes, depreciation and amortization ("EBITDA"). The accounting policies of the operating segments are the same as described in the Summary of Significant Accounting Policies (Note
4).

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Information by industry segment is set forth below:

                                                                   Predecessor Company
                                                                        Year Ended
                                                 -----------------------------------------------------------
                                                 December 25, 1999    December 26, 1998    December 27, 1997
                                                 ------------------   ------------------   -----------------
                                                                       (In millions)
Net sales:
        Consumer products                                  $ 135.9              $ 150.7              $ 171.7

        Entertainment                                         24.7                 29.0                 29.3

        Commercial products                                    5.2                 14.5                 42.5
                                                           -------              -------              -------

        Total                                              $ 165.8              $ 194.2              $ 243.5
                                                           =======              =======              =======

Gross Profit:
        Consumer                                           $  42.4              $   5.9              $  48.2

        Entertainment                                         11.9                 11.6                 15.6
                                                           -------              -------              -------
                                                              54.3                 17.5                 63.8

        Commercial products                                     --                   --                  3.5
                                                           -------              -------              -------
                                                              54.3                 17.5                 67.3

        Transition costs                                                           (4.4)                  --
                                                           -------              -------              -------

        Total                                              $  54.3              $  13.1              $  67.3
                                                           =======              =======              =======

SG&A
        SG&A before transition costs                       $  79.0              $  90.5              $  99.9

        (Gains) losses on sales of assets                     (7.3)                 1.8                (10.8)

        Write-off of assets                                     --                 15.3                   --
                                                           -------              -------              -------

                                                              71.7                107.6                 89.1

        Transition costs                                        --                  7.8                 11.4
                                                           -------              -------              -------

        Total                                              $  71.7              $ 115.4              $ 100.5
                                                           =======              =======              =======

EBITDA
        Gross profit before transition costs               $  54.3              $  17.5              $  67.3

        SG&A before transition costs                          71.7                107.6                 89.1
                                                           -------              -------              -------

        Operating results before transition costs            (17.4)               (90.1)               (21.8)

        Depreciation and amortization                         13.9                 12.6                 11.2
                                                           -------              -------              -------

            EBITDA before transition                       $  (3.5)             $ (77.5)             $ (10.6)
                                                           =======              =======              =======

        Operating results before transition                $ (17.4)             $ (90.1)             $ (21.8)

        Transition costs                                        --                 12.2                 11.4
                                                           -------              -------              -------

        Operating loss                                     $ (17.4)             $(102.3)             $ (33.2)
                                                           =======              =======              =======

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

                                                                   Predecessor Company
                                                                        Year Ended
                                                       -------------------------------------------------
                                                       December 25,      December 26,      December 27,
                                                           1999              1998              1997
                                                           ----              ----              ----
                                                                        (In millions)
Depreciation and amortization:

        Consumer products                                   $4,897            $6,273            $2,959

        Commercial products                                    568               409             3,175

        Entertainment                                        5,098             4,817             4,591

        Corporate                                            3,369             1.081               489
                                                           -------           -------           -------

           Total depreciation & amortization               $13,932           $12,580           $11,214
                                                           =======           =======           =======

Capital Expenditures:

        Consumer products                                   $2,139           $11,874            $5,797

        Commercial products                                     --             1,422             4,653

        Entertainment                                          816             4,668              6398

        Corporate                                              121               104             9,886
                                                           -------           -------           -------

           Total capital expenditures                       $3,076           $18,068           $26,734
                                                           =======           =======           =======

                                                        Successor    |            Predecessor
                                                         Company     |              Company
                                                       ------------  |    -------------------------------
                                                       December 25,  |    December 26,      December 27,
                                                           1999      |        1998              1997
                                                           ----      |        ----              ----
                                                                     |
        Assets:                                                      |
                                                                     |
        Consumer products                                 $182,480   |       $129,467          $146,969
                                                                     |
        Commercial products                                     --   |         11,051            29,846
                                                                     |
        Entertainment                                       67,216   |        102,207           113,334
                                                                     |
        Corporate                                           40,302   |         12,216            33,015
                                                          --------   |       --------          --------
                                                                     |
           Total assets                                   $289,998   |       $254,951          $323,164
                                                          ========   |       ========          ========

For the years ended December 25, 1999, December 26, 1998 and December 27, 1997, revenues from one single customer exceeded more than 10% of the Company's net sales. The Company's products are primarily sold to mass market retailers throughout the United States and to a lesser degree Canada and the United Kingdom.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

20. Net Income (Loss) Per Common Share

Income (loss) per basic and diluted common share for the Predecessor Company was computed as follows:

                                                                     Predecessor Company
                                                                          Year Ended
                                                       ------------------------------------------------
                                                       December 25,        December 26,     December 27,
                                                            1999               1998             1997
                                                            ----               ----             ----
                                                             (in thousands, except per share data)
Net income (loss) before preferred dividend and            $  33,883         $(128,599)        $(49,680)
   extraordinary item

Preferred dividend requirements                               (1,252)           (5,491)          (7,849)
                                                           ---------         ---------         --------

Net income (loss) before extraordinary item                   32,631          (134,090)         (57,529)
   applicable to common shares

Extraordinary item - gain on debt discharge                  151,956                --               --
                                                           ---------         ---------         --------

Income (loss) applicable to common shares                  $ 184,587         $(134,090)        $(57,529)
                                                           =========         =========         ========

Weighted average basic and diluted common shares
   outstanding                                                28,266            27,433           26,357
                                                           =========         =========         ========

Net income (loss) before extraordinary item
   applicable to basic and diluted common shares           $    1.15         $   (4.89)        $  (2.18)

Extraordinary item - gain on debt discharge                     5.38                --               --
                                                           ---------         ---------         --------

Income (loss) applicable to basic and diluted
   common shares                                           $    6.53         $   (4.89)        $  (2.18)
                                                           =========         =========         ========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Pro forma net loss per basic and diluted common share of the Predecessor Company on a proforma basis for the equity structure of the Successor Company was computed as follows (in thousands, except per share data):

                                                               ----------------------
                                                               Successor Company Year
                                                                        Ended
                                                                  December 25, 1999
                                                               ----------------------

Net income before preferred dividend and extraordinary item                 $  33,883
Preferred dividend requirements                                                (1,252)
                                                                            ---------
Net income before extraordinary item applicable to common                      32,631
  shares
Extraordinary item - gain on debt discharge                                   151,956
                                                                            ---------
Income applicable to common shares                                          $ 184,587
                                                                            =========

Weighted average basic common shares outstanding                               10,234
Weighted average diluted common share outstanding                              10,937

Income per basic common share:
------------------------------
Net income before extraordinary item applicable to common                   $    3.19
shares
Extraordinary item - gain on debt discharge                                     14.85
                                                                            ---------
Income applicable to common shares                                          $   18.04
                                                                            =========

Income per diluted common share:
--------------------------------
Net income before extraordinary item applicable to common                   $    2.98
shares
Extraordinary item - gain on debt discharge                                     13.90
                                                                            ---------
Income applicable to common shares                                          $   16.88
                                                                            =========

21. Related Party Transactions

Board of Directors

Mr. Bennett is the President of Bennett Management Corporation, a manager of private investment funds, including Bennett Offshore Restructuring Fund Inc. and Bennett Restructuring Fund, L.P., which invests primarily in the securities of companies in reorganization, bankruptcies, and special situations. Mr. Bennett through these funds was the beneficial owner of 554,455 shares of the Predecessor Company's TOPrS securities and $15,640,000 principal amount of the Predecessor Company's senior notes.

Mr. Linden was the beneficial owner of 200 shares of the Predecessor Company's TOPrS securities and $30,000 principal amount of the Predecessor Company's senior notes.

Mr. Kramer is a Managing Director of the investment banking firm Houlihan Lokey Howard & Zukin, Inc, which acted

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

as the financial advisor to the members of the Informal Senior Note Committee with respect to the Predecessor Company's restructuring.

Mr. Nevins is a Managing Director of the investment banking firm Jefferies & Company, Inc., acted as the financial advisor to the members of the Informal TOPrS Committee which respect to the Predecessor Company's restructuring.

Georgetown Transaction

Pursuant to a letter agreement (the "Georgetown Agreement") dated as of August 1, 1996, The Georgetown Company ("Georgetown"), a corporation of which Marshall Rose (a former director of the Predecessor Company) is the Managing Partner, has acted as a real estate advisor to the Predecessor Company. In March 1999 the Predecessor Company and Georgetown agreed to terminate all remaining obligations under the Georgetown agreement. Pursuant to the Georgetown Agreement, the Predecessor Company was obligated to make the following payments to Georgetown:
(i) $25,000 per month for the period beginning August 1, 1996 and ending July 1, 1999; and (ii) an incentive fee, payable in cash or Predecessor Company common stock, for each completed real estate transaction during the period beginning August 1, 1996 and ending July 3, 2000, in an amount equal to one-half of each commission that would be paid to an outside broker representing the Predecessor Company. To date, the Predecessor Company paid to Georgetown (i) $75,000 in respect of a property located at 630 Fifth Avenue, New York, New York, (ii) approximately $645,000 in respect of a property located at 888 Seventh Avenue, New York, New York, (iii) approximately $131,000 in respect of a property located at 850 Third Avenue, New York, New York, (iv) approximately $217,000 in respect of a property located in Fayetteville, North Carolina, and (v) approximately $78,000 in respect of a property located in Coffeyville, KS.

Tribeca Transaction

Pursuant to a letter agreement (the "Tribeca Agreement") dated as of July 1, 1996, the Predecessor Company was obligated to pay to Tribeca Technologies LLC ("Tribeca"), a limited liability company in which Philip E. Rowley (an former officer of the Predecessor Company through May 1998) was a member, as compensation for the loss by Tribeca of the exclusive services of Mr. Rowley following his employment by the Predecessor Company, the sum of $200,000 on each of the following dates (provided that Mr. Rowley was in the employment of the Predecessor Company at such time); (i) July 1, 1996; (ii) July 1, 1997; and
(iii) July 1, 1998. In consideration for such payments, Tribeca was obligated to pay the Predecessor Company one-third of the aggregate amount of any and all distributions otherwise to be made by Tribeca to Mr. Rowley and the President of Tribeca on or before June 30, 1999 (or such earlier time as Mr. Rowley's employment with the Predecessor Company ceased), provided, that the maximum amount payable to the Predecessor Company is the lesser of (i) $600,000 or (ii) the amount paid by the Predecessor Company to Tribeca pursuant to the previous sentence. As of December 26, 1998, the Predecessor Company had fulfilled its obligation and made payments totaling $570,000 as follows: $200,000 in Fiscal 1996, $200,000 during June 1997, and $170,000 (paid in advance at a discounted rate) during November 1997.

Powerhouse Transaction

On May 8, 1996, the Company and Powerhouse Entertainment Company, Inc., ("Powerhouse"), a corporation affiliated with Richard A. Bernstein, the former Chairman and Chief Executive Officer of the Company, entered into a software development agreement (the "Development and Licensing Agreement") relating to the development by Powerhouse of six interactive PC CD-ROM storybooks under the Little Golden Books Interactive name and logo (the "Powerhouse Products") and certain other computer software products.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 1999

--------------------------------------------------------------------------------

Under the terms of the Development and Licensing Agreement, Powerhouse received a fee in the amount of $1.0 million for the development of the Powerhouse Products. All development costs were incurred by Powerhouse with the Powerhouse Products' content, packaging and design subject to the Company's approval. Separately, Powerhouse is paid a royalty based upon the net proceeds of sales of the Powerhouse Products and such royalty obligation continues for the term of copyright. The Company has paid approximately $615,000 to Powerhouse in royalties through December 25, 1999.

There is also an agreement of even date between the parties wherein, Powerhouse, on behalf of Company and at the Company's sole cost and expense, performed all services relating to the manufacturing, marketing, distribution, sales and licensing of the Powerhouse Products. To date, the Company has paid approximately $615,000 to Powerhouse in connection with such services.

22. Subsequent Events

On December 12, 1998, the Company signed an amended license agreement with Disney (the "Amended Disney License Agreement"). The Amended Disney License Agreement superseded a prior agreement signed on September 26, 1997 that ran through December 31, 2001. The Amended Disney License Agreement commenced on December 12, 1998 and ends December 31, 2000 with a possible extension through September 30, 2001 under certain conditions. Royalty rates under the Amended Disney License Agreement vary by product. The Amended Disney License Agreement contains minimum royalty guarantees.

On March 21, 2000, the Company announced that the Amended Disney License Agreement would not be renewed and will thus expire on December 31, 2000 (the "Expiration Date"). In accordance with the rights and obligations of the Company under the Amended Disney License Agreement, commencing on the Expiration Date, the Company will have a 13 month period, expiring on January 31, 2002 (the "Sell-off Period") in which it can continue to sell Disney licensed product manufactured by the Company until the Expiration Date. Until the Amended Disney License Agreement expires, all rights and obligations of the Company will remain in effect and the Company will continue to honor all terms of the Amended Disney License Agreement through the Sell-off Period. In Fiscal 1999, the sales of Disney licensed product accounted for slightly less than 20% of the Company's net sales. The Company believes the termination of the Amended Disney License Agreement will enable it to continue its change toward more profitable product. The Company does not believe that the expiration of the Amended Disney License Agreement will have a negative impact in Fiscal 2000. While the Company is currently evaluating the long-term impact of the expiration of the Amended Disney License Agreement, the Company believes that anticipated lost revenues due to the expiration of this agreement can be mitigated over time from increased revenues generated from other licensed products as well as increased sales of proprietary product.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

--------------------------------------------------------------------------------

Condensed Balance Sheets
(In Thousands)

                                                                 Predecessor
                                                                   Company
                                                              December 26, 1998
                                                              -----------------
Assets

Current assets

      Cash                                                           $   1,511

      Deposits                                                           3,708

      Refundable income taxes                                              637

      Other current assets                                               2,166
                                                                     ---------

      Total current assets                                               8,022

Other assets                                                             3,164

Property, plant and equipment                                               99

               Less allowances for depreciation and
               amortization                                                (69)
                                                                     ---------

                                                                            30

Investment and advances in subsidiaries                               (184,796)
                                                                     ---------

                                                                     $(173,580)
                                                                     =========

Liabilities and stockholders' equity

Current liabilities

               Accrued compensation and fringe benefits              $      89

               Other current liabilities                                 7,485
                                                                     ---------

                                                                         7,574

Deferred compensation                                                    7,927

Stockholders' deficit

      Convertible preferred stock - series B                            65,000

      Common stock                                                         279

      Additional paid in capital                                       128,956

      Accumulated deficit                                             (379,390)

      Cumulative translation adjustment                                 (1,104)
                                                                     ---------

                                                                      (186,259)

      Less common stock in treasury                                     (2,822)
                                                                     ---------

                                                                      (189,081)
                                                                     ---------

                                                                     $(173,580)
                                                                     =========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(CONTINUED)

--------------------------------------------------------------------------------

Condensed Statements of Operations
(In thousands)

                                                                     Predecessor Company
                                                                          Year Ended
                                                       ------------------------------------------------
                                                       December 25,        December 26,     December 27,
                                                            1999               1998             1997
                                                            ----               ----             ----
Net revenues (principally intercompany interest
income)                                                    $  11,493         $  10,055         $  8,730

Costs and expenses:

     Selling, general and administrative                      (1,422)             (346)           1,063

     Interest expense                                            285               250               --
                                                           ---------         ---------         --------

     Income before provision for income taxes                 12,630            10,151            7,667

     Provision for income taxes                                   --                --               --
                                                           ---------         ---------         --------

                                                              12,630            10,151            7,667


Income (deficit) in net income (loss) of subsidiary         (173,209)         (138,750)         (57,347)
                                                           ---------         ---------         --------

Net income (loss)                                          $(185,839)        $(128,599)        $(49,680)
                                                           =========         =========        =========

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(CONTINUED)

--------------------------------------------------------------------------------

Condensed Statements of Operations
(In thousands)

                                                                     Predecessor Company
                                                                          Year Ended
                                                       ------------------------------------------------
                                                       December 25,        December 26,     December 27,
                                                            1999               1998             1997
                                                            ----               ----             ----
Cash (used in) provided by operating activities            $  (1,248)        $ (18,077)        $  6,254

Investing Activities:


Purchase of property, plant and equipment                         --               (84)          (9,885)

Deposits                                                       1,869              (211)          (3,497)
                                                           ---------         ---------         --------

Net cash provided by (used in) investing activities            1,869              (295)         (13,382)

Financing Activities:

Proceeds from sale of Common Stock                                --                --            1,556

Proceeds from Municipal Government Grants                         --                --            3,000

Net loans to subsidiaries                                         --                --          (38,109)

Common Stock Transactions - Other                                 --               728             (159)
                                                           ---------         ---------         --------

Net cash provided by (used in) financing activities               --               728          (33,712)

Net increase (decrease) in cash and cash equivalents             621           (17,644)         (40,840)

Cash and cash equivalents, beginning of period                 1,511            19,155           59,995
                                                           ---------         ---------         --------

Cash and cash equivalents, end of period                   $   2,132         $   1,511         $ 19,155
                                                           ---------         ---------         --------

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(CONTINUED)

--------------------------------------------------------------------------------

Notes to Condensed Financial Statements

Note A - Basis of Presentation

In the Golden Books Family Entertainment, Inc. (the "Company")-only financial statements, the Company's investment in subsidiaries is stated at cost plus equity in undistributed losses of subsidiaries since the date of acquisition. Descriptions of the Company's long-term obligations, mandatory dividend and guarantees of the Company have been separately disclosed in the Predecessor Company's consolidated financial statements. The Company-only financial statements should be read in conjunction with the Company's consolidated financial statements.

On January 27, 2000, the Company formally emerged from protection under the Bankruptcy Code upon consummation of the Amended Joint Plan of Reorganization. The TOPrS indebtedness was converted into 50% of the Successor Company's common stock issued post recapitalization, prior to dilution. Accordingly, the requirement for Schedule I was relieved for the Successor Company.

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED DECEMBER 25, 1999, DECEMBER 26, 1998 AND DECEMBER 27, 1997

--------------------------------------------------------------------------------

                                                                            Allowance
                                                         Allowance for      for Sales
                                                           Doubtful       Discounts and
                                                           Accounts          Returns             Total
                                                           --------          -------             -----
PREDECESSOR COMPANY

BALANCES, December 28, 1996                                $   4,379         $  16,747         $ 21,126

Additions charged to costs and expenses                        3,608            13,736           17,344

Deductions - amounts written off                                (776)          (13,426)         (14,202)

Foreign currency conversion                                       (3)              (16)             (19)
                                                           ---------         ---------         --------

BALANCES, DECEMBER 27, 1997                                    7,208            17,041           24,249

Additions charged to costs and expenses                        2,859            35,970           38,829

Deductions - amounts written off                              (3,267)          (26,184)         (29,451)
                                                           ---------         ---------         --------

BALANCES, DECEMBER 26, 1998                                    6,800            26,827           33,627

Additions charged to costs and expenses                        3,086            28,463           31,549

Deductions - amounts written off                              (3,923)          (24,616)         (28,539)
                                                           ---------         ---------         --------

SUCCESSOR COMPANY

BALANCES, DECEMBER 25, 1999                                $   5,963         $  30,674         $ 36,637
                                                           =========         =========         ========


================================================================================


      YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF NOTES OR COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE NOTES OR SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               ------------------


                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Prospectus Summary .........................................................2
Risk Factors ..............................................................11
Use of Proceeds ...........................................................16
Price Range of Golden Books Common Stock ..................................16
Dividend Policy ...........................................................17
Capitalization ............................................................18
Summary Consolidated Financial Data .......................................19
Management's Discussion and Analysis of
   Financial Condition and Results of Operations ..........................21
Business ..................................................................36
Management ................................................................49
Executive Compensation ....................................................52
Certain Relationships and Related Transactions ............................56
Principal Stockholders ....................................................57
Selling Security Holders ..................................................59
Plan of Distribution ......................................................60
Description of Capital Stock ..............................................61
Description of Notes ......................................................65
Description of Warrants ..................................................113
Description of Certain Indebtedness ......................................113
Legal Matters ............................................................115
Experts ..................................................................115
Where You Can Find More Information ......................................115
Index to Financial Statements ............................................F-1

                               ------------------








                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                        3,477,832 SHARES OF COMMON STOCK
                                       AND
                         $34,011,200 PRINCIPAL AMOUNT OF
                      10.75% SENIOR SECURED NOTES DUE 2004





                                ----------------
                                   PROSPECTUS
                                ----------------











                                   May 5, 2000




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses other than underwriting discounts and commissions to be paid by us in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.

                                                             AMOUNT TO BE
                                                                 PAID
                                                             -------------
SEC registration fee.....................................     $ 10,154.19
Legal fees and expenses..................................      125,000.00
Accounting fees and expenses.............................       60,000.00
Transfer agent and registrar fees........................        5,000.00
Trustee fees.............................................        5,000.00
Miscellaneous............................................        5,000.00
                                                              -----------
      Total..............................................     $210,154.19
                                                              ===========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, each registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Bylaws of the registrants provide that (i) each registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) each registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) each registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

     At present, there is no pending litigation or proceeding involving a director, officer or employee of registrant regarding which indemnification is sought, nor is registrant aware of any threatened litigation that may result in claims for indemnification.

     Each registrant, with approval of each registrant's Board of Directors, has obtained directors' and officers' liability insurance. Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:


                          DOCUMENT                                                EXHIBIT NUMBER
                          --------                                                --------------
Amended and Restated Certificate of Incorporation of Golden Books ..........           3.1
Bylaws of Golden Books .....................................................           3.2
Amended and Restated Certificate of Incorporation of Golden Books Publishing           3.3
Bylaws of Golden Books Publishing ..........................................           3.4

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Since March 1997, we have issued and sold the following unregistered securities:

     On January 27, 2000, Golden Books issued 10,233,889 shares of common stock and Golden Books Publishing issued $87,000,000 of notes in connection with the consummation of a amended joint plan of reorganization. The notes and common stock were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145(a)(1) of the Bankruptcy Code, except that the notes and common stock issued to persons who may be deemed to be "underwriters" were issued as restricted securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)   The following exhibits are filed herewith:


       EXHIBIT NUMBER        EXHIBIT TITLE
       --------------        -------------
            2.1              Amended Joint Plan of Reorganization under Chapter 11 of the
                                  Bankruptcy Code, dated May 13, 1999 (incorporated by reference to Exhibit 2.1 to Golden Books' Form 8-K filed on May 20, 1999
                                  (the "May 1999 8-K")).

            2.2              Amended Disclosure Statement pursuant to Section 1125 of the
                                  Bankruptcy Code for the Joint Plan of Reorganization of the
                                  Golden Books Family Entertainment, Inc., Golden Books
                                  Publishing Company, Inc., and Golden Books Home Video, Inc.,
                                  dated May 13, 1999 (incorporated by reference to Exhibit 2.2 to the May 1999 8-K).

            3.1              Amended and Restated Certificate of Incorporation of Golden Books
                                  dated January 27, 2000 (incorporated by reference to Exhibit 3.1 to Golden Books' Annual Report on Form 10-K for fiscal year
                                  1999 (the "1999 10-K")).

            3.2              By-laws of Golden Books (incorporated by reference to Exhibit 3.2 to the 1999 10-K).

            3.3              Amended and Restated Certificate of Incorporation of Golden Books
                                  Publishing dated January 27, 2000.*

            3.4              Bylaws of Golden Books Publishing.*

            4.1              Form of certificate for shares of Golden
                                  Books' common stock (incorporated by reference to Exhibit 4.1 to the 1999 10-K).

            4.2              Warrant Agreement by and between Golden Books and The Bank of New York, as Warrant Agent, dated as of January 25, 2000
                                  (incorporated by reference to Exhibit 4.2 to the 1999 10-K).

            4.3              Indenture governing the 10.75% Senior Secured Notes due 2004 issued by Golden Books Publishing Company, Inc., dated as of
                                  January 25, 2000, among Golden Books Publishing Company,
                                  Inc., the Guarantors named therein and HSCB Bank USA, as
                                  Indenture Trustee (incorporated by reference to Exhibit 3 to the
                                  Form T3/A filed by Golden Books Publishing on January 26,
                                  2000).

            4.4              Form of 10.75% Senior Secured Notes (included in Exhibit A to the
                                  Senior Note Indenture above).

            5.1              Opinion of Proskauer Rose LLP

            10.1             Golden Comprehensive Security Program, as
                                  amended (incorporated by reference to Exhibit
                                  10.1 to the 1999 10-K).

            10.2             Golden Retirement Savings Program, as amended
                                  (incorporated by reference to Exhibit 10.2 to the 1999 10-K).

            10.3             Western Publishing Company, Inc.'s Executive Medical Reimbursement
                                  Plan dated January 1, 1991 (incorporated by reference to Exhibit
                                  10.73 to Golden Books' Annual Report on Form 10-K for fiscal year 1991).

            10.4             Golden Books Family Entertainment, Inc. Executive Officer Bonus Plan
                                  (incorporated by reference to Appendix VII to Golden Books'
                                  Proxy Statement on Schedule 14A filed April 19, 1996).

            10.5             Employment Agreement, dated as of July 28, 1997 between Golden
                                  Books Publishing Company, Inc. and Richard Collins
                                  (incorporated by reference to Exhibit 10.20 to Golden Books'
                                  Annual Report on Form 10-K for fiscal year 1997 (the "1997
                                  10-K")).

            10.6             Employment Agreement, dated as of May 7, 1998 between Golden
                                  Books Family Entertainment, Inc. and Philip Galanes
                                  (incorporated by reference to Exhibit 10.21 to Golden Books'
                                  Annual Report on Form 10-K for fiscal year 1998 (the "1998
                                  10-K)).

            10.7             Licensed Book Publishing Agreement between Disney Licensed
                                  Publishing and Golden Books Publishing Company, Inc., dated
                                  September 26, 1997 (incorporated by reference to exhibit 10.01 to the Form 10-Q/A filed on November 17, 1997).

            10.8             Licensed Book Publishing Agreement between Disney Licensed
                                  Publishing and Golden Books Publishing Company, Inc., dated
                                  December 12, 1998 (incorporated by reference to Exhibit 10.26 to the 1998 10-K).

            10.9             Revolving Credit and Term Loan Agreement, dated as of January 25,
                                  2000, among Golden Books Publishing Company, Inc., the
                                  Lenders named therein and The CIT Group/Business Credit, Inc., as Agent, and Foothill Capital Corporation, as Co-Agent
                                  (incorporated by reference to Exhibit 99.2 to Golden Books'
                                  Form 8-K filed February 2, 2000).

           10.10             1999 Equity Award Plan (incorporated by reference to Exhibit 10.10 to the 1999 10-K).

           10.11             Registration Rights Agreement, dated January 25, 2000, between Golden
                                  Books Family Entertainment, Inc. and the Holders named therein
                                  (incorporated by reference to Exhibit 10.11 to the 1999 10-K).

           10.12             Employment Agreement, dated as of January 27, 2000, between Golden
                                  Books Family Entertainment, Inc. and Richard E. Snyder
                                  (incorporated by reference to Exhibit 10.12 to the 1999 10-K).

           10.13             Amendment No. 1 to Richard Collins' Employment Agreement, dated as of September 1, 1998 (incorporated by reference to Exhibit 10.13 to the 1999 10-K).

           10.14             Amendment No. 2 to Richard Collins' Employment Agreement, dated as of January 27, 2000 (incorporated by reference to Exhibit 10.14 to the 1999 10-K).

           10.15             Employment Agreement, dated September 9, 1996, between Golden
                                  Books Family Entertainment, Inc. and Colin Finkelstein
                                  (incorporated by reference to Exhibit 10.15 to the 1999 10-K).

           10.16             Amendment No. 1 to Colin Finkelstein's Employment Agreement, dated as of January 27, 2000 (incorporated by reference to Exhibit
                                  10.16 to the 1999 10-K).

           10.17             Amendment No. 1 to Philip Galanes' Employment Agreement, dated as of January 25, 2000 (incorporated by reference to Exhibit 10.17 to the 1999 10-K).

           10.18             Printing Services Agreement by and between Golden Books Publishing
                                  Company, Inc. and Artech Capital Corporation, dated November
                                  29, 1999 (incorporated by reference to Exhibit 10.18 to the 1999
                                  10-K).

            11.1             Computation of per share earnings*

            12.1             Computation of earnings to combined fixed charges*

            21.1             List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the
                                  1999 10-K).

            23.1             Consents of Ernst & Young LLP

            23.2             Consent of Proskauer Rose LLP (included in Exhibit 5.1 above)

            24.1             Power of Attorney (included in signature page hereto)

            27.1             Financial Data Schedule

-------------------

* Previously filed


     (b)   Financial Statement Schedules

           See Index to Consolidated Financial Statements.



ITEM 17.  UNDERTAKINGS.

      The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.


                                          GOLDEN BOOKS FAMILY
                                          ENTERTAINMENT, INC.


                                          By:     /s/ Colin Finkelstein
                                                -------------------------------
                                                Name: Colin Finkelstein
                                                Title:  Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


                   SIGNATURE                                    TITLE
        /s/ Richard E. Snyder
-----------------------------------------       Chairman of the Board, Chief
Richard E. Snyder                               Executive Officer and Director
                                                (principal executive officer)


         /s/ Colin Finkelstein
----------------------------------------        Chief Financial Officer (principal
Colin Finkelstein                               financial and accounting officer)


        /s/ James D. Bennett*
----------------------------------------        Director
James D. Bennett


----------------------------------------        Director
Thomas R. Cochill


       /s/ Richard Intrator*
----------------------------------------        Director
Richard Intrator


      /s/ Michael A. Kramer*
----------------------------------------        Director
Michael A. Kramer


----------------------------------------        Director
Eugene Linden


      /s/ Richard Nevins*                        Director
----------------------------------------
Richard Nevins


                                                   /s/ Colin Finkelstein*
                                             -----------------------------------
                                             Colin Finkelstein, Attorney-in-Fact


* Original powers of attorney authorizing Richard E. Snyder and Colin Finkelstein, or either of them, to sign the registration statement and any amendments thereto on behalf of the above-named directors and officers have been previously filed.

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.

                                          GOLDEN BOOKS PUBLISHING
                                          COMPANY, INC.


                                          By:        /s/ Colin Finkelstein
                                                --------------------------------
                                                Name:  Colin Finkelstein
                                                Title:   Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


                   SIGNATURE                                  TITLE

        /s/ Richard E. Snyder
-------------------------------------         Chairman of the Board, Chief
Richard E. Snyder                             Executive Officer and Director
                                              (principal executive officer)


         /s/ Colin Finkelstein
-------------------------------------         Chief Financial Officer (principal
Colin Finkelstein                             financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.



                                          GOLDEN BOOKS HOME VIDEO, INC.


                                          By:        /s/ Colin Finkelstein
                                                -------------------------------
                                                Name:  Colin Finkelstein
                                                Title:   Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


                   SIGNATURE                                    TITLE


        /s/ Richard E. Snyder
-------------------------------------        President, Chief Operating Officer
Richard E. Snyder                            and Director (principal executive
                                             officer)


         /s/ Colin Finkelstein
-------------------------------------        Chief Financial Officer (principal
Colin Finkelstein                            financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.


                                          SHARI LEWIS ENTERPRISES, INC.


                                          By:       /s/ Colin Finkelstein
                                                --------------------------------
                                                Name:  Colin Finkelstein
                                                Title:   Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


               SIGNATURE                                   TITLE


        /s/ Richard E. Snyder
-------------------------------------         President and Director (principal
Richard E. Snyder                             executive officer)


         /s/ Colin Finkelstein
-------------------------------------         Chief Financial Officer (principal
Colin Finkelstein                             financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.

                                          SLE PRODUCTIONS, INC.


                                          By:        /s/ Colin Finkelstein
                                                --------------------------------
                                                Name:  Colin Finkelstein
                                                Title:   Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


               SIGNATURE                                   TITLE

        /s/ Richard E. Snyder
-------------------------------------         President and Director (principal
Richard E. Snyder                             executive officer)


         /s/ Colin Finkelstein
-------------------------------------         Chief Financial Officer (principal
Colin Finkelstein                             financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.

                                          LRM ACQUISITION CORP.


                                          By:       /s/ Colin Finkelstein
                                                --------------------------------
                                                Name:  Colin Finkelstein
                                                Title:  Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


               SIGNATURE                                   TITLE


        /s/ Richard E. Snyder
-------------------------------------        President, Chief Operating Officer
Richard E. Snyder                            and Director (principal executive
                                             officer)


         /s/ Colin Finkelstein
-------------------------------------        Chief Financial Officer (principal
Colin Finkelstein                            financial and accounting officer)

                                  EXHIBIT INDEX

       EXHIBIT NUMBER        EXHIBIT TITLE
       --------------        -------------
            2.1              Amended Joint Plan of Reorganization under Chapter 11 of the
                                   Bankruptcy Code, dated May 13, 1999 (incorporated by
                                   reference to Exhibit 2.1 to Golden Books' Form 8-K filed on
                                   May 20, 1999 (the "May 1999 8-K")).

            2.2              Amended Disclosure Statement pursuant to Section 1125 of the
                                   Bankruptcy Code for the Joint Plan of Reorganization of the
                                   Golden Books Family Entertainment, Inc., Golden Books
                                   Publishing Company, Inc., and Golden Books Home Video,
                                   Inc., dated May 13, 1999 (incorporated by reference to Exhibit
                                   2.2 to the May 1999 8-K).

            3.1              Amended and Restated Certificate of Incorporation of Golden Books
                                   dated January 27, 2000 (incorporated by reference to Exhibit
                                   3.1 to Golden Books' Annual Report on Form 10-K for fiscal year 1999 (the "1999 10-K")).

            3.2              By-laws of Golden Books (incorporated by reference to Exhibit 3.2 to the 1999 10-K).

            3.3              Amended and Restated Certificate of Incorporation of Golden Books
                                   Publishing dated January 27, 2000.*

            3.4              Bylaws of Golden Books Publishing.*

            4.1              Form of certificate for shares of Golden Books' common stock
                                   (incorporated  by reference to Exhibit 4.1 to
                                   the 1999 10-K).

            4.2              Warrant Agreement by and between Golden Books and The Bank of New York, as Warrant Agent, dated as of January 25, 2000
                                   (incorporated by reference to Exhibit 4.2 to the 1999 10-K).


            4.3              Indenture governing the 10.75% Senior Secured Notes due 2004 issued by Golden Books Publishing Company, Inc., dated as of
                                   January 25, 2000, among Golden Books Publishing Company,
                                   Inc., the Guarantors named therein and HSCB Bank USA, as
                                   Indenture Trustee (incorporated by reference to Exhibit 3 to the
                                   Form T3/A filed by Golden Books Publishing on January 26,
                                   2000).

            4.4              Form of 10.75% Senior Secured Notes (included in Exhibit A to the
                                   Senior Note Indenture above).

            5.1              Opinion of Proskauer Rose LLP

            10.1             Golden Comprehensive Security Program, as
                                   amended (incorporated by reference to Exhibit
                                   10.1 to the 1999 10-K).

            10.2             Golden Retirement Savings Program, as amended
                                   (incorporated by reference to Exhibit 10.2 to the 1999 10-K).

            10.3             Western Publishing Company, Inc.'s Executive Medical Reimbursement
                                   Plan dated January 1, 1991 (incorporated by reference to
                                   Exhibit 10.73 to Golden Books' Annual Report on Form 10-K
                                   for fiscal year 1991).

            10.4             Golden Books Family Entertainment, Inc. Executive Officer Bonus Plan
                                   (incorporated by reference to Appendix VII to Golden Books'
                                   Proxy Statement on Schedule 14A filed April 19, 1996).

            10.5             Employment Agreement, dated as of July 28, 1997 between Golden
                                   Books Publishing Company, Inc. and Richard Collins
                                   (incorporated by reference to Exhibit 10.20 to Golden Books'
                                   Annual Report on Form 10-K for fiscal year 1997 (the "1997
                                   10-K")).

            10.6             Employment Agreement, dated as of May 7, 1998 between Golden
                                   Books Family Entertainment, Inc. and Philip Galanes
                                   (incorporated by reference to Exhibit 10.21 to Golden Books'
                                   Annual Report on Form 10-K for fiscal year 1998 (the "1998
                                   10-K)).

            10.7             Licensed Book Publishing Agreement between Disney Licensed
                                   Publishing and Golden Books Publishing Company, Inc., dated
                                   September 26, 1997 (incorporated by reference to exhibit 10.01 to the Form 10-Q/A filed on November 17, 1997).

            10.8             Licensed Book Publishing Agreement between Disney Licensed
                                   Publishing and Golden Books Publishing Company, Inc., dated
                                   December 12, 1998 (incorporated by reference to Exhibit 10.26 to the 1998 10-K).

            10.9             Revolving Credit and Term Loan Agreement, dated as of January 25,
                                   2000, among Golden Books Publishing Company, Inc., the
                                   Lenders named therein and The CIT Group/Business Credit,
                                   Inc., as Agent, and Foothill Capital Corporation, as Co-Agent
                                   (incorporated by reference to Exhibit 99.2 to Golden Books'
                                   Form 8-K filed February 2, 2000).

           10.10             1999 Equity Award Plan (incorporated by reference to Exhibit 10.10 to the 1999 10-K).

           10.11             Registration Rights Agreement, dated January 25, 2000, between
                                   Golden Books Family  Entertainment,  Inc. and
                                   the Holders  named therein  (incorporated  by
                                   reference to Exhibit 10.11 to the 1999 10-K).

           10.12             Employment Agreement, dated as of January 27, 2000, between Golden
                                   Books Family Entertainment, Inc. and Richard E. Snyder
                                   (incorporated by reference to Exhibit 10.12 to the 1999 10-K).

           10.13             Amendment No. 1 to Richard Collins' Employment Agreement, dated as of  September  1,  1998  (incorporated  by
                                   reference to Exhibit 10.13 to the 1999 10-K).

           10.14             Amendment No. 2 to Richard Collins' Employment Agreement, dated as  of  January  27,  2000  (incorporated  by
                                   reference to Exhibit 10.14 to the 1999 10-K).

           10.15             Employment Agreement, dated September 9, 1996, between Golden
                                   Books Family Entertainment, Inc. and Colin Finkelstein
                                   (incorporated by reference to Exhibit 10.15 to the 1999 10-K).

           10.16             Amendment No. 1 to Colin Finkelstein's Employment Agreement,
                                   dated as of January 27, 2000 (incorporated by
                                   reference to Exhibit 10.16 to the 1999 10-K).

           10.17             Amendment No. 1 to Philip Galanes' Employment Agreement, dated as of January 25, 2000 (incorporated by reference to Exhibit 10.17 to the 1999 10-K).

           10.18             Printing Services Agreement by and between Golden Books Publishing
                                   Company, Inc. and Artech Capital Corporation, dated
                                   November 29, 1999 (incorporated by reference to Exhibit 10.18 to the 1999 10-K).

            11.1             Computation of per share earnings*

            12.1             Computation of earnings to combined fixed charges*

            21.1             List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the
                                   1999 10-K).

            23.1             Consents of Ernst & Young LLP

            23.2             Consent of Proskauer Rose LLP (included in Exhibit 5.1 above)

            24.1             Power of Attorney (included in signature page hereto)

            27.1             Financial Data Schedule

-------------------

* Previously filed.